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The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2004.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 8, 2004)

$    •

AXIS Capital Holdings Limited

% Senior Notes due 20•

        The notes will bear interest at the rate of    •    % per year. Interest on the notes is payable on     •    and    •    of each year, beginning on    •    . The notes will mature on     •    . We may redeem some or all of the notes at any time on or after    •    . The redemption prices are discussed under the caption "Description of Notes—Optional Redemption." We may also be able to redeem the notes at our option if certain tax events occur. See "Description of Notes—Redemption for Tax Purposes."

        The notes will be senior obligations of our company and will rank equally with all of our other unsecured senior indebtedness.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-11.

        None of the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Senior Note	Total
Public Offering Price	•%	$	•
Underwriting Discount	•%	$	•
Proceeds to AXIS (before expenses)	•%	$	•

        Interest on the notes will accrue from    •    , 2004 to date of delivery.

        The underwriters expect to deliver the notes to purchasers on or about November     •    , 2004.

Joint Book-Running Managers

Citigroup	JPMorgan

Barclays Capital
Deutsche Bank Securities
Wachovia Securities

Calyon Securities (USA)	HSBC

    •    , 2004.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

TABLE OF CONTENTS

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement contains the terms of this offering of notes. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information in the accompanying prospectus. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority (the "BMA") must approve all issuances and transfers of securities of a Bermuda exempted company. We have obtained from the BMA their permission for the issue and free transferability of the securities in the Company being offered pursuant to the prospectus and this prospectus supplement. In addition, we will deliver to and file a copy of the prospectus and this prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

ii

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference within this prospectus supplement and the accompanying prospectus. While we have highlighted what we believe is the most important information about us and this offering in this summary, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" sections and our consolidated financial statements and the notes to those consolidated financial statements, in each case included or incorporated by reference herein, before making an investment decision. In this prospectus, references to the "Company," "we," "us" or "our" refer to the consolidated operations of AXIS Capital Holdings Limited ("AXIS Capital") and its direct and indirect subsidiaries and branches, including AXIS Specialty Limited ("AXIS Specialty"), AXIS Re Limited ("AXIS Re"), AXIS Specialty Europe Limited ("AXIS Specialty Europe"), AXIS Reinsurance Company ("AXIS Reinsurance"), AXIS Specialty Insurance Company ("AXIS Insurance"), AXIS Surplus Insurance Company ("AXIS Surplus"), AXIS Re Europe and AXIS Specialty London, unless the context suggests otherwise. References in this prospectus supplement to "dollars" or "$" are to the lawful currency of the United States of America, unless the context otherwise requires.

THE COMPANY

Overview

        We provide specialty lines insurance and treaty reinsurance on a global basis, with headquarters in Bermuda. Through our operating subsidiaries and branches based in Bermuda, Ireland, the United States, the United Kingdom and Switzerland, we focus on writing coverage for specialized classes of risk through our team of highly skilled and experienced underwriters. Since our founding in November 2001, we have successfully assembled a strong management team of proven leaders with significant industry experience, established a global underwriting infrastructure and built a broad product portfolio. In 2002, our first full year of operation, we wrote $1.1 billion of gross premiums, generated $265.1 million of net income, produced a combined ratio of 70.7% and earned a return on average equity of 14.7%. In 2003, we wrote $2.3 billion of gross premiums, generated $532.3 million of net income, produced a combined ratio of 73.7% and earned a return on average equity of 22.3%. In the nine months ended September 30, 2004, we wrote $2.4 billion of gross premiums, generated $313.9 million of net income, produced a combined ratio of 86.4% and earned a return on average equity of 14.2%. As of September 30, 2004, we had $3.1 billion of shareholders' equity. We believe that we have established a recognized franchise in the insurance and reinsurance industry and are well-positioned to provide our products to our customers.

        The insurance and reinsurance industry has experienced severe dislocation as a result of an unprecedented impairment of capital, which has caused a substantial contraction in global underwriting capacity. We believe this impairment has been caused primarily by the following factors:

  •
  Record loss events in 2001 and 2002;

  •
  Continued adverse loss development from industry legacy issues;

  •
  An adverse investment environment;

  •
  Exit of key players from some markets; and

  •
  A significant number of ratings downgrades.

        We believe that from the beginning of 2001 through the end of 2002, capital available to write property and casualty insurance and reinsurance has been impaired by an estimated $243 to $253 billion in potential and realized underwriting and investment losses. This amount is 35% to 36% of the approximately $700 billion in available capital at the end of 2000. At the same time that capacity has declined, we believe the demand for commercial insurance and reinsurance has increased as insureds have become increasingly aware of their risk exposures. These industry developments have provided new companies such as ours with an opportunity to provide much needed underwriting capacity at attractive rates in conjunction with improved terms and conditions. During 2003, many companies operating in our markets continued to recover from a prolonged period of excess underwriting capacity, which recovery generally produces favorable pricing, terms and conditions for the risks that we underwrite. We believe we will benefit from continued underwriting discipline in most lines of business and from insureds seeking to move their business from insurers and reinsurers with legacy balance sheet issues and reserving shortfalls to financially stronger insurers and reinsurers.

        In forming the Company, our strategy was to establish an entity with a solid capital base, a strong management team, a globally diversified product portfolio and a cost-effective underwriting platform capable of allowing us to react quickly to changing market dynamics. We believe the ability to execute this strategy in the current market without the burden of historical losses relating to the tragic events of September 11, 2001, asbestos, environmental or other legacy exposures differentiates us from many incumbent insurers and reinsurers. We believe we have begun to successfully execute this strategy, and we are committed to capitalizing on the opportunities created by ongoing market dislocations.

        We seek to use our management's extensive expertise, experience and long-standing market relationships to identify and underwrite attractively priced risks while delivering innovative insurance and reinsurance solutions to our customers. Our underwriters are focused on constructing a portfolio of risks that utilizes our capital while optimizing the risk-reward characteristics of the portfolio. For our global insurance segment, we have designed our underwriting structure to create an operating platform that utilizes new procedures and technologies, which we believe provides us with a competitive advantage. We intend to continue to exercise highly disciplined underwriting practices and manage a diverse book of business while seeking to maximize our profitability and generate superior returns on equity.

        In 2002, our business consisted of two underwriting segments: specialty lines and treaty reinsurance. With effect from January 1, 2003, we added two new segments following our acquisitions of AXIS Reinsurance and AXIS Surplus. Our business now consists of four segments: global insurance (formerly specialty lines), global reinsurance (formerly treaty reinsurance), U.S. insurance and U.S. reinsurance. During the year ended December 31, 2003, we wrote gross premiums of $980.7 million in our global insurance segment, $462.9 million in our global reinsurance segment, $625.9 million in our U.S. insurance segment and $204.1 million in our U.S. reinsurance segment. In the nine months ended September 30, 2004, we wrote gross premiums of $730.9 million in our global insurance segment, $722.8 million in our global reinsurance segment, $595.6 million in our U.S. insurance segment and $311.8 million in our U.S. reinsurance segment. During the year ended December 31, 2003, we established a European reinsurance office in Zurich and hired a team of underwriters. During the first nine months of 2004, this office principally wrote European trade credit and bond reinsurance, motor and general liability reinsurance and property catastrophe reinsurance.

        Our global insurance segment principally consists of specialty lines business that is sourced outside of the United States but covers exposures throughout the world, including:

  •
  Specialty Risks (including Terrorism, Marine and Aviation War Risk, Political Risk and Professional Lines);

  •
  Onshore and Offshore Energy;

  •
  Aviation and Aerospace;

  •
  Property; and

  •
  Marine.

        Our global reinsurance segment principally consists of treaty reinsurance business that is sourced outside of the United States but covers exposures throughout the world, including:

  •
  Property (catastrophe based);

  •
  Workers' Compensation, Personal Accident and Life (catastrophe based);

  •
  Aviation and Crop;

  •
  Trade Credit and Bond; and

  •
  Motor and General Liability.

        Our U.S. insurance segment primarily consists of specialty lines business that is sourced in the United States and covers exposures in the United States, including:

  •
  Property;

  •
  Professional Lines; and

  •
  Liability.

        Our U.S. reinsurance segment principally consists of treaty reinsurance business that is sourced in the United States and covers exposures in the United States, including:

  •
  Professional Lines;

  •
  Liability;

  •
  Property; and

  •
  Marine and Aviation.

        Effective January 1, 2005, we will realign our organizational and marketing structure by creating two global underwriting platforms. Our global insurance and U.S. insurance segments will be integrated under the brand name "AXIS Insurance." Our global reinsurance and U.S. reinsurance segments will be integrated under the brand name "AXIS Re." Dennis B. Reding, current Chief Executive Officer of AXIS U.S. Insurance, will become Chairman of AXIS Insurance. John R. Charman, our current Chief Executive Officer and President, will assume the additional role of Chairman of AXIS Re. AXIS Insurance and AXIS Re will form underwriting committees that will be responsible for driving the underwriting business plans of the newly integrated businesses. We believe that this structure will permit us to leverage the strengths and size of each of our global insurance and global reinsurance businesses to create a stronger brand, take advantage of economies of scale and enhance the coordination of key executives.

        We produce our business almost exclusively through insurance and reinsurance brokers worldwide who receive brokerage fees and commissions for placing our business. Our management and underwriting team have longstanding relationships with key insurance and reinsurance brokers, such as Marsh Inc. ("Marsh"), including its subsidiary, Guy Carpenter & Company, Inc. ("Guy Carpenter"), Aon Corporation ("Aon"), Willis Group Holdings Ltd. ("Willis") and Benfield Group ("Benfield"), and with many ceding companies.

Competitive Strengths

        We believe our competitive strengths have enabled, and will continue to enable, us to capitalize on the significant dislocation in the insurance and reinsurance marketplace. These strengths include:

  •
  Experienced Management and Underwriting Team with Proven Track Record.    The extensive depth and knowledge of our management and underwriting teams provide us with the ability to successfully select and price complex risks.

  •
  Long-Standing Market Relationships.    Our underwriters have well-established personal relationships with our insureds, cedents and brokers.

  •
  Demonstrated Ability to Attract High Quality Talent.    From inception, we have successfully targeted and hired high quality management and underwriting talent.

  •
  Disciplined Approach to Underwriting and Risk Management.    Our disciplined, conservative approach to underwriting utilizing peer review processes, combined with our strict management of global aggregate exposures across products and sophisticated modeling capabilities, allow us to realize attractive prices, favorable terms and risk diversification.

  •
  Low-Cost International Infrastructure and Versatile Underwriting Platform.    Our international presence, centralized coordination and proprietary technologies provide us with the flexibility to adapt to market conditions in real time and practice a highly opportunistic underwriting approach.

  •
  Superior Financial Strength.    Our insurance and reinsurance subsidiaries are rated "A" (Strong) by Standard & Poor's and "A" (Excellent) by A.M Best. AXIS Specialty, AXIS Re and AXIS Reinsurance are rated "A2" (Good) by Moody's Investors Service. These ratings are intended to assist policyholders and reflect opinions of our financial strength and our ability to pay policyholder claims and are not applicable to the securities offered in this prospectus.

Strategy

        Our corporate objective is to generate superior returns on capital that appropriately reward us for risks we assume and to increase our revenue only when we deem the returns meet or exceed our requirements, while establishing ourselves as a global leader in providing specialty lines insurance and treaty reinsurance products to our customers. We intend to achieve this objective by executing the following strategies:

  •
  Establish Global Leadership in Key Business Lines by Leveraging Management's Significant Experience and Relationships.    We rely on our senior management team's extensive customer relationships to take advantage of the current dislocation in the insurance market, generate new business and establish ourselves as a leading provider of specialty lines and treaty reinsurance.

  •
  Opportunistically Manage a Diverse Portfolio of Specialty Risks.    We are opportunistic and selective participants in business lines that have been or may be most affected by the significant contraction in global underwriting capacity.

  •
  Continue Commitment to Highly Disciplined Underwriting Practices.    We utilize our disciplined underwriting approach to minimize risk and reduce the volatility of our operating results.

  •
  Maintain a Conservative Balance Sheet and Superior Financial Ratings.    We are committed to maintaining our excellent capitalization, financial strength and ratings over the long-term.

  •
  Realize Increased Profitability by Maintaining Our Efficient, Low-Cost Infrastructure.    We maintain the flexibility provided by our low-cost infrastructure to selectively participate in new business opportunities, or retrench from existing business lines, without incurring significant additional costs.

  •
  Manage Capital Prudently.    We manage our capital prudently relative to our risk exposure to maximize profitability and long-term growth in shareholder value.

Risks Relating to Our Company

        As part of your evaluation of the Company, you should take into account the risks we face in our business. These risks include:

  •
  Limited Operating History.    We began our business in November 2001 and, as a result, there is limited historical financial and operating information available to help you evaluate our performance or an investment in our notes.

  •
  Exposure to Natural and Man-Made Disasters.    We have substantial exposure to unexpected losses resulting from natural and man-made disasters and other catastrophic events, the incidence and severity of which are inherently unpredictable.

  •
  Uncertainty of Loss Reserves.    To the extent actual claims exceed our expectations, this could cause a material increase in our liabilities and a reduction in our profitability, including an operating loss and reduction of capital.

  •
  Failure of Loss Limitation Methods.    We cannot be sure that the loss limitation methods we employ will be effective to mitigate the effect on our financial condition or results of operations from one or more catastrophic or other events.

  •
  Emerging Claims and Coverage Issues.    Unexpected and unintended issues related to claims and coverage may emerge as practices and conditions change both inside and outside of the insurance and reinsurance industry.

  •
  Risk Associated with Reinsurance Underwriting.    In our reinsurance business, we do not separately evaluate each of the individual risks assumed under reinsurance treaties and are subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume.

  •
  Loss of Key Employees.    If we were to lose the services of members of our management team, our business could be adversely affected.

        For more information about these and other risks, see "Risk Factors" beginning on page S-11. You should carefully consider these risk factors together with all the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

        The Attorney General of the State of New York is conducting an industry-wide investigation regarding incentive commission agreements, fictitious and inflated quotes and tying arrangements between insurance companies and brokers. We have received subpoenas in connection with this investigation. In addition, many insurance companies, including the Company, have been sued by their shareholders in purported class actions alleging that these practices are illegal. For more information about these matters, see "Business—Legal Proceedings."

Corporate History and Organization

        We were founded with $1.7 billion of capital and began operations in November 2001 as AXIS Specialty. AXIS Specialty and its subsidiaries became wholly owned subsidiaries of AXIS Capital pursuant to an exchange offer consummated on December 31, 2002 (the "Exchange Offer"). On July 7, 2003, we completed an initial public offering of 15.4 million newly issued common shares and 9.3 million common shares offered by selling shareholders. In April 2004, we completed a secondary offering of 23.0 million common shares offered by selling shareholders.

        Set forth below is a chart that shows our operating insurance and reinsurance companies and branches:

        Our principal executive offices are located at 106 Pitts Bay Road, Pembroke HM 08, Bermuda, and our telephone number at that location is (441) 296-2600.

THE OFFERING

Issuer	AXIS Capital Holdings Limited
Notes Offered	$• million aggregate principal amount of •% Senior Notes due •.
Maturity Date	, •.
Interest Rate and Payment Dates	•% per annum, payable semi-annually on • and • of each year, commencing •, 2005.
Ranking	The notes:
• are senior unsecured obligations;
• rank equally with all our existing and future unsecured and unsubordinated debt; and
• are effectively junior to any indebtedness of our subsidiaries.
Optional Redemption
The notes will be redeemable, at our option, in whole or in part, at any time after •, at the redemption prices set forth in this prospectus supplement, together with accrued and unpaid interest, if any, to the date of redemption.
Tax Redemption	We may redeem all of the notes at any time certain tax events occur as described in "Description of Notes—Redemption for Tax Purposes."
Covenants	The notes will be issued under an indenture with the Bank of New York, as trustee. The indenture contains various covenants, including:
• limitations on liens on the stock of restricted subsidiaries;
• restrictions as to the disposition of the stock of restricted subsidiaries; and
• limitations on consolidations, mergers, amalgamations and sales of assets.
Additional Notes
We may, without notice to or the consent of the then existing holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered by this prospectus supplement except for the issue price, issue date and, in some cases, the first interest payment date. Any additional notes having such similar terms will, together with the notes being offered by this prospectus supplement, constitute a single series of notes under the indenture.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $• million, after deducting the discount payable to the underwriters and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes.

Ratings	Our senior unsecured debt ratings are as follows:
Moody's Investors Service: Baa1 Standard & Poor's: BBB+
The ratings set forth above are not a recommendation to purchase, hold or sell the notes and are subject to revision or withdrawal at any time by the assigning rating agencies.
No Trading Market
The notes are a new issue of securities for which there is currently no established trading market. Although the underwriters have informed us that they currently intend to make a market in the notes, they are not obligated to do so and any such market may be discontinued at any time without notice.
Form of the Notes
The notes will be represented by one or more global notes registered in the name of The Depository Trust Company or its nominee. This means that holders will not receive a certificate for their notes and the notes will not be registered in their names. Ownership interests in the notes will be shown on, and transfers of the notes will be effected only through, records maintained by participants in The Depository Trust Company. The Depository Trust Company and the paying agent for the notes will be responsible for interest payments to you.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

        The following table sets forth our summary consolidated financial information for the periods ended and as of the dates indicated. AXIS Specialty was incorporated on November 8, 2001 and commenced operations on November 20, 2001. AXIS Capital was incorporated on December 9, 2002. On December 31, 2002, AXIS Specialty and its subsidiaries became wholly owned subsidiaries of AXIS Capital pursuant to the Exchange Offer. In the Exchange Offer, the shareholders of AXIS Specialty exchanged their shares for identical shareholdings in AXIS Capital. Following the Exchange Offer, AXIS Specialty distributed all of its wholly owned subsidiaries to AXIS Capital. The Exchange Offer represents a business combination of companies under common control and has been accounted for at historical cost. As a result, the summary consolidated financial information presented gives effect to the exchange of equity interests as though it occurred as of the inception date of AXIS Specialty on November 8, 2001.

        The summary income statement data for the years ended December 31, 2003 and 2002 and for the period from inception (November 8, 2001) through December 31, 2001 and the summary balance sheet data as of December 31, 2003 and December 31, 2002 are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003. The summary consolidated financial information at and for the nine months ended September 30, 2004 and 2003 has been derived from the unaudited interim condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2004. This summary consolidated financial information should be read in conjunction with and is qualified by reference to these financial statements and the related notes. These historical results are not necessarily indicative of results to be expected from any future period.

	Nine Months Ended		Year Ended December 31,
	September 30, 2004	September 30, 2003	2003	2002	Period Ended December 31, 2001(1)
	($ in thousands, except share and per share amounts)
Summary Statement of Operations Data:
Gross premiums written	$2,361,142	$1,793,979	$2,273,645	$1,108,003	$26,746
Premiums ceded	(412,063)	(269,636)	(365,258)	(89,726)	—
Net premiums earned	1,479,449	1,035,485	1,436,230	536,850	1,884
Net investment income	104,621	46,598	73,961	71,287	4,763
Net realized gains	9,418	21,190	22,567	26,070	394
Net losses and loss expenses	946,025	526,135	734,019	229,265	963
Acquisition costs	201,674	146,770	229,712	103,703	832
General and administrative expenses	132,048	96,451	94,589	46,521	2,566
Income tax (expense) recovery	(3,369)	(1,135)	678	1,430	—
Net income	313,923	371,854	532,350	265,119	2,680

Summary Ratios (based on U.S. GAAP income statement data):
Net loss and loss expense ratio(2)	63.9%	50.8%	51.1%	42.7%	51.1%
Acquisition cost ratio(3)	13.6	14.2	16.0	19.3	44.2
General and administrative expense ratio(4)	8.9	9.3	6.6	8.7	136.2

Combined ratio(5)	86.4%	74.3%	73.7%	70.7%	231.5%

Summary Balance Sheet Data:
Cash and cash equivalents	$935,331	$790,604	$605,175	$729,296	$761,670
Investments at fair market value	4,360,522	3,277,783	3,385,576	1,702,990	1,079,686
Total assets	8,203,132	5,253,520	5,172,273	2,948,321	1,877,773
Reserve for losses and loss expenses	2,223,234	785,041	992,846	215,934	963
Unearned premiums	1,682,119	1,153,296	1,143,447	555,962	24,862
Total shareholders' equity	3,084,992	2,680,802	2,817,148	1,961,033	1,649,552

(1)
The financial information for this period reflects our results from November 8, 2001, the date of incorporation of AXIS Specialty, to December 31, 2001.

(2)
The net loss and loss expense ratio is calculated by dividing net losses and loss expenses by net premiums earned.

(3)
The acquisition cost ratio is calculated by dividing acquisition costs by net premiums earned.

(4)
The general and administrative expense ratio is calculated by dividing general and administrative expenses by net premiums earned.

(5)
The combined ratio is the sum of the net loss and loss expense ratio, the acquisition cost ratio and the general and administrative expense ratio.

RISK FACTORS

        Before investing in the notes you should carefully consider the following risk factors and all other information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks could materially affect our business, results of operations or financial condition. You could lose all or part of your investment.

Risks Relating to the Notes

In the event of our liquidation or reorganization, holders of the notes will generally have a junior position to claims of creditors of our subsidiaries.

        The notes are obligations exclusively of AXIS Capital and not of its subsidiaries. We are a holding company and conduct substantially all our operations through our subsidiaries. Our ability to meet our obligations under the notes will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. See "—Risks Related to the Company—Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure" in the accompanying prospectus. Our right to participate as an equity holder in any distribution of assets of any subsidiary (and thus the ability of holders of the notes to benefit as creditors of our company from such distribution) is junior to creditors of that subsidiary. As a result, claims of holders of the notes will be effectively subordinated to the claims of existing and future policyholders and other creditors of our subsidiaries. In the event of our liquidation or reorganization, holders of the notes will generally have a junior position to claims of creditors of our subsidiaries. The notes will not be secured, and thus the notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness.

The notes will not contain some covenants that could protect holders of the notes.

        The notes will not contain some covenants that could protect holders of the notes from certain transactions. For example, the notes will not contain covenants that:

  •
  limit our ability or any subsidiary's ability to incur additional indebtedness;

  •
  limit our ability to pay dividends or make distributions on, or redeem or repurchase, our equity securities;

  •
  prevent us from selling or otherwise transferring any shares of, or securities convertible into, or options, warrants or rights to purchase shares of, voting stock of any of our subsidiaries, or prohibit any subsidiary from issuing any shares of, securities convertible into, or options, warrants or rights to purchase shares of, voting stock of such subsidiary (so long as in the case of our restricted subsidiaries it is for fair market value, see "—Description of Debt Securities—Covenants Applicable to the Debt Securities" in the accompanying prospectus); or

  •
  give holders of the notes the right to require us to repurchase their notes in the event of a change of control of our company due to a takeover, recapitalization or similar restructuring, or for any other reason.

An active trading market for the notes may not develop.

        There has been no trading market for the notes prior to this offering, and a trading market for the notes may not develop or continue. The notes will not be listed on any national securities exchange or automated quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and could stop making a market in the notes at any time without notice. The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. The price at which you will be able to sell the notes may be less than the price paid for them due to prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and other factors.

Our option to redeem the notes in some circumstances may adversely affect your return on the notes.

        The notes will be redeemable at our option if certain tax events occur. Redemption may occur at a time when prevailing interest rates are relatively low. If this happens, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the redeemed notes. See "Description of Notes—Redemption for Tax Purposes" for a more detailed discussion of redemption of the notes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may," "should," "could," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" and "intend." Forward-looking statements contained in this prospectus supplement and the accompanying prospectus include information regarding the benefits from continued underwriting discipline and insureds seeking to move business to financially stronger insurers and reinsurers, our estimates of losses relating to Hurricanes Charley, Frances, Ivan and Jeanne, the changes in the mix of our business, the increase in net earned premiums in our U.S. reinsurance segment, the projected amount of our capital expenditures, managing interest rate and foreign currency risks, valuations of potential interest rate shifts, foreign currency rate changes and measurements of potential losses in fair market values of our investment portfolio. Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedents to adequately evaluate risks, (7) the loss of one or more key executives, (8) a decline in our ratings with internationally recognized rating agencies, (9) loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition, (12) general economic conditions and (13) the other matters set forth under "Risk Factors" in this prospectus supplement and the accompanying prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        The estimated net proceeds from this offering will be approximately $    •    million, after deducting the discount payable to the underwriters and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of September 30, 2004, on an actual basis and as adjusted to reflect the issuance of the notes and the application of the net proceeds therefrom, as described elsewhere in this prospectus supplement and the accompanying prospectus.

        You should read this table in conjunction with "Selected Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2004
	Actual	As Adjusted
	(in thousands, except share numbers)
Debt Outstanding:
Revolving credit facility(1)	$—		$—
Notes offered hereby	—		•
Shareholders' Equity:
Share capital ($0.0125 par value: 800,000,000 common shares authorized, 152,539,621 common shares issued and outstanding)	1,906		1,906
Additional paid in capital	2,013,325		2,013,325
Accumulated other comprehensive (loss) income, net of tax	22,997		22,997
Retained earnings	1,046,764		1,046,764

Total shareholders' equity	$3,084,992		$3,084,992

Total Capitalization	$3,084,992	$	•

(1)
Consists of a $750 million credit facility, dated as of March 25, 2004. As of September 30, 2004, $133.9 million of letters of credit were outstanding under the credit facility.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The following table sets forth our selected consolidated financial information for the periods ended and as of the dates indicated. AXIS Specialty was incorporated on November 8, 2001 and commenced operations on November 20, 2001. AXIS Capital was incorporated on December 9, 2002. On December 31, 2002, AXIS Specialty and its subsidiaries became wholly owned subsidiaries of AXIS Capital pursuant to the Exchange Offer. In the Exchange Offer, the shareholders of AXIS Specialty exchanged their shares for identical shareholdings in AXIS Capital. Following the Exchange Offer, AXIS Specialty distributed all of its wholly owned subsidiaries to AXIS Capital. The Exchange Offer represents a business combination of companies under common control and has been accounted for at historical cost. As a result, the selected consolidated financial information presented gives effect to the exchange of equity interests as though it occurred as of the inception date of AXIS Specialty on November 8, 2001.

        The selected statement of operations data for the years ended December 31, 2003 and 2002 and for the period from inception (November 8, 2001) through December 31, 2001 and the selected balance sheet data as of December 31, 2003 and December 31, 2002 are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003. The selected consolidated financial information at and for the nine months ended September 30, 2004 and 2003 has been derived from the unaudited interim condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2004. This selected consolidated financial information should be read in conjunction with and is qualified by reference to these financial statements and the related notes. These historical results are not necessarily indicative of results to be expected from any future period.

	Nine Months Ended		Year Ended December 31,
					Period Ended December 31, 2001(1)
	September 30, 2004	September 30, 2003	2003	2002
	($ in thousands, except share and per share amounts)
Selected Statement of Operations Data:
Gross premiums written	$2,361,142	$1,793,979	$2,273,645	$1,108,003	$26,746
Premiums ceded	(412,063)	(269,636)	(365,258)	(89,726)	—
Net premiums earned	1,479,449	1,035,485	1,436,230	536,850	1,884
Net investment income	104,621	46,598	73,961	71,287	4,763
Net realized gains	9,418	21,190	22,567	26,070	394
Net losses and loss expenses	946,025	526,135	734,019	229,265	963
Acquisition costs	201,674	146,770	229,712	103,703	832
General and administrative expenses	132,048	96,451	94,589	46,521	2,566
Income tax (expense) recovery	(3,369)	(1,135)	678	1,430	—
Net income	313,923	371,854	532,350	265,119	2,680
Selected Ratios (based on U.S. GAAP income statement data):
Net loss and loss expense ratio(2)	63.9%	50.8%	51.1%	42.7%	51.1%
Acquisition cost ratio(3)	13.6	14.2	16.0	19.3	44.2
General and administrative expense ratio(4)	8.9	9.3	6.6	8.7	136.2

Combined ratio(5)	86.4%	74.3%	73.7%	70.7%	231.5%

Selected Balance Sheet Data:
Cash and cash equivalents	$935,331	$790,604	$605,175	$729,296	$761,670
Investments at fair market value	4,360,522	3,277,783	3,385,576	1,702,990	1,079,686
Total assets	8,203,132	5,253,520	5,172,273	2,948,321	1,877,773
Reserve for losses and loss expenses	2,223,234	785,041	992,846	215,934	963
Unearned premiums	1,682,119	1,153,296	1,143,447	555,962	24,862
Total shareholders' equity	3,084,992	2,680,802	2,817,148	1,961,033	1,649,552

(1)
The financial information for this period reflects our results from November 8, 2001, the date of incorporation of AXIS Specialty, to December 31, 2001.

(2)
The net loss and loss expense ratio is calculated by dividing net losses and loss expenses by net premiums earned.

(3)
The acquisition cost ratio is calculated by dividing acquisition costs by net premiums earned.

(4)
The general and administrative expense ratio is calculated by dividing general and administrative expenses by net premiums earned.

(5)
The combined ratio is the sum of the net loss and loss expense ratio, the acquisition cost ratio and the general and administrative expense ratio.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report, on Forms 10-Q for the three months ended March 31, 2004, June 30, 2004 and September 30, 2004, which are incorporated by reference in this prospectus supplement. In addition to historical information, this discussion includes forward-looking information involving risks and assumptions that could cause actual results to differ materially from management's expectations. See "Cautionary Statement Regarding Forward-Looking Statements" included elsewhere in this prospectus supplement.

Business Overview

        We underwrite insurance and reinsurance on a global basis. Our business consists of four segments: global insurance, global reinsurance, U.S. insurance and U.S. reinsurance. On July 7, 2003, we completed an initial public offering of 15.4 million newly issued common shares and 9.3 million common shares offered by selling shareholders. Net proceeds to the Company from the offering were $316.0 million and have been credited to shareholders' equity. In April 2004, we completed a secondary offering of 23.0 million common shares offered by selling shareholders. We did not sell any common shares in connection with this offering and did not receive any proceeds.

        The markets in which we operate have historically been cyclical. During periods of excess underwriting capacity, as defined by availability of capital, competition can result in lower pricing and less favorable policy terms and conditions for insurers and reinsurers. During periods of reduced underwriting capacity, pricing and policy terms and conditions are generally more favorable. Historically, underwriting capacity has been impacted by several factors, including industry losses, catastrophes, changes in legal and regulatory guidelines, investment results and the ratings and financial strength of competitors. During 2003, many companies operating in our markets were recovering from the consequences of a prolonged period of excess underwriting capacity, which recovery generally produced favorable pricing, terms and conditions for the risks we underwrite. We believe that we are currently operating in a marketplace that generally continues to offer favorable pricing, terms and conditions in all of our business segments; however, there are many lines of business that have recently experienced less favorable pricing, terms and conditions. We believe that we will benefit from continued underwriting discipline by the market in most lines of business and from insureds and insurers seeking to move their business from insurers and reinsurers with legacy balance sheet issues and reserving shortfalls to financially stronger insurers and reinsurers.

        We derive our revenues primarily from the sale of our insurance policies and reinsurance contracts. Insurance and reinsurance premiums are a function of the number and type of contracts we write, as well as prevailing market prices.

        Renewal dates for our business segments depend upon the underlying line of business. For the majority of business in our global insurance and U.S. insurance segments, gross premiums are written throughout the year. An exception to this is the business written in our aviation and aviation war accounts, which is predominantly written in the last quarter of the calendar year. For our global reinsurance segment, a significant portion of our gross premiums is written in the first quarter of the calendar year, with the remainder primarily split between the second and third quarters. For the majority of business written in our U.S. reinsurance segment, gross premiums are written primarily in the first and third quarters of the calendar year.

        Our premium income is supplemented by the income we generate from our investment portfolio. Our investment portfolio consists primarily of fixed income investments that are held as available for sale. Under U.S. GAAP, these investments are carried at fair market value and unrealized gains and losses on the investments are not included in our statement of operations. Rather, these unrealized gains and losses are included on our balance sheet in accumulated other comprehensive income as a separate component of shareholders' equity. Our current investment strategy seeks to preserve principal and maintain liquidity while trying to maximize investment return through a high-quality, diversified portfolio. The volatility of claims and the interest rate environment can affect the returns we generate on our investment portfolio.

        Our expenses primarily consist of net losses and loss expenses, acquisition costs and general and administrative expenses. Net losses and loss expenses are management's best estimate of the ultimate cost of claims incurred during a reporting period and reinsurance recoveries. Many aspects of our business have loss experience characterized as low frequency and high severity, which may cause volatility in our results of operations from period to period. Also, we have substantial exposure to unexpected losses resulting from natural disasters, man-made catastrophes and other catastrophic events. The incidence and occurrence of such catastrophes are inherently unpredictable and our losses from catastrophes could be substantial. Although we attempt to manage our exposure to such events across the organization in a variety of ways, including transfer of risk to other reinsurers, a single catastrophic event could affect multiple business segments and the frequency or severity of a catastrophic event could exceed our estimates.

        Acquisition costs relate to the fees, commissions and taxes paid to obtain business. Typically, these are based on a percentage of the premium written and will vary by each line of business that we underwrite. We offset commissions received on ceded premiums against acquisition costs.

        General and administrative expenses consist primarily of personnel and general operating expenses. With effect from January 1, 2004, we included the personnel expenses of our underwriters in general and administrative expenses; prior to that date, they were included in acquisition costs. Disclosures relating to prior periods have been restated to reflect this change. In addition, with effect from January 1, 2004, we allocated all of our general and administrative costs, except for corporate expenses, to our underwriting segments. Our corporate costs include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. Prior periods have not been restated to reflect the full allocation of general and administrative costs as our business segments were not fully operational throughout 2003. We do not allocate our assets by segment as we evaluate the underwriting results of each segment separately from the results of its investment portfolio.

        Our ultimate objective as an insurance and reinsurance company is to generate superior returns on capital that appropriately reward us for the risks we assume and to grow revenue only when we deem the returns meet or exceed our requirements. To achieve this objective, we must be able to accurately assess the potential losses associated with the risks that we insure and reinsure across the organization, to manage our investment portfolio risk appropriately and to control acquisition costs and infrastructure throughout the organization. Two financial measures that are meaningful in analyzing our performance are return on equity and combined ratio. Our return on equity calculation is based on the level of net income generated from the average of the opening and closing shareholders' equity during the period. The combined ratio is a formula used by insurance and reinsurance companies to relate net premiums earned during a period to net losses and loss expenses, acquisition costs and general and administrative expenses during a period. A combined ratio above 100% indicates that a company is incurring more in net losses and loss expenses, acquisition costs and general and administrative expenses than it is earning in net premiums. We consider the combined ratio an appropriate indicator of our underwriting performance, particularly given the short tail orientation of our overall portfolio of risks. The following table details our key performance indicators:

	Nine Months Ended
				Year Ended
	September 30, 2004	September 30, 2003
			Change	2003	2002	Change
	($ in thousands)
Gross premiums written	$2,361,142	$1,793,979	567,163	$2,273,645	$1,108,003	$1,165,642
Net premiums earned	1,479,449	1,035,485	443,964	1,436,230	536,850	899,380
Net income	313,923	371,854	(57,931)	532,350	265,119	267,231
Net loss and loss expense ratio	63.9%	50.8%	13.1%	51.1%	42.7%	8.4%
Acquisition cost ratio	13.6	14.2	(0.6)	16.0	19.3	(3.3)
General and administrative expense ratio	8.9	9.3	(0.4)	6.6	8.7	(2.1)

Combined ratio	86.4%	74.3%	12.1%	73.7%	70.7%	3.0%

Return on average equity	14.2%	21.4%	(7.2)%	22.3%	14.7%	7.6%

        Because we have a limited operating history, period to period comparisons of our results of operations may not be meaningful and there may be volatility in both our results of operations and financial condition. In addition, the amount of premiums written with respect to any particular segment or line of business may vary from quarter to quarter and period to period as a result of changes in market conditions.

Acquisition History

        On October 2, 2002, we completed the purchase of the Connecticut Specialty Insurance Company, a surplus lines-eligible carrier in 38 states and the District of Columbia, which was subsequently renamed AXIS Specialty Insurance Company. We paid a purchase price of $17.4 million. On November 27, 2002, we completed the purchase of Royal & SunAlliance Personal Insurance Company, which is licensed in all 50 states, the District of Columbia and Puerto Rico, and was subsequently renamed AXIS Reinsurance Company. We paid a purchase price of $23.1 million. See note 4 to the consolidated financial statements incorporated by reference in this prospectus supplement for a further discussion regarding contingent liabilities related to our acquisitions.

        On February 28, 2003, we completed the acquisition of Sheffield Insurance Corporation for $34.7 million and subsequently renamed it AXIS Surplus Insurance Company. At the time of purchase, Sheffield Insurance Corporation was licensed to write insurance in Illinois and Alabama and eligible to write surplus lines insurance in 39 states and the District of Columbia. In addition, we added a team of insurance professionals from Combined Specialty Group, Inc. In the first half of 2003, we acquired the renewal rights to a book of directors' and officers' liability insurance and related lines business written by the Financial Insurance Solutions ("FIS") group of The Kemper Insurance Companies ("Kemper") in exchange for an agreement to make an override payment. The override payment is based on a percentage of gross written premiums of all FIS accounts that are renewed by the Company. We purchased this company and agreed to acquire these rights as the foundation for commencing our U.S. insurance operations.

Critical Accounting Policies

        There are certain accounting policies that we consider to be critical due to the amount of judgment and uncertainty inherent in the application of those policies. In calculating financial statement estimates, the use of different assumptions could produce materially different estimates. We believe the following critical accounting policies affect significant estimates used in the preparation of our consolidated financial statements.

        Reserve for losses and loss expenses.    For most insurance and reinsurance companies, the most significant judgment made by management is the estimation of the reserve for losses and loss expenses, which we also refer to as loss reserves. Our loss reserves are estimated by management and are reviewed every quarter by our independent actuarial consultants, based on generally accepted actuarial principles. The reserve for unpaid reported losses and loss expenses is established based upon our estimate of the total cost of claims that were reported to us but not yet paid ("case reserves"), the costs of additional case reserves on known events but not yet reported to us and claims reported to us but not considered to be adequately reserved ("ACR"), and the anticipated cost of claims incurred but not reported ("IBNR").

        For reported losses, we establish case reserves within the parameters of the coverage provided in the insurance or reinsurance contracts. In addition, where there is the possibility of a claim on a particular contract, but no formal advice of reserve has been received, ACR's are sometimes established before official reserve notifications but in the same manner as reported claim reserves.

        Our IBNR is estimated by independent actuaries using actuarial methods. Our estimate of IBNR is initially derived using the Bornhuetter Ferguson method although the initial expected loss ratio and chain ladder ("loss emergence") methods are also utilised for some lines of business. The Bornhuetter Ferguson method is typically used by companies with limited loss experience. This method takes as a starting point an assumed ultimate loss and loss expense ratio and blends in the loss and loss expense ratio implied by the experience to date. We also include in IBNR claims exposures estimated by the claims team, based on identified events, but from which claims have not yet been notified to us ("Specific IBNR").

        For our global insurance and U.S. insurance segments, the assumed ultimate loss and loss expense ratios are based on benchmarks derived from the independent actuary's wider market experience together with our limited historical data. These benchmarks are then adjusted for rating changes and changes in terms and conditions that have been observed in the market. For our global reinsurance segment, the assumed ultimate loss and loss expense ratios are based on contract-by-contract initial expected loss ratios derived during pricing together with benchmarks derived from the independent actuary's wider market experience. For our U.S. reinsurance segment, the assumed ultimate loss and loss expense ratios are based on a review carried out by the independent actuaries of the pricing loss ratios on a contract-by-contract basis together with benchmarks derived from the independent actuary's wider market experience. Under U.S. GAAP, we are not permitted to establish loss reserves with respect to our catastrophe reinsurance until an event that gives rise to a loss occurs. Within our catastrophe line of business, on some contracts that respond to highly visible, major catastrophes, we are not holding any general IBNR (although in certain cases we are holding Specific IBNR where potential exposure has been identified).

        By applying these loss and loss expense ratios to our earned premium, we derive the estimated baseline ultimate cost of the losses from which we deduct paid losses and reported case reserves to generate our baseline IBNR. The actuarial methodologies used to derive our baseline estimate can not fully allow for all uncertainties within our business. To account for some of these uncertainties, our independent actuaries perform, in conjunction with management, an analysis of additional factors to be considered when establishing our IBNR. These uncertainties may vary over time, but generally contemplate matters such as the timing and emergence of claims or short term market trends that might alter our otherwise consistent baseline approach. A combination of the baseline estimate of IBNR and the reserves for the additional uncertainties constitutes management's and the independent actuaries' best estimate of IBNR.

        The following table provides a breakdown of loss and loss expense reserves by segment by type of exposure as of December 31, 2003:

As of December 31, 2003
($ in millions)
Marine, aviation and aerospace	$148.5
Onshore and offshore energy and commercial property	251.5
Other specialty risks	$81.7

Total—Global Insurance	$481.7

Catastrophe (property and non property)	$165.6
Other	61.7

Total—Global Reinsurance	$227.3

Property	$49.4
Professional lines and commercial liability	174.4

Total—U.S. Insurance	$223.8

Professional lines and commercial liability	$48.7
Property, marine and aviation	11.3

Total—U.S. Reinsurance	$60.0

Total loss and loss expense reserves	$992.8

        As of December 31, 2003, the reserve for IBNR accounted for $813.0 million, or 82%, of our total loss reserves.

        As of December 31, 2003, a 5% change in the reserve for IBNR losses would equate to a $40.6 million change in loss reserves, which change would represent 7.6% of net income and 1.4% of shareholders' equity.

        The methodology of estimating loss reserves is reviewed each quarter to evaluate whether the assumptions made continue to be appropriate. Any adjustments that result from this review are recorded in the quarter in which they are identified.

        Our reserving practices and the establishment of any particular reserve reflect management's judgment concerning sound financial practice and do not represent any admission of liability with respect to any claims made against us. No assurance can be given that actual claims made and related payments will not be in excess of the amounts reserved. During the loss settlement period, it often becomes necessary to refine and adjust the estimates of liability on a claim either upward or downward. Even after such adjustments, ultimate liability may exceed or be less than the revised estimates. We write "short tail" business and "medium tail" business. In 2004, we have written more medium tail business than in 2003, although our business is still much more weighted toward short tail business. The length of the "tail" refers to how quickly claims are made after an insured occurrence. The longer the tail, the more difficult it is to accurately estimate loss reserves.

        In assessing the adequacy of these reserves it must be noted that the actual final costs of settling claims outstanding is uncertain as it depends upon future events. There is necessarily a range of possible outcomes and the eventual outcome will almost certainly differ from the projections currently made. This uncertainty is heightened by the short time in which we have operated, thereby providing limited claims loss emergence patterns specifically for the Company. This has necessitated the use of benchmarks in deriving IBNR which, despite management's and the independent actuary's care in selecting them, could differ materially from actual experience.

        Premiums.    Our revenue is generated primarily by gross premiums written from our underwriting operations. The basis for the amount of gross premiums recognized varies by the type of contract we write.

        For the majority of our insurance business, we receive a flat premium which is identified in the policy and which is recorded as unearned premium on the inception date of the contract. This premium will only adjust if the underlying insured values adjust. We actively monitor underlying insured values and record adjustment premiums in the period in which amounts are reasonably determinable.

        We also write insurance business on a line slip basis, under which we assume a fixed percentage of the premiums and losses on a particular risk or group of risks along with numerous other unrelated insurers. Statement of Financial Accounting Standard No. 60 "Accounting and Reporting By Insurance Enterprises" requires that if the ultimate premium is reasonably estimable, the estimated ultimate premium should be recognized as revenue over the period of the contract. Although a premium estimate is not contractually stated for business written on a line slip basis, we believe that the premium is reasonably estimable because we receive an initial estimate of the expected premium written from the client via the broker. This estimate has been derived by reference to one or more of the following: the historical premium volume experienced by the line slip; historical premium volume of similar line slips; and industry information on the underlying business. We may, if we believe appropriate, adjust the initial estimates provided by the broker to reflect management's best judgments and expectations. This is most likely where the underwriter believes that the estimate is not prudent. Under these circumstances, we will generally recognize as revenue a lower than advised premium written estimate. We actively monitor the development of actual reported premium to the estimates made; where actual reported premium deviates from the estimate, we carry out an analysis to determine the cause and may, if necessary, adjust the estimated premium in the period in which the determination was made. For the year ended December 31, 2003, premiums from business written on a line slip basis accounted for 7% of total gross premiums written.

        For our reinsurance business, we write contracts on both an excess of loss basis and a proportional basis. For excess of loss contracts, the amount of premium is usually contractually documented at inception and no management judgment is necessary. For most such contracts, a deposit premium is generally contractually specified and is payable during the contract period. After the contract has expired, a premium adjustment is calculated, which is based on the underlying exposure of the ceded business. We record the deposit premium at the inception of the contract and record adjustments in the periods in which they are reasonably determinable.

        For business written under a proportional contract, similar to our line slip business, we are able to reasonably estimate the premium written by reference to an initial estimate of expected ceded premium received from our clients. In most cases, the treaties are not new and the client can use historical experience to estimate the amount of premium. We may adjust the initial estimate of premium, and any adjustment is usually a result of the underwriter's prior experience with a client. We actively monitor the development of actual premium data and, if an adjustment in the premium estimate is warranted, it will be recorded in the period during which the adjustment is determined. During the year ended December 31, 2003, proportional premiums accounted for 7% of total gross premiums written.

        Our premiums are earned over the period during which we are exposed to the insured or reinsured risk. Generally, this period equates to the contract period, except for contracts written on a line slip or proportional basis. For line slip and proportional business, the earning period is generally twice the contract period due to the fact that some of the underlying exposures may attach towards the end of our contracts, and such underlying exposures generally have a one year coverage period.

        Derivative Contracts.    We underwrite some contracts that have been determined to meet the definition of a derivative under FAS 133, and are therefore recorded at their fair value. The fair values of these contracts are modeled on prevailing market conditions and on the terms and the structure of the contract. When data is not readily available from the market, we seek to use data from independent counterparties. These processes can be highly subjective. The change resulting from a movement in fair value of such contracts is included in the statement of operations and comprehensive income in other insurance related income. Given the underlying nature of these contracts, there will be volatility in their fair value.

Results of Operations

Nine months ended September 30, 2004 and September 30, 2003

        Premiums.    In the nine months ended September 30, 2004, gross premiums written were $2,361.1 million compared with $1,794.0 million for the nine months ended September 30, 2003, an increase of $567.1 million. Of this increase, 48.8% was generated by our global reinsurance segment, 25.5% by our U.S. insurance segment, 20.4% by our U.S. reinsurance segment and 5.3% by our global insurance segment. The increase in gross premiums written in our global reinsurance segment was primarily driven by our expansion into continental Europe in November 2003. The increases in gross premiums written in our U.S. segments were primarily due to greater market penetration and our ability to participate fully in the first quarter's renewal season. We expect the mix of business within and between our segments to change over time based on market conditions and our view of the long term profit potential of individual lines of business.

        Premiums ceded for the nine months ended September 30, 2004 were $412.1 million compared with $269.6 million for the nine months ended September 30, 2003, an increase of $142.5 million. We purchase reinsurance to reduce our exposure to risk of loss on some lines of business written primarily within our global insurance and U.S. insurance segments. The increase in ceded premiums was generated primarily within these segments.

        Net premiums earned for the nine months ended September 30, 2004 were $1,479.4 million compared with $1,035.5 million for the nine months ended September 30, 2003, an increase of $443.9 million. Premiums are earned over the term of the policies in proportion to the risks to which they relate. As the level of net premiums written increases, the level of net premiums earned also increases. As we experienced an increase in net premiums written in all of our segments over the rolling twelve-month period ended September 30, 2004 compared to the rolling twelve-month period ended September 30, 2003, our net premiums earned increased.

        Net Investment Income and Net Realized Gains.    Net investment income, including realized gains, for the nine months ended September 30, 2004 was $114.0 million compared with $67.8 million for the nine months ended September 30, 2003, an increase of $46.2 million.

        Net Investment Income.    Net investment income for the nine months ended September 30, 2004 was $104.6 million compared with $46.6 million for the nine months ended September 30, 2003, an increase of $58.0 million. This was due to a combination of higher investment balances and higher investment yields. The 2003 amount also included an additional charge to the amortization expense on our mortgage-backed securities portfolio. Net investment income consisted primarily of interest on fixed income securities that was partially offset by net investment expenses of $5.0 million for the nine months ended September 30, 2004 compared with $4.0 million for the nine months ended September 30, 2003. The higher expenses were a result of an increase in our assets managed by external portfolio managers.

        The annualized effective yield (calculated by dividing the net investment income generated from invested assets by the average balance of the assets managed by our portfolio managers) for the nine months ended September 30, 2004 was 3.3% compared with 2.4% for the nine months ended September 30, 2003. The increase in the effective yield was primarily due to higher U.S. interest rates. The 2003 yield also was reduced by the additional charge to the amortization expense on our mortgage-

backed securities portfolio. The yield may vary significantly from period to period due primarily to the timing of cash flows, changes in interest rates and changes in asset allocation.

        Net Realized Gains.    Net realized gains for the nine months ended September 30, 2004 were $9.4 million compared with $21.2 million for the nine months ended September 30, 2003, a decrease of $11.8 million. We invest our portfolios to produce a total return. In assessing returns under this approach, we include investment income, realized gains and losses and unrealized gains and losses generated by the investment portfolios. As a result, there can be significant changes in the levels of our net realized gains (losses) from quarter to quarter. Some of our mortgage-backed securities are required to be classified as derivatives; included within net realized gains was $0.2 million in realized gains and a negligible amount in unrealized losses relating to these securities.

        The total return for our investment portfolio (calculated using beginning and ending market portfolio values, adjusted for external cash flows) for the nine months ended September 30, 2004 was 2.7% compared with 3.1% for the nine months ended September 30, 2003. The total return for an investment portfolio consists of price and income return. These components are primarily affected by the timing of cash flows, changes in interest rates and changes in asset allocation. Our total return was lower in the nine months ended September 30, 2004 due to an increase in U.S. interest rates, which negatively impacted fixed income security prices; this was partially mitigated by higher investment yields.

        Other Insurance Related Income.    Other insurance related income for the nine months ended September 30, 2004 was $7.7 million compared with income of $19.8 million for the nine months ended September 30, 2003, a decrease of $12.1 million. This income related to the movement in the fair value of our insurance and reinsurance contracts that meet the definition of a derivative.

        Net Losses and Loss Expenses.    Net losses and loss expenses for the nine months ended September 30, 2004 were $946.0 million compared to $526.1 million for the nine months ended September 30, 2003, an increase of $419.9 million. The net loss and loss expense ratio for the nine months ended September 30, 2004 was 63.9% compared to 50.8% for the nine months ended September 30, 2003. The increase in net losses and loss expenses and the net loss and loss expense ratio was primarily driven by an active hurricane season. We incurred net losses and loss expenses of $227.4 million from Hurricanes Charley, Frances, Ivan and Jeanne, which swept across the Caribbean and South Eastern United States in August and September 2004. Our estimates for the losses incurred from these hurricanes were derived from formal loss advices, the output of industry models, a review of in-force contracts and preliminary indications from clients. Consequently, actual losses from these hurricanes may vary materially from estimated losses. During the nine months ended September 30, 2003, we did not experience a major loss as a result of hurricane activity. The impact of the hurricane-related losses was partially mitigated by favorable prior period development of $141.4 million, or 9.6 percentage points, compared to $51.8 million, or 5.0 percentage points, for the nine months ended September 30, 2003.

        Acquisition Costs.    Acquisition costs for the nine months ended September 30, 2004 were $201.7 million compared to $146.8 million for the nine months ended September 30, 2003, an increase of $54.9 million. This increase was primarily a result of the increase in the volume of net premiums earned. The acquisition cost ratio for the nine months ended September 30, 2004 was 13.6% compared to 14.2% for the nine months ended September 30, 2003. This decrease resulted primarily from the effects of a change in business mix; our U.S. insurance segment, which began underwriting in 2003, has a lower acquisition cost ratio than our other segments due to the receipt of ceding commissions on some outward reinsurance contracts that are recorded as an offset to acquisition costs. With effect from January 1, 2004, we included the personnel expenses of our underwriters in general and administrative expenses; prior to that date, they were included in acquisition costs. Our disclosures for prior periods have been restated to reflect this change.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2004 were $132.0 million compared to $96.5 million for the nine months ended September 30, 2003, an increase of $35.5 million. This increase was primarily driven by the establishment and expansion of operations in the U.S. and Europe. In addition, we incurred $2.9 million of fees in connection with our preparation for compliance with section 404 of the Sarbanes-Oxley Act of 2002. The general and administrative expense ratio for the nine months ended September 30, 2004 was 8.9% compared to 9.3% for the nine months ended September 30, 2003. The reduction in the ratio was caused by an increase in the volume of net premiums earned.

        Foreign Exchange.    Our functional currency is the U.S. dollar; however, some of our business is written in other currencies. For the nine months ended September 30, 2004, we experienced a loss of $4.1 million compared to a gain of $19.3 million for the nine months ended September 30, 2003, a decrease of $23.4 million. This decrease was principally attributable to asset balances denominated in Euros following an increase in the level of gross premiums written in this currency in our global reinsurance segment.

        Income Tax Expense.    The income tax expense for the nine months ended September 30, 2004 was $3.4 million compared to $1.1 million for the nine months ended September 30, 2003, an increase of $2.3 million.

        Net Income.    Net income for the nine months ended September 30, 2004 was $313.9 million compared to $371.9 million, a decrease of $58.0 million. Net income for the nine months ended September 30, 2004 consisted of net underwriting income of $207.4 million, net investment income and net realized gains of $114.0 million, foreign exchange losses of $4.1 million and tax expense of $3.4 million. Net income for the nine months ended September 30, 2003 consisted of net underwriting income of $285.9 million, net investment income and net realized gains of $67.8 million, foreign exchange gains of $19.3 million and an overall tax expense of $1.1 million.

        Comprehensive Income.    Comprehensive income for the nine months ended September 30, 2004 was $311.8 million compared to $386.0 million for the nine months ended September 30, 2003, a decrease of $74.2 million. Comprehensive income represents net income adjusted for changes in the unrealized position in our investment portfolio. For the nine months ended September 30, 2004, we experienced a decrease of $2.2 million in the unrealized position in our investment portfolio compared to an increase of $14.1 million during the nine months ended September 30, 2003.

Years ended December 31, 2003 and 2002

        Premiums.    In the year ended December 31, 2003, gross premiums written were $2.3 billion compared with $1.1 billion for the year ended December 31, 2002, an increase of $1.2 billion. Of this increase, 71.2% was generated by our U.S. insurance and reinsurance segments, which began underwriting business at the start of our 2003 calendar year and produced gross premiums written of $625.9 million and $204.1 million, respectively. In addition, we experienced an increase in gross premiums written of $186.9 million from our global insurance segment and $148.7 million from our global reinsurance segment. We expect the mix of business within and between our segments to change over time based on market conditions and our view of the long term profit potential of individual lines of business.

        Premiums ceded for the year ended December 31, 2003 were $365.3 million compared with $89.7 million for the year ended December 31, 2002, an increase of $275.6 million. We purchase reinsurance to reduce our exposure to risk of loss on some lines of business written primarily within our global insurance and U.S. insurance segments. The increase in ceded premiums was primarily generated by our U.S. insurance segment.

        Net premiums earned for the year ended December 31, 2003 were $1.4 billion compared with $536.9 million for the year ended December 31, 2002, an increase of $899.4 million. This increase was caused by two factors. Firstly, we increased the volume of premiums written during the year ended December 31, 2003 over 2002. Secondly, as the year ended December 31, 2002 was our first full underwriting year, premiums were earned only on contracts written following the commencement of operations in November of 2001 through the end of December 2002. For the year ended December 31, 2003, we earned premiums on contracts written in both 2003 and 2002.

        Net Investment Income and Net Realized Gains (Losses).    Net investment income, including realized gains, for the year ended December 31, 2003 was $96.5 million compared with $97.4 million for the year ended December 31, 2002, a decrease of $0.9 million.

        Net Investment Income.    Net investment income for the year ended December 31, 2003 was $74.0 million compared with $71.3 million for the year ended December 31, 2002, an increase of $2.7 million. This was primarily due to higher investment balances partially offset by lower interest rates and an increase in the amortization expense on our mortgage backed securities portfolio. Net investment income consisted primarily of interest on fixed income securities that was partially offset by investment management, accounting and custody fees of $5.8 million for the year ended December 31, 2003 compared with $3.7 million for the year ended December 31, 2002. The higher fees were a result of an increase in our assets managed by third party portfolio managers.

        The annualized effective yield (calculated by dividing the net investment income generated from invested assets by the average balance of the assets managed by our portfolio managers) for the year ended December 31, 2003 was 2.6% compared with 4.0% for the year ended December 31, 2002. The reduction in the effective yield was primarily due to lower U.S. interest rates and a larger allocation to shorter duration investments during part of the year. The yield may vary significantly from period to period due primarily to the timing of cash flows, changes in interest rates and changes in asset allocation.

        Net Realized Gains.    Net realized gains for the year ended December 31, 2003 were $22.6 million compared with $26.1 million for the year ended December 31, 2002, a decrease of $3.5 million. We invest our portfolios to produce a total return. In assessing returns under this approach, we include investment income, realized gains and losses and unrealized gains and losses generated by the investment portfolios. As a result, there can be significant changes in the levels of our net realized gains (losses) from year to year.

        With effect from July 1, 2003, we adopted FAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". As a result, some of our mortgage backed securities are required to be classified as derivatives and the unrealized gains (losses) associated with these securities that were previously recorded in accumulated other comprehensive income are now recorded in net realized gains (losses). At December 31, 2003, there were no mortgage backed securities classified as derivatives held in the investment portfolio. For the year ended December 31, 2003, included within net realized gains are $5.0 million in realized losses, and no unrealized gains or losses relating to these securities.

        The total return for our investment portfolio (calculated using beginning and ending market portfolio values, adjusted for external cash flows) for the year ended December 31, 2003 was 3.5% compared with 7.5% for the year ended December 31, 2002. The total return for an investment portfolio consists of price and income return. These components are primarily affected by the timing of cash flows, changes in interest rates and changes in asset allocation. Our total return was lower in 2003 due to a combination of lower absolute yields achieved resulting in lower income return and a lower price return achieved due to the volatile interest rate environment in 2003.

        Other Insurance Related Income (Loss). Other insurance related income for the year ended December 31, 2003 was $25.0 million compared with a loss of $0.6 million for the year ended December 31, 2002, an increase of $25.6 million. This income related to the movement in the fair value of our insurance and reinsurance contracts that meet the definition of a derivative. We did not record any other insurance related income in the year ended December 31, 2002.

        Net Losses and Loss Expenses.    Net losses and loss expenses for the year ended December 31, 2003 were $734.0 million compared to $229.3 million for the year ended December 31, 2002, an increase of $504.7 million. This increase was a result of the increase in the volume of net premiums earned and a change in the mix of business with the launch of our U.S. operations. The net loss and loss expense ratio for the year ended December 31, 2003 was 51.1% compared to 42.7% for the year ended December 31, 2002.

        Acquisition Costs.    Acquisition costs for the year ended December 31, 2003 were $229.7 million compared to $103.7 million for the year ended December 31, 2002, an increase of $126.0 million. This increase was a result of the increase in the volume of net premiums earned. The acquisition cost ratio for the year ended December 31, 2003 was 16.0% compared to 19.3% for the year ended December 31, 2002. This decrease resulted primarily from the effects of a change in business mix; our U.S. insurance segment, which began underwriting in 2003, has a lower acquisition cost ratio than our other segments due to the receipt of ceding commissions on some ceded contracts that are recorded as an offset to acquisition costs.

        We also allocate the personnel expenses of our underwriters to acquisition costs. Included within the acquisition cost ratio was 3.1% for the year ended December 31, 2003 and 2.3% for the year ended December 31, 2002 relating to the allocation of personnel expenses of our underwriters.

        General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2003 were $94.6 million, compared to $46.5 million for the year ended December 31, 2002, an increase of $48.1 million. This increase was primarily driven by the addition of operations and employees in the U.S. and Europe. The general and administrative expense ratio for the year ended December 31, 2003 was 6.6% compared to 8.7% for the year ended December 31, 2002. The reduction in the ratio was caused by an increase in the volume of net premiums earned.

        Foreign Exchange Gains.    Our functional currency is the U.S. dollar; however, some of our business is written in other currencies. For the year ended December 31, 2003, we experienced a gain of $32.2 million compared to a gain of $9.6 million for the year ended December 31, 2002, an increase of $22.6 million. This increase was principally made on asset balances denominated in Euros and Sterling. The Euro and Sterling appreciated by 20.2% and 10.9%, respectively, against the U.S. dollar from January 1, 2003 to December 31, 2003.

        Income Tax Recovery.    The income tax recovery for the year ended December 31, 2003 was $0.7 million and for the year ended December 31, 2002 was $1.4 million.

        Net Income.    Net income for the year ended December 31, 2003 was $532.3 million compared to $265.1 million, an increase of $267.2 million. Net income for the year ended December 31, 2003 consisted of net underwriting income of $402.9 million, net investment income and net realized gains of $96.5 million, foreign exchange gains of $32.2 million and tax recovery of $0.7 million. Net income for the year ended December 31, 2002 consisted of net underwriting income of $156.7 million, net investment income and net realized gains of $97.4 million, foreign exchange gains of $9.6 million and an overall tax benefit of $1.4 million.

        Comprehensive Income.    Comprehensive income for the year ended December 31, 2003 was $532.3 million compared to $291.1 million for the year ended December 31, 2002, an increase of $241.2 million. Comprehensive income represents net income adjusted for changes in the unrealized position in our investment portfolio. For the year ended December 31, 2003, we experienced a negligible net decrease in the unrealized position in our investment portfolio compared to an increase of $25.9 million during the year ended December 31, 2002.

Period ended December 31, 2001

        We commenced operations as AXIS Specialty on November 20, 2001. During the period ended December 31, 2001, we wrote $26.7 million of gross premiums, which was primarily derived from the aviation and aviation war lines of business within our global insurance segment. Due to the short duration of the period, gross and net premiums earned were $1.9 million. Net investment income was $4.8 million for the period and net realized gains were $0.4 million.

        Net losses and loss expenses were $1.0 million, and acquisition costs were $0.8 million. General and administrative expenses were $2.6 million for the period ended December 31, 2001, which includes start up costs of $1.1 million. Net income for the period ended December 31, 2001 was $2.7 million, and comprehensive income was $2.2 million.

Underwriting Results by Segment

        Our business consists of four underwriting segments: global insurance, global reinsurance, U.S. insurance and U.S. reinsurance.

        We evaluate the performance of each underwriting segment based on underwriting results. With effect from January 1, 2004, we included the personnel expenses of our underwriters in general and administrative expenses; prior to that date, they were included in acquisition costs. Disclosure relating to the prior periods ended have been restated to reflect this change. In addition, with effect from January 1, 2004, we allocated all of our general and administrative costs, except for corporate expenses, to our underwriting segments. Our corporate costs include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. We have not restated prior periods to reflect the full allocation of general and administrative costs as our business segments were not fully operational throughout 2003. We do not allocate our assets by segment as we evaluate the underwriting results of each segment separately from the results of our investment portfolio.

Global Insurance

        Our global insurance segment principally consists of specialty lines business sourced outside of the U.S. but covering exposures throughout the world. In this segment, we offer clients tailored solutions in order to respond to their distinctive risk characteristics. Since most of the lines in this segment are for physical damage and related perils and not for liability coverage, the segment is principally short to medium tail business. This means that claims are generally made and settled earlier than in long tail business, which facilitates our reserving process for this segment.

Nine months ended September 30, 2004 and September 30, 2003

        The following table summarizes the underwriting results and ratios for the nine months ended September 30, 2004 and September 30, 2003:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003	Change
	($ in thousands)
Revenues:
Gross premiums written	$730,878	$700,612	$30,266
Net premiums written	619,248	675,248	(56,000)
Net premiums earned	595,761	567,947	27,814
Other insurance related income	6,887	19,332	(12,445)
Expenses:
Net losses and loss expenses	368,476	285,958	82,518
Acquisition costs	89,530	81,053	8,477
General and administrative expenses(1)	24,047	10,074	13,973

Underwriting profit	$120,595	$210,194	$(89,599)

Ratios:
Net loss and loss expense ratio	61.8%	50.3%	11.5%
Acquisition cost ratio	15.0	14.3	0.7
General and administrative expense ratio(1)	4.0	1.7	2.3

Combined ratio	80.8%	66.3%	14.5%

(1)
For the nine months ended September 30, 2003, we did not allocate any of our general and administrative expenses, except for the personnel expenses of our underwriters; therefore, the general and administrative amounts and expense ratios for the two periods are not comparable.

        Premiums.    In the nine months ended September 30, 2004, gross premiums written were $730.9 million compared to $700.6 million for the nine months ended September 30, 2003, an increase of $30.3 million. The table below shows gross premiums written by line of business:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Marine	$78,029	$75,225
Onshore and Offshore Energy	156,326	173,624
Aviation and Aerospace	93,217	85,012
Property	115,650	135,436
Specialty Risks	287,656	231,315

Total	$730,878	$700,612

        During the nine months ended September 30, 2004, gross premiums written increased by 4.3% compared to the nine months ended September 30, 2003. The increase in gross premiums written was primarily driven by our specialty risks line of business, which generated an increase of $56.3 million in gross premiums written. This was partly due to an increase in the level of political risk gross premiums written of $24.1 million following a rise in the level of direct foreign investment in the first quarter of 2004 and increased targeting of this business. Our aviation war gross premiums written increased $8.7 million due primarily to increased participations on renewed business and new business. In addition, we generated gross premiums written of $27.0 million on our directors' and officers' line of business, which we began to write in the second half of 2003. Gross premiums written in our property line of business decreased $19.8 million during the nine months ended September 30, 2004 compared with the nine months ended September 30, 2003. The reduction was partially due to a refinement in the method of estimating gross written premiums that occurred in the quarter ended December 31, 2003. This refinement more closely aligned the Company's estimation and recording of gross premiums written with activity reported by ceding companies and increased gross premiums written for the nine months ended September 30, 2003. The reduction in the level of gross premiums written of $17.3 million in our onshore and offshore energy book was due to some rate reductions and a movement in renewal dates on some large accounts.

        Premiums ceded for the nine months ended September 30, 2004 were $111.6 million compared to $25.4 million for the nine months ended September 30, 2003, an increase of $86.2 million. The increase was primarily due to the timing of the renewal of a contract that originally had a sixteen month coverage period. In addition, we have increased the level of reinsurance purchased in order to mitigate volatility in losses as our portfolio grows.

        The following table shows the derivation of net premiums earned for the nine months ended September 30, 2004 and September 30, 2003:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Gross premiums earned	$672,182	$618,231
Ceded premiums amortized	(76,421)	(50,284)

Net premiums earned	$595,761	$567,947

        Gross premiums are earned over the period of the insured risk. Consequently, the level of gross premiums earned has increased as the level of gross premiums written has increased.

        Ceded premiums are amortized over the contract term. Consequently, the level of amortized ceded premium has increased in 2004 as premiums ceded in 2003 continue to be amortized in 2004.

        Other Insurance Related Income.    Other insurance related income was $6.9 million compared to $19.3 million for the nine months ended September 30, 2003, a decrease of $12.4 million. Other insurance related income related to the movement in the fair value of our insurance contracts that meet the definition of a derivative. These contracts typically insure a portfolio of sovereign debt securities against the risk of default.

        Net Losses and Loss Expenses.    Net losses and loss expenses were $368.5 million for the nine months ended September 30, 2004 compared to $286.0 million for the nine months ended September 30, 2003, an increase of $82.5 million. The following table shows the components of net losses and loss expenses incurred:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Losses paid	$67,891	$39,457
Change in reported case reserves	46,521	65,960
Change in IBNR	277,710	195,362
Reinsurance recoveries	(23,646)	(14,821)

Net losses and loss expenses	$368,476	$285,958

        The net loss and loss expense ratio for the nine months ended September 30, 2004 was 61.8% compared to 50.3% for the nine months ended September 30, 2003. During the nine months ended September 30, 2004, we incurred $61.1 million of net losses and loss expenses from Hurricanes Charley, Frances, Ivan and Jeanne. These losses occurred in our property, energy and marine books of business. Our estimates for the losses incurred from these hurricanes were derived from formal loss advices, the output of industry models, a review of in-force contracts and preliminary indications from clients. Consequently, actual losses from these hurricanes may vary materially from estimated losses. During the nine months ended September 30, 2003, we incurred a significant loss on our property book of business of $45.5 million, net of reinsurance recoveries. The losses relating to the hurricanes added 10.3 percentage points to our net loss ratio, compared to 8.0 percentage points relating to the property loss. During the nine months ended September 30, 2004, we experienced favorable development on our prior accident years of $68.6 million, which effected a reduction in the net loss ratio of 11.5 percentage points. This reduction was largely generated by our property, terrorism, energy and aviation lines of business. We primarily use the Bornhuetter-Ferguson method to estimate the ultimate cost of losses; it takes as a starting point an assumed ultimate loss and loss expense ratio and blends in the loss and loss expense ratio implied by the experience to date. During the nine months ended September 30, 2004, actual claims were less than expected for our 2003 accident year resulting in favorable loss development. During the nine months ended September 30, 2003, we experienced favorable development of $23.6 million on our 2002 accident year, which generated a 4.2 percentage point reduction in the net loss ratio.

        Acquisition Costs.    Acquisition costs for the nine months ended September 30, 2004 were $89.5 million compared to $81.1 million for the nine months ended September 30, 2003, an increase of $8.4 million. The acquisition cost ratio for the nine months ended September 30, 2004 was 15.0% compared with 14.3% for the nine months ended September 30, 2003. The increase in the acquisition cost ratio was a result of higher amortized reinsurance costs, which reduced the level of net premiums earned. As a percentage of gross premiums earned, the level of acquisition costs was 13.3% for the nine months ended September 30, 2004 compared to 13.1% for the nine months ended September 30, 2003.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2004 were $24.0 million compared to $10.1 million for the nine months ended September 30, 2003, an increase of 13.9 million. The general and administrative expenses ratio for the nine months ended September 30, 2004 was 4.0% compared with 1.7% for the nine months ended September 30, 2003. As we did not allocate any of our general and administrative expenses, except for the personnel expenses of our underwriters, prior to January 1, 2004, these amounts and ratios are not comparable.

Year ended December 31, 2003 and December 31, 2002

        The following table summarizes the underwriting results and ratios for the years ended December 31, 2003 and December 31, 2002:

	Year Ended December 31, 2003	Year Ended December 31, 2002	Change
	($ in thousands)
Revenues:
Gross premiums written	$980,661	$793,759	$186,902
Net premiums written	939,909	704,033	235,876
Net premiums earned	763,339	314,613	448,726
Other insurance related income	24,467	(639)	25,106
Expenses:
Net losses and loss expenses	387,953	137,848	250,105
Acquisition costs	115,359	56,683	58,676

Underwriting profit (loss) (before general and administrative expenses)	$284,494	$119,443	$165,051

Ratios:
Net loss and loss expense ratio	50.8%	43.8%	7.0%
Acquisition cost ratio	15.1%	18.0%	(2.9)%

        Premiums.    In the year ended December 31, 2003, gross premiums written were $980.7 million compared to $793.8 million for the year ended December 31, 2002, an increase of $186.9 million. The table below shows gross premiums written by line of business:

	Year Ended December 31, 2003	Year Ended December 31, 2002
	($ in thousands)
Marine	$81,362	$50,551
Onshore and Offshore Energy	219,386	168,432
Aviation and Aerospace	178,442	114,708
Property	124,135	104,927
Specialty Risks	377,336	355,141

Total	$980,661	$793,759

        During the year ended December 31, 2003, gross premiums written increased in all lines of business. These increases were partially the result of the addition of underwriting staff in the second quarter of 2002, which enabled us to improve our market penetration at key renewal dates in 2003. In addition, insureds seeking to move their business from insurers with legacy balance sheet issues and reserving shortfalls to financially stronger insurers led to improved market penetration.

        Our marine book generated an increase in gross premiums written of $30.8 million. This was primarily derived from the marine liability business where we experienced an increase in the number of contracts and improvements in rates. Gross premiums written in our onshore and offshore energy book increased by $51.0 million. This was partially generated by the expiration of multi-year deals with other carriers, which allowed us to participate on new contracts in 2003. Our aviation and aerospace book experienced an increase in gross premiums written of $63.7 million. This was generated from our core aviation risks, which include hull and liability risks for passenger and cargo airlines and privately owned aircraft, and two large product liability accounts. Premium rates within the airline market stabilized at a good level in the last quarter of 2003 driven by a withdrawal of capacity from the market. Gross premium written within our property line of business increased by $19.2 million partially due to greater penetration, which resulted in the addition of several new property accounts. Our specialty risks book generated an increase of $22.2 million in gross premiums written primarily due to an increase in the level of political risk business following a rise in the level of direct foreign investment and an increase in the level of aviation war business due to greater penetration on our aviation hull and liability books. This increase offset the reduction in our terrorism book caused by the effects of the United States Terrorism Risk Insurance Act of 2002 ("TRIA") and heightened competition for the business outside of TRIA.

        Premiums ceded for the year ended December 31, 2003 were $40.8 million compared to $89.7 million for the year ended December 31, 2002, a decrease of $48.9 million. The decrease was due to timing, with a significant reinsurance policy that incepted in the third quarter of 2002 having a sixteen month coverage period and, therefore, potentially renewing in the first quarter of 2004.

        The following table shows the derivation of net premiums earned for the years ended December 31, 2003 and December 31, 2002:

	Year Ended December 31, 2003	Year Ended December 31, 2002
	($ in thousands)
Gross premiums earned	$832,023	$354,667
Ceded premiums amortized	(68,684)	(40,054)

Net premiums earned	$763,339	$314,613

        Gross premiums are earned over the period of the insured risk. Consequently, the level of earned premium increased in 2003 as premiums written throughout 2002 continue to be earned in 2003.

        Ceded premiums are amortized over the contract term. Consequently, the level of amortized ceded premium increased in 2003 as premiums ceded in 2002 continue to be amortized in 2003.

        Other Insurance Related Income (Loss).    Other insurance related income was $24.5 million compared to a loss of $(0.6) million for the year ended December 31, 2002, an increase of $25.1 million. Other insurance related income (loss) related to the movement in the fair value of our insurance contracts that meet the definition of a derivative. These contracts typically insure a portfolio of sovereign debt securities against the risk of default. During the year ended December 31, 2003, other insurance related income resulted from an improvement in some of the insured sovereigns' credit ratings.

        Net Losses and Loss Expenses.    Net losses and loss expenses were $388.0 million for the year ended December 31, 2003 compared to $137.8 million for the year ended December 31, 2002, an increase of $250.2 million. The following table shows the breakdown of net losses and loss expenses incurred:

	Year Ended December 31, 2003	Year Ended December 31, 2002
	($ in thousands)
Losses paid	$50,530	$8,398
Change in reported case reserves	75,032	38,143
Change in IBNR	272,165	93,010
Reinsurance recoveries	(9,774)	(1,703)

Net losses and loss expenses	$387,953	$137,848

        The net loss and loss expense ratio for the year ended December 31, 2003 was 50.8% compared to 43.8% for the year ended December 31, 2002. During the year ended December 31, 2003, we experienced positive development on our 2002 underwriting year of $27.7 million, which effected a reduction in the net loss ratio of 3.6 percentage points. This reduction was primarily generated by our marine, aviation war, energy and property lines of business. We use the Bornhuetter-Ferguson method to estimate the ultimate cost of losses; it takes as a starting point an assumed ultimate loss and loss expense ratio and blends in the loss and loss expense ratio implied by the experience to date. During the year ended December 31, 2003, the lack of reported claims on our marine, aviation war, energy and property lines of business produced a favorable impact on our experience to date, which caused a reduction in the ultimate losses for these lines of business. A comparison of the net loss ratios for the year ended December 31, 2003 and December 31, 2002 is distorted by the significant change in the mix of business written within our global insurance segment. In addition, our loss experience benefited from the lack of major catastrophes during the years ended December 31, 2003 and December 31, 2002.

        Acquisition Costs.    Acquisition costs for the year ended December 31, 2003 were $115.4 million compared to $56.7 million for the year ended December 31, 2002, an increase of $58.7 million. The acquisition cost ratio for the year ended December 31, 2003 was 15.1% compared with 18.0% for the year ended December 31, 2002. The reduction in the acquisition cost ratio was due to a change in the mix of the business written within our global insurance book. Included within our acquisition costs are allocated personnel expenses for underwriters, which accounted for 2.1 percentage points of the acquisition cost ratio for the year ended December 31, 2003 and 1.9 percentage points for the year ended December 31, 2002.

Period ended December 31, 2001

        During the period ended December 31, 2001, we wrote $24.5 million of gross premiums. Due to the short duration of the period, net premiums earned were $1.7 million for the period. Net losses and loss expenses were $0.9 million, and acquisition costs were $0.3 million.

Global Reinsurance

        Our global reinsurance segment consists of treaty reinsurance business sourced outside of the U.S. and underwritten in our Bermuda and Zurich offices. Our Bermuda office primarily sources business from clients based outside continental Europe whereas our Zurich office sources business from clients based in continental Europe. Our Bermuda based portfolio consists of short tail severity driven products that principally cover property exposures. Our Zurich-based portfolio consists not only of short tail property exposures but also more medium tail exposures such as motor excess of loss and trade credit lines of business. As the majority of this business is short tail in nature, it typically allows us to determine the ultimate loss experience within a relatively short period of time after a contract has expired.

Nine months ended September 30, 2004 and September 30, 2003

        The following table summarizes the underwriting results and ratios for the nine months ended September 30, 2004 and September 30, 2003:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003	Change
	($ in thousands)
Revenues:
Gross premiums written	$722,796	$446,228	$276,568
Net premiums written	698,112	436,858	261,254
Net premiums earned	465,000	308,158	156,842
Other insurance related income	763	424	339
Expenses:
Net losses and loss expenses	246,542	132,672	113,870
Acquisition costs	69,651	52,579	17,072
General and administrative expenses(1)	20,986	4,146	16,840

Underwriting profit	$128,584	$119,185	$9,399

Ratios:
Net loss and loss expense ratio	53.0%	43.1%	9.9%
Acquisition cost ratio	15.0	17.1	(2.1)
General and administrative expenses ratio(1)	4.5	1.3	3.2

Combined ratio	72.5%	61.5%	11.0%

(1)
For the nine months ended September 30, 2003, we did not allocate any of our general and administrative expenses, except for the personnel expenses of our underwriters; therefore, the general and administrative amounts and expense ratios for the two periods are not comparable.

        Premiums.    In the nine months ended September 30, 2004, gross premiums written were $722.8 million compared to $446.2 million for the nine months ended September 30, 2003, an increase of $276.6 million. The table below shows gross premiums written by line of business:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Catastrophe	$388,759	$321,532
Property Pro Rata	119,145	66,564
Property Per Risk	78,385	45,999
Credit and Bond	72,660	—
Motor and General Liability	48,937	—
Other	14,910	12,133

Total	$722,796	$446,228

        During the nine months ended September 30, 2004, our gross premiums written increased by 62.0% compared to the nine months ended September 30, 2003. This was primarily due to our expansion into continental Europe and an increase in catastrophe business. During the nine months ended September 30, 2004, our Zurich office generated $195.9 million of gross premiums written, writing catastrophe, property pro rata and property per risk and three new lines of business: credit and bond; motor; and general liability. The majority of the credit and bond business was whole-turnover trade credit, which effectively provides protection for receivable balances. Losses are generally triggered by the insolvency of the debtor. Our motor portfolio consists of excess of loss coverage for third party liability and property damage. The increase in our catastrophe gross premiums written was driven by a trend toward counterparty diversification in our target markets, thereby enabling us to participate on a greater number of programs than in the prior year; this offset some moderate rate reductions and instances where we declined to renew contracts because terms and conditions became unacceptable. This was most prevalent in our workers' compensation catastrophe business. The increase in our property pro rata and property per risk gross premiums written was primarily due to an increase in the number of contracts written. In addition, property pro rata premiums increased due to adjustments on pre-existing contracts following a review of estimated premiums and the development of actual premium data.

        Premiums ceded for the nine months ended September 30, 2004 were $24.7 million compared to $9.4 million for the nine months ended September 30, 2003, an increase of $15.3 million. For the nine months ended September 30, 2004, $6.1 million or 24.7% related to reinstatement premiums on coverages exhausted by losses from Hurricanes Charley, Frances, Ivan and Jeanne. Our global reinsurance segment purchases coverages to provide reinsurance protection against a large industry loss or series of losses.

        The following table shows the derivation of net premiums earned for the nine months ended September 30, 2004 and September 30, 2003:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Gross premiums earned	$483,772	$314,711
Ceded premiums amortized	(18,772)	(6,553)

Net premiums earned	$465,000	$308,158

        Gross premiums are earned over the period of the reinsured risk. Consequently, the level of gross premiums earned has increased as the level of gross premiums written has increased.

        Ceded premiums are amortized over the contract term. Consequently, the level of amortized ceded premium has increased in 2004 as premiums ceded in 2003 continue to be amortized in 2004.

        Other Insurance Related Income.    Other insurance related income was $0.8 million for the nine months ended September 30, 2004 compared to $0.4 million for the nine months ended September 30, 2003, an increase of $0.4 million. The income related to the movement in the fair value of a reinsurance contract that meets the definition of a derivative.

        Net Losses and Loss Expenses.    Net losses and loss expenses were $246.5 million for the nine months ended September 30, 2004 compared to $132.7 million for the nine months ended September 30, 2003, an increase of $113.8 million. The following table shows the components of net losses and loss expenses incurred:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Losses paid	$47,111	$22,013
Change in reported case reserves	54,581	7,378
Change in IBNR	217,350	103,281
Reinsurance recoveries	(72,500)	—

Net losses and loss expenses	$246,542	$132,672

        The net loss and loss expense ratio for the nine months ended September 30, 2004 was 53.0% compared to 43.1% for the nine months ended September 30, 2003. The increase in the net loss and loss expense ratio was primarily due to the impact of Hurricanes Charley, Frances, Ivan and Jeanne from which we incurred net losses and loss expenses of $91.6 million or 19.7 percentage points. During the nine months ended September 30, 2003, our loss experience benefited from the lack of major catastrophes. Our estimates for the losses incurred for these hurricanes were derived from formal loss advices, the output of industry models, a review of in-force contracts and preliminary indications from clients. Consequently, actual losses from these hurricanes may vary materially from estimated losses. Our gross losses were reduced by $72.5 million of reinsurance recoveries that were triggered by the occurrence of a series of large industry loss events. This reinsurance has predetermined industry loss triggers, based on the size of industry losses calculated by independent third parties. Our assessment, based on a combination of public information, our own assessment of each loss and historical development factors, is that these trigger points have been exceeded. However, not all of the industry loss numbers have been reported and actual reinsurance recoveries could be materially reduced. During the nine months ended September 30, 2004, we experienced positive prior period development of $60.2 million or 12.9 percentage points on our 2003 accident year. We primarily use the Bornhuetter-Ferguson method to estimate the ultimate cost of losses; it takes as a starting point an assumed ultimate loss and loss expense ratio and blends in the loss and loss expense ratio implied by the experience to date. During the nine months ended September 30, 2004, actual claims were less than expected for our 2003 accident year resulting in favorable loss development. During the nine months ended September 30, 2003, we experienced favorable development of $28.2 million on our 2002 underwriting year, which generated a 9.2 percentage point reduction in the net loss ratio. Our global reinsurance segment has loss experience categorized as low frequency but high severity in nature and, therefore, our loss experience can be volatile.

        Acquisition Costs.    Acquisition costs for the nine months ended September 30, 2004 were $69.7 million compared to $52.6 million for the nine months ended September 30, 2003, an increase of $17.1 million. The acquisition cost ratio for the nine months ended September 30, 2004 was 15.0% compared with 17.1% for the nine months ended September 30, 2003. This decrease was primarily due to a reduction in the level of commissions incurred.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2004 were $21.0 million compared to $4.1 million for the nine months ended September 30, 2003, an increase of $16.9 million. The general and administrative expenses ratio for the nine months ended September 30, 2004 was 4.5% compared with 1.3% for the nine months ended September 30, 2003. As we did not allocate any of our general and administrative expenses, except for the personnel expenses of our underwriters, prior to January 1, 2004, these amounts and ratios are not comparable.

Year ended December 31, 2003 and 2002

        The following table summarizes the underwriting results and ratios for the years ended December 31, 2003 and December 31, 2002:

	Year Ended December 31, 2003	Year Ended December 31, 2002	Change
	($ in thousands)
Revenues:
Gross premiums written	$462,938	$314,244	$148,694
Net premiums written	453,568	314,244	139,324
Net premiums earned	418,235	222,237	195,998
Other insurance related (loss) income	552	—	552
Expenses:
Net losses and loss expenses	174,391	91,417	82,974
Acquisition costs	71,090	47,020	24,071

Underwriting profit (loss) (before general and administrative expenses)	$173,306	$83,800	$89,506

Ratios:
Net loss and loss expense ratio	41.7%	41.1%	0.6%
Acquisition cost ratio	17.0%	21.2%	(4.2)%

        Premiums.    In the year ended December 31, 2003, gross premiums written were $462.9 million compared to $314.2 million for the year ended December 31, 2002, an increase of $148.7 million. The table below shows gross premiums written by line of business:

	Year Ended December 31, 2003	Year Ended December 31, 2002
	($ in thousands)
Catastrophe	$339,137	$230,741
Property Pro Rata	61,003	53,916
Property Per Risk	50,681	16,721
Other	12,117	12,866

Total	$462,938	$314,244

        During the year ended December 31, 2003, the increase in gross premiums written was primarily a result of better penetration of our existing client base and the addition of new customer relationships. We diversified our catastrophe book of business by substantially increasing our underwriting of other catastrophe related products, such as excess workers' compensation, life and health covers. In addition, we diversified our property mix of business by taking selected positions on property per risk treaties.

        Premiums ceded for the year ended December 31, 2003 were $9.4 million. Prior to 2003, we had not purchased reinsurance for this segment. Due to the increase in our catastrophe exposures, we have bought some coverages aimed at providing reinsurance protection in the event of a large industry loss.

        The following table shows the derivation of net premiums earned for the years ended December 31, 2003 and December 31, 2002:

	Year Ended December 31, 2003	Year Ended December 31, 2002
	($ in thousands)
Gross premiums earned	$426,252	$222,237
Ceded premiums amortized	(8,017)	—

Net premiums earned	$418,235	$222,237

        Gross premiums are earned over the period of the insured risk. Consequently, the level of earned premiums has increased in 2003 as premiums written throughout 2002 continue to be earned in 2003.

        Ceded premiums are amortized over the contract term.

        Other Insurance Related Income.    Other insurance related income of $0.6 million related to the movement in the fair value of a reinsurance contract that meets the definition of a derivative. We did not record any other insurance related income in the year ended December 31, 2002.

        Net Losses and Loss Expenses.    Net losses and loss expenses were $174.4 million for the year ended December 31, 2003 compared to $91.4 million for the year ended December 31, 2002, an increase of $83.0 million. The following table shows the breakdown of net losses and loss expenses incurred:

	Year Ended December 31, 2003	Year Ended December 31, 2002
	($ in thousands)
Losses paid	$32,308	$8,560
Change in reported case reserves	16,437	21,852
Change in IBNR	125,646	61,005
Reinsurance recoveries	—	—

Net losses and loss expenses	$174,391	$91,417

        The net loss and loss expense ratio for the year ended December 31, 2003 was 41.7% compared to 41.1% for the year ended December 31, 2002. We incurred claims from several catastrophe events during the year, most notably the California fires in October and tornadoes that affected Oklahoma in May. During the year ended December 31, 2003, we experienced positive development of $28.1 million on our 2002 underwriting year, which generated a 6.7 percentage point reduction in the net loss ratio. This reduction was primarily experienced in our catastrophe and other books of business. We use the Bornhuetter Ferguson method to estimate the ultimate cost of losses; it takes as a starting point an assumed ultimate loss and loss expense ratio and blends in the loss and loss expense ratio implied by the experience to date. During the year ended December 31, 2003, the lack of reported claims produced a favorable impact on our experience to date, which caused a reduction in the ultimate losses for these lines of business. Our global reinsurance segment has loss experience categorized as low frequency but high severity in nature and, therefore, our loss experience can be volatile. During the year ended December 31, 2003 and December 31, 2002, our loss experience benefited from the lack of major catastrophes.

        Acquisition Costs.    Acquisition costs for the year ended December 31, 2003 were $71.1 million compared to $47.0 million for the year ended December 31, 2002, an increase of $24.1 million. The acquisition cost ratio for the year ended December 31, 2003 was 17.0% compared with 21.2% for the year ended December 31, 2002. This decrease was primarily due to a change in the mix of business, with a lower proportion of property pro rata business written and a reduction in the level of allocated personnel expenses. Included within the ratio was 1.3 percentage points relating to allocated personnel expenses for underwriters for the year ended December 31, 2003 compared to 2.9 percentage points for the year ended December 31, 2002. The reduction in the ratio was caused by an increase in the volume of net premiums earned.

Period ended December 31, 2001

        During the period ended December 31, 2001, we wrote $2.3 million of gross premiums in our global reinsurance segment. Due to the short duration of the period, net premiums earned were $0.2 million, net losses and loss expenses were $0.1 million and acquisition costs were $0.5 million.

U.S. Insurance

        Our U.S. insurance segment principally consists of specialty lines business sourced in the U.S. and includes the following risk classifications: property, liability and professional lines. There are no comparative results for the period ended December 31, 2002, as we began writing business in this segment in 2003.

Nine months ended September 30, 2004 and September 30, 2003

        The following table summarizes the underwriting results and ratios for the nine months ended September 30, 2004 and September 30, 2003:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003	Change
	($ in thousands)
Revenues:
Gross premiums written	$595,637	$451,087	$144,550
Net premiums written	323,241	218,409	104,832
Net premiums earned	247,837	103,503	144,334
Expenses:
Net losses and loss expenses	182,271	66,743	115,528
Acquisition costs	7,477	638	6,839
General and administrative expenses(1)	49,927	11,713	38,214

Underwriting profit	$8,162	$24,409	$(16,247)

Ratios:
Net loss and loss expense ratio	73.5%	64.5%	9.0%
Acquisition cost ratio	3.0	0.6	2.4
General and administrative expense ratio(1)	20.1	11.3	8.8

Combined ratio	96.6%	76.4%	20.2%

(1)
For the nine months ended September 30, 2003, we did not allocate any of our general and administrative expenses, except for the personnel expenses of our underwriters; therefore, the general and administrative amounts and expense ratios for the two periods are not comparable.

        Premiums.    In the nine months ended September 30, 2004, gross premiums written were $595.6 million compared to $451.1 million for the nine months ended September 30, 2003, an increase of $144.5 million. The table below shows gross premiums written by line of business:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Property	$234,782	$156,933
Liability	171,706	113,106
Professional Lines	189,149	181,048

Total	$595,637	$451,087

        Gross premiums written for the nine months ended September 30, 2004 increased by 32.0%. This was primarily driven by an increase in the level of underwriting staff and increased marketing efforts.

        Our property book generated gross premiums written of $234.8 million during the nine months ended September 30, 2004, an increase of 49.6% over the nine months ended September 30, 2003. This was primarily due to four reasons: firstly, we introduced a new product line in mid-2003; secondly, we increased our maximum line sizes, which enabled our underwriters to access more business; thirdly, we increased the number of States in which we were able to write business on an admitted basis; and fourthly, we increased our market penetration.

        Our liability book generated gross premiums written of $171.7 million during the nine months ended September 30, 2004, an increase of 51.8% over the nine months ended September 30, 2003. This was primarily driven by an increase in our maximum line size for our umbrella and excess coverages, which enabled our underwriters to access more business and increase market penetration.

        Our professional lines book generated gross premiums written of $189.1 million during the nine months ended September 30, 2004, an increase of 4.5% over the nine months ended September 30, 2003. This was primarily driven by the fact that we did not acquire the renewal rights of a book of directors' and officers' liability insurance and related lines of business written by the FIS group of Kemper until February 17, 2003. Included within the gross premiums written for the nine months ended September 30, 2003 was $55.3 million relating to the cancel/rewrite process that followed the acquisition of the renewal rights. As the rates for directors' and officers' liability insurance have decreased, we have declined to renew some contracts where rates did not meet our targeted levels.

        Premiums ceded for the nine months ended September 30, 2004 were $272.4 million compared to $232.7 million for the nine months ended September 30, 2003, an increase of $39.7 million. Our U.S. insurance segment purchases significant proportional and excess of loss reinsurance on both a treaty and facultative basis that is designed to reduce the volatility in our severity driven classes of business. As a result, as the total of our gross premiums written increases so does the total of premiums ceded.

        The following table shows the derivation of net premiums earned:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Gross premiums earned	$491,226	$221,836
Ceded premiums amortized	(243,389)	(118,333)

Net premiums earned	$247,837	$103,503

        Gross premiums are earned over the period of the insured risk. Consequently, the level of gross premiums earned has increased as the level of gross premiums written has increased.

        Ceded premiums are amortized over the contract term. Consequently, the level of ceded premiums amortized has increased in 2004 as premiums ceded in 2003 continued to be amortized in 2004.

        Net Losses and Loss Expenses.    Net losses and loss expenses were $182.3 million for the nine months ended September 30, 2004 compared to $66.7 million for the nine months ended September 30, 2003, an increase of $115.6 million. This segment purchases significant reinsurance coverage, therefore, we have recorded reinsurance recoveries in our incurred but not reported loss reserves. The following table shows the components of net losses and loss expenses incurred:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Losses paid	$22,678	$11,416
Change in reported case reserves	125,203	2,877
Change in IBNR	362,238	130,298
Reinsurance recoveries	(327,848)	(77,848)

Net losses and loss expenses	$182,271	$66,743

        The net loss and loss expense ratio for the nine months ended September 30, 2004 was 73.5% compared to 64.5% for the nine months ended September 30, 2003. The increase in the net loss and loss expense ratio was primarily due to the impact of Hurricanes Charley, Frances, Ivan and Jeanne from which we incurred net losses and loss expenses of $47.6 million or 19.2 percentage points. Our estimates for the losses incurred for these hurricanes were derived from formal loss advices, the output of industry models, a review of in-force contracts and preliminary indications from clients. Consequently, actual losses from these hurricanes may vary materially from estimated losses. During the nine months ended September 30, 2004, we experienced positive prior period development of $10.9 million or 4.4 percentage points on our 2003 accident year property account. We primarily use the Bornhuetter-Ferguson method to estimate the ultimate cost of losses; it takes as a starting point an assumed loss and loss expense ratio and blends in the loss and loss expense ratio implied by our experience to date. During the nine months ended September 30, 2004, actual claims were less than expected for our 2003 accident year property account resulting in favorable loss development.

        Acquisition Costs.    Acquisition costs for the nine months ended September 30, 2004 were $7.5 million compared to $0.6 million for the nine months ended September 30, 2003, an increase of $6.9 million. The acquisition cost ratio for the nine months ended September 30, 2004 was 3.0% compared to 0.6% for the nine months ended September 30, 2003. The increase in acquisition costs was primarily due to a reduction in the level of commissions received on ceded premiums, which are offset against acquisition costs. During the nine months ended September 30, 2004, these commissions were $61.6 million, which had a positive impact on the acquisition cost ratio of 24.8 percentage points compared to $30.9 million and 29.9 percentage points for the nine months ended September 30, 2003.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2004 were $49.9 million compared to $11.7 million for the nine months ended September 30, 2003, an increase of $38.2 million. The general and administrative expenses ratio for the nine months ended September 30, 2004 was 20.1% compared with 11.3% for the nine months ended September 30, 2003. As we did not allocate any of our general and administrative expenses, except for the personnel expenses of our underwriters, prior to January 1, 2004, these amounts and ratios are not comparable.

Year ended December 31, 2003

        The following table summarizes the underwriting results and ratios for the year ended December 31, 2003:

Year Ended December 31, 2003
($ in thousands)
Revenues:
Gross premiums written	$625,898
Net premiums written	314,100
Net premiums earned	168,252
Expenses:
Net losses and loss expenses	108,497
Acquisition costs	21,130

Underwriting profit (loss) (before general and administrative expenses)	$38,625

Ratios:
Net loss and loss expense ratio	64.5%
Acquisition cost ratio	12.6%

        Premiums.    For the year ended December 31, 2003, gross premiums written were $625.9 million. The table below shows gross premiums written by line of business:

Year Ended December 31, 2003
($ in thousands)
Property	$225,508
Liability	157,808
Professional Lines	242,582

Total	$625,898

        Total gross premiums written for the year ended December 31, 2003 were derived 36% from commercial property insurance, 25.2% from commercial liability insurance and 38.8% from professional lines insurance. Following the acquisition of renewal rights in February 2003, there was a cancel/rewrite process for our professional lines book, which increased our gross premium written for this line by approximately $65.2 million. Without the cancel/rewrite process that increased the level of gross premiums written, the distribution of premium written amongst the three lines of business was more even.

        Our property book provides coverage for physical damage and business interruption primarily with respect to properties. Our liability book targets casualty risks in the U.S. excess and surplus lines market. Our professional lines book includes the business we obtained through the acquisition of renewal rights in February 2003. The majority of the professional lines gross premiums written have been derived from directors' and officers' liability coverage.

        Premiums ceded for the year ended December 31, 2003 were $311.8 million. Our U.S. insurance segment purchases significant proportional and excess of loss reinsurance on both a treaty and facultative basis. These reinsurance arrangements are generally designed to reduce the volatility in our severity driven classes of business.

        The following table shows the derivation of net premiums earned:

Year Ended December 31, 2003
($ in thousands)
Gross premiums earned	$354,649
Ceded premiums amortized	(186,397)

Net premiums earned	$168,252

        Gross premiums are earned over the period of the insured risk. Consequently, the level of earned premiums generally increases during the year as premiums written throughout the year are earned.

        Ceded premiums are amortized over the contract term. Consequently, the level of ceded premiums amortized generally increases during the year as ceded premiums throughout the year are amortized.

        Net Losses and Loss Expenses.    Net losses and loss expenses were $108.5 million for the year ended December 31, 2003. The following table shows the breakdown of net losses and loss expenses incurred:

Year Ended December 31, 2003
($ in thousands)
Losses paid	$13,281
Change in reported case reserves	10,675
Change in IBNR	192,815
Reinsurance recoveries	(108,274)

Net losses and loss expenses	$108,497

        The net loss and loss expense ratio for the year ended December 31, 2003 was 64.5%. This segment purchases significant reinsurance coverage; therefore, we have recorded reinsurance recoveries in our incurred but not reported loss reserves. This resulted in a significant level of reinsurance recoveries within net loss and loss expenses. During the year ended December 31, 2003, our loss experience on our property book benefited from the lack of major catastrophes.

        Acquisition Costs.    Acquisition costs for the year ended December 31, 2003 were $21.1 million. The acquisition cost ratio for the year ended December 31, 2003 was 12.6%. Commissions received on ceded premiums offset other acquisition costs. During the year ended December 31, 2003, override commissions were $50.0 million, which had a positive impact on the acquisition cost ratio of 29.6 percentage points. Included within the acquisition cost ratio was 11.0 percentage points relating to allocated personnel expenses for underwriters for the year ended December 31, 2003.

U.S. Reinsurance

        Our U.S. reinsurance segment principally consists of treaty reinsurance business sourced in the U.S. and focuses almost exclusively on exposures in the U.S. The underlying property and casualty business classes covered by the treaties we write in our U.S. reinsurance segment include: professional lines, liability, property, marine and aviation. There are no comparative results for the period ended December 31, 2002 as we began writing business in this segment in 2003.

Nine months ended September 30, 2004 and September 30, 2003

        The following summarizes the underwriting results and ratios for the nine months ended September 30, 2004 and September 30, 2003:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003	Change
	($ in thousands)
Revenues:
Gross premiums written	$311,831	$196,052	$115,779
Net premiums written	308,478	193,828	114,650
Net premiums earned	170,851	55,877	114,974
Expenses:
Net losses and loss expenses	148,736	40,762	107,974
Acquisition costs	35,016	12,500	22,516
General and administrative expenses(1)	8,072	2,047	6,025

Underwriting profit	$(20,973)	$568	$(21,541)

Ratios:
Net loss and loss expense ratio	87.1%	72.9%	14.2%
Acquisition cost ratio	20.5	22.4	(1.9)
General and administrative expense ratio(1)	4.7	3.6	1.1

Combined ratio	112.3%	98.9%	13.4%

(1)
For the nine months ended September 30, 2003, we did not allocate any of our general and administrative expenses, except for the personnel expenses of our underwriters; therefore, the general and administrative amounts and expense ratios for the two periods are not comparable.

        Premiums.    In the nine months ended September 30, 2004, gross premiums written were $311.8 million compared to $196.1 million for the nine months ended September 30, 2003, an increase of $115.7 million. The table below shows gross premiums written by line of business:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Professional Lines	$188,412	$127,256
Liability	75,139	43,808
Property	42,549	19,535
Marine and Aviation	5,731	5,453

Total	$311,831	$196,052

        Our professional lines book generated gross premiums written of $188.4 million during the nine months ended September 30, 2004, an increase of 48.1% over the nine months ended September 30, 2003. Our liability book generated gross premiums written of $75.1 million during the nine months ended September 30, 2004, an increase of 71.5% over the nine months ended September 30, 2003. These increases were primarily generated by our ability to quote and write the contracts that came up for renewal on January 1, 2004. In 2003, we were unable to take part in the January 1, 2003 renewal season because we did not receive regulatory approvals until mid-December 2002. In addition, we increased the statutory capital of AXIS Reinsurance in excess of $500 million, which enabled us to participate on more business. We wrote $42.5 million of gross premiums relating to property reinsurance during the nine months ended September 30, 2004, an increase of 117.8% over the nine months ended September 30, 2003. This was driven by the recruitment of a property underwriter in the second half of 2003.

        Premiums ceded for the nine months ended September 30, 2004 were $3.4 million compared to $2.2 million for the nine months ended September 30, 2003, an increase of $1.2 million.

        The following table shows the derivation of net premiums earned:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Gross premiums earned	$173,919	$56,805
Ceded premiums amortized	(3,068)	(928)

Net premiums earned	$170,851	$55,877

        Gross premiums are earned over the period of the insured risk. Consequently, the level of earned premiums generally has increased as premiums written throughout 2003 continued to be earned in 2004.

        In addition, a large portion of premiums written in 2003 were on a risk-attaching basis, for which the earning period is twice the underlying contract period. Consequently, a significant proportion of the gross premiums has been and will continue to be earned on these contracts in 2004.

        Net Losses and Loss Expenses.    Net losses and loss expenses were $148.7 million for the nine months ended September 30, 2004 compared to $40.8 million for the nine months ended September 30, 2003, an increase of $107.9 million. The following table shows the components of net losses and loss expenses incurred:

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003
	($ in thousands)
Losses paid	$4,243	$—
Change in reported case reserves	11,094	663
Change in IBNR	135,633	40,738
Reinsurance recoveries	(2,234)	(639)

Net losses and loss expenses	$148,736	$40,762

        The net loss and loss expense ratio for the nine months ended September 30, 2004 was 87.1% compared to 72.9% for the nine months ended September 30, 2003. The increase in the net loss and loss expense ratio was primarily due to the impact of to Hurricanes Charley, Frances, Ivan and Jeanne from which we incurred net losses and loss expenses of $27.1 million or 15.8 percentage points. Our estimates for the losses incurred from these hurricanes were derived from formal loss advices, the output of industry models, a review of in-force contracts and preliminary indications from clients. Consequently, actual losses from these hurricanes may vary materially from estimated losses. We experienced positive prior period development of $1.7 million or 1.0 percentage points generated on our 2003 accident year property account. We primarily use the Bornhuetter-Ferguson method to estimate the ultimate cost of losses; it takes as a starting point an assumed loss and loss expense ratio and blends in the loss and loss expense ratio implied by our experience to date. During the nine months ended September 30, 2004, there was a lack of claims in our 2003 accident year property account that caused the reduction in expected losses.

        Acquisition Costs.    Acquisition costs for the nine months ended September 30, 2004 were $35.0 million compared to $12.5 million for the nine months ended September 30, 2003, an increase of $22.5 million. The acquisition cost ratio for the nine months ended September 30, 2004 was 20.5%

compared to 22.4% for the nine months ended September 30, 2003. The decrease was due to a reduction in the level of commissions.

        General and Administrative Expenses.    General and administrative expenses for the nine months ended September 30, 2004 were $8.1 million compared to $2.0 million for the nine months ended September 30, 2003, an increase of $6.1 million. The general and administrative expenses ratio for the nine months ended September 30, 2004 was 4.7% compared with 3.6% for the nine months ended September 30, 2003. As we did not allocate any of our general and administrative expenses, except for the personnel expenses of our underwriters, prior to January 1, 2004, these amounts and ratios are not comparable.

Year Ended December 31, 2003

        The following table summarizes the underwriting results and ratios for the year ended December 31, 2003:

Year Ended December 31, 2003
($ in thousands)
Revenues:
Gross premiums written	$204,148
Net premiums written	200,811
Net premiums earned	86,404
Expenses:
Net losses and loss expenses	63,178
Acquisition costs	22,133

Underwriting profit (loss) (before general and administrative expenses)	$1,093

Ratios:
Net loss and loss expense ratio	73.1%
Acquisition cost ratio	25.6%

        Premiums.    In the year ended December 31, 2003, gross and net premiums written were $204.1 million. The table below shows gross premiums written by line of business:

Year Ended December 31, 2003
($ in thousands)
Professional Lines	$132,148
Liability	46,035
Property	19,535
Marine & Aviation	6,430

Total	$204,148

        Of the total gross premiums written for the year ended December 31, 2003, approximately 65% was derived from professional lines reinsurance. Professional lines reinsurance provides reinsurance coverage for directors and officers, employment practices liability, medical malpractice and miscellaneous errors and omissions exposures located primarily in the United States.

        Premiums ceded for the year ended December 31, 2003 were $3.3 million related to our professional lines business.

        The following table shows the derivation of net premiums earned:

Year Ended December 31, 2003
($ in thousands)
Gross premiums earned	$88,091
Ceded premiums amortized	(1,687)

Net premiums earned	$86,404

        Net premiums are earned over the period of the insured risk. A large portion of premiums are written on a risk-attaching basis; for this business the earning period is twice the underlying contract period. Consequently, we expect the level of net earned premiums to increase over time.

        Net Losses and Loss Expenses.    Net losses and loss expenses were $63.2 million for the year ended December 31, 2003. The following table shows the breakdown of net losses and loss expenses incurred:

Year Ended December 31, 2003
($ in thousands)
Losses paid	$4,338
Change in reported case reserves	3,520
Change in IBNR	56,481
Reinsurance recoveries	(1,161)

Total	$63,178

        The net loss and loss expense ratio for the year ended December 31, 2003 was 73.1%.

        Acquisition Costs.    Acquisition costs for the year ended December 31, 2003 were $22.1 million. The acquisition cost ratio for the year ended December 31, 2003 was 25.6%. Included within the ratio was 4.3 percentage points relating to allocated personnel expenses for underwriters for the year ended December 31, 2003.

Financial Condition and Liquidity

        We are a holding company and have no substantial operations of our own. Our assets consist primarily of our investments in subsidiaries. At September 30, 2004, we had operating subsidiaries in Bermuda, Ireland and the United States, a branch and representative office in the United Kingdom and a branch in Switzerland. Accordingly, our future cash flows depend upon the availability of dividends or other statutorily permissible payments from our subsidiaries. The ability to pay dividends is limited by the applicable laws and regulations of Bermuda, the United States and Ireland, which subject our insurance and reinsurance subsidiaries to significant regulatory restrictions. These laws and regulations require, among other things, some of our insurance and reinsurance subsidiaries to maintain minimum solvency requirements and limit the amount of dividends that these subsidiaries can pay to us, which in turn may limit our ability to pay dividends and make interest and other payments.

        Additionally, we are subject to Bermuda regulatory constraints that affect our ability to pay dividends on our common shares and make interest and other payments. Under the Bermuda Companies Act 1981, as amended (the "Companies Act"), AXIS Capital may declare or pay a dividend or make a distribution out of contributed surplus only if it has no reasonable grounds for believing that it is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of our liabilities and issued share capital and share premium accounts. In addition, pursuant to the terms of our credit agreement, we cannot pay cash dividends to our shareholders in excess of $150 million in the aggregate during any fiscal year.

        At September 30, 2004, the maximum amount of distributions that our subsidiaries could pay to AXIS Capital under applicable laws and regulations without prior regulatory approval was approximately $941.5 million.

Financial Condition

        At September 30, 2004, total investments at fair market value, accrued interest receivable and cash net of unsettled investment trades were $5.2 billion, compared to $4.0 billion at December 31, 2003. Our investment portfolio consisted primarily of fixed income securities at September 30, 2004 and was managed by several external investment management firms. At September 30, 2004, all of these fixed income securities were investment grade, with 82.7% rated Aa3 or AA- or better by an internationally recognized rating agency. The weighted-average rating of our fixed income portfolio was AA+ based on ratings assigned by Standard & Poor's. The net payable for investments purchased at September 30, 2004 was $197.3 million compared to a net receivable of $3.4 million at December 31, 2003. Net receivables/payables are a result of timing differences only, as investments are accounted for on a trade date basis.

        At September 30, 2004, we had $924.6 million of insurance and reinsurance premium balances receivable compared to $660.5 million at December 31, 2003. This increase was due to the level of gross premium written during the nine months ended September 30, 2004. At September 30, 2004, we had prepaid reinsurance of $234.2 million, an increase of $69.2 million since December 31, 2003, following an increase in the level of reinsurance purchased by our global insurance and U.S. insurance segments. At September 30, 2004, we had reinsurance recoverables of $551.2 million, an increase of $426.3 million since December 31, 2003, following loss recoveries of $247.3 million from Hurricanes Charley, Frances, Ivan and Jeanne. Loss recoveries relating to the hurricanes were from reinsurers, of which 98.4% were rated the equivalent of A- or better by internationally recognized rating agencies.

        At September 30, 2004, we had $2.2 billion of reserves for loss and loss expenses compared to $992.8 million at December 31, 2003, an increase of $1,230.4 million. Of this balance, $1.8 billion, or 81.2%, was incurred but not reported reserves.

        At September 30, 2004, our shareholders' equity was $3.1 billion compared to $2.8 billion at December 31, 2003, an increase of 10.7%. This increase was primarily due to net income of $313.9 million for the nine months ended September 30, 2004, offset by a $2.2 million decrease in the unrealized appreciation on our investment portfolio during the same period.

Liquidity

        In the nine months ended September 30, 2004, we generated a net operating cash inflow of $1,262.8 million, primarily relating to premiums received and investment income. During the same period, we paid losses of $142.0 million. We invested a net cash amount of $875.3 million during the period, and at September 30, 2004 had a cash balance of $935.3 million. For the nine months ended September 30, 2004, our cash flows from operations provided us with sufficient liquidity to meet our operating requirements.

        In the nine months ended September 30, 2003, we generated a net operating cash inflow of $985.0 million, primarily relating to premiums received and investment income. During the same period we paid losses of $63.0 million. We invested a net cash amount of $1,255.4 million, and at September 30, 2003 had a cash balance of $790.6 million.

        On an ongoing basis, our sources of funds primarily consist of premiums written, reinsurance recoveries, investment income and proceeds from sales and redemptions of investments. Cash is used primarily to pay losses and loss expenses, reinsurance, acquisition costs and general and administrative expenses and to purchase new investments and fund dividend payments.

        Our cash flows from operations generally represent the difference between: (1) premiums collected, reinsurance recoveries and investment earnings realized; and (2) losses and loss expenses paid, reinsurance purchased, underwriting and other expenses paid, investment losses realized and dividends paid. Cash flows from operations may differ substantially, however, from net income. The potential for a large claim under one of our insurance or reinsurance contracts means that substantial and unpredictable payments may need to be made within relatively short periods of time.

        On March 12, 2004, we declared a quarterly dividend of $0.125 per common share to shareholders of record at March 31, 2004; the dividend was paid on April 14, 2004. On June 16, 2004, we declared a quarterly dividend of $0.125 per common share to shareholders of record at June 30, 2004; the dividend was paid on July 14, 2004. On September 13, 2004, we declared a quarterly dividend of $0.125 per common share to shareholders of record at September 30, 2004; the dividend was paid on October 14, 2004.

        On April 21, 2004, we completed a secondary offering of 20,000,000 common shares held by some of our founding shareholders at a price of $27.91 per share. On April 27, 2004, we completed a secondary offering of an additional 3,000,000 common shares to cover over-allotments. We did not sell any common shares in connection with the registration and did not receive any proceeds from the offering.

Capital Resources

        On March 25, 2004, the Company renewed its credit facility by entering into a three-year $750 million credit facility with a syndicate of commercial banks led by JPMorgan Chase Bank, as administrative agent and lender. Under the terms of the new credit facility, up to $750 million may be used by the Company and its subsidiaries, AXIS Specialty Limited, AXIS Re Limited, AXIS Specialty Europe Limited, AXIS Reinsurance Company, AXIS Specialty Insurance Company and AXIS Surplus Insurance Company, to issue letters of credit and up to $300 million may be used by these entities for general corporate purposes, with total borrowings not to exceed $750 million. The credit facility contains various loan covenants with which the Company must comply, including limitations on the incurrence of future indebtedness, future liens, fundamental changes, investments and certain transactions with affiliates. The credit facility also requires that the Company maintain (1) a minimum amount of consolidated shareholders' equity equal to or greater than the sum of $1.975 billion plus (A) 50% of consolidated net income for each fiscal quarter beginning with the fiscal quarter ending March 31, 2005 and (B) 100% of the net cash proceeds received after March 25, 2004 from any issuance of our capital stock, and (2) a debt to total capitalization ratio not greater than 0.35:1.00. The credit facility contains restrictions on the Company's ability to make acquisitions, except that it may, among other things, acquire assets and entities in the insurance and reinsurance business for consideration in an aggregate amount not in excess of $250 million. The Company's ability to pay dividends or make other restricted payments is also limited, except that it may, among other things, pay cash dividends to shareholders in an amount not exceeding $150 million for any fiscal year and it may repurchase shares of its capital stock for consideration in an aggregate amount not exceeding $500 million. There was no debt outstanding under the credit facility at September 30, 2004 or December 31, 2003. At September 30, 2004, the Company had letters of credit of $133.9 million outstanding under the credit facility. At December 31, 2003, the Company had letters of credit of $127.3 million outstanding under its then existing credit facility. At September 30, 2004, we were in compliance with all covenants.

Commitments

        We did not make any significant capital expenditures during the quarter ended September 30, 2004. We currently expect capital expenditures for 2004 to be less than $50 million.

        The following table provides an analysis of our contractual obligations at September 30, 2004:

		Payment due by period Expressed in thousands of U.S. dollars
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations	$61,448	$7,521	$14,709	$11,832	$27,386

        We invested in the senior preferred shares of a collateral loan obligation with a carrying value of $15.7 million. In connection with this investment, we have committments that may require additional funding of up to $9.3 million through February 2006.

Quantitative and Qualitative Disclosure about Market Risk

        We are exposed to potential loss on our investment portfolio from various market risks, including changes in interest rates and foreign currency exchange rates, and from credit risk. Our investment portfolio primarily consists of fixed income securities denominated in both U.S. and foreign currencies. External investment professionals manage our portfolio under the direction of our management in accordance with detailed investment guidelines provided by us. Our guidelines do not currently permit the use of derivatives other than foreign currency forward contracts. In the future, we may change our guidelines to permit the use of derivatives. We do not enter into risk sensitive instruments for trading purposes.

        Interest Rate Risk.    Fluctuations in interest rates have a direct impact on the market valuation of fixed income securities included in our investment portfolio. As interest rates rise, the market value of our fixed income portfolio falls, and the converse is also true. We manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.

        Our current duration target for our investments is two to four years. The duration of an investment is based on the maturity of the security and also reflects the payment of interest and the possibility of early principal payment of such security. We seek to utilize investment benchmarks that reflect this duration target. Management periodically revises our investment benchmarks based on business and economic conditions, including the average duration of our potential liabilities. At September 30, 2004, our invested assets (assets under management by external investment managers) had an approximate duration of 3.1 years.

        At September 30, 2004, we held $1,470.7 million at fair market value, or 32.5% of our total invested assets, in mortgage-backed securities compared to $1,012.9 million, or 28.2%, at December 31, 2003. When interest rates decline, these assets are exposed to prepayment risk, which occurs when holders of underlying mortgages increase the frequency with which they prepay the outstanding principal before the maturity date and refinance at a lower interest rate cost. When interest rates increase, these assets are exposed to extension risk, which occurs when holders of underlying mortgages reduce the frequency on which they prepay the outstanding principal before the maturity date and delay any refinancing of the outstanding principal.

        We have calculated the effect that an immediate parallel shift in the U.S. interest rate yield curve would have on our assets under management by third party investment managers at September 30, 2004. The modeling of this effect was performed on each security individually using the security's effective duration and changes in prepayment expectations for mortgage-backed and asset-backed securities. The results of this analysis are summarized in the table below.

Interest Rate Movement Analysis on Market Value of Assets under Management by Third Party Investment Managers

	Interest Rate Shift in Basis Points (Expressed in thousands of U.S. dollars)
	-100	-50	0	+50	+100	+200
Total Market Value	$4,691,921	$4,627,924	$4,559,191	$4,486,697	$4,411,938	$4,261,021
Market Value Change from Base	2.91%	1.51%	0.00%	(1.59)%	(3.23)%	(6.54)%
Change in Unrealized Value	$132,730	$68,733	$—	$(72,494)	$(147,253)	$(298,170)

        Foreign Currency Risk.    Fluctuations in foreign currency exchange rates have a direct impact on the market valuation of fixed income securities included in our investment portfolio that are denominated in those currencies. Therefore, we attempt to manage our foreign currency risk by seeking to match our liabilities under insurance and reinsurance policies that are payable in foreign currencies with investments that are denominated in such currencies. Furthermore, we may use foreign currency forward contracts in an effort to hedge against movements in the value of foreign currencies relative to the U.S. dollar and to gain exposure to interest rate differentials between differing market rates. A foreign currency forward contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Foreign currency forward contracts will not eliminate fluctuations in the value of our assets and liabilities denominated in foreign currencies but rather allow us to establish a rate of exchange for a future point in time. We do not expect to enter into such contracts with respect to a material amount of our assets. Foreign currency forward contracts purchased are not specifically identifiable against cash, any single security or any groups of securities and, therefore, do not qualify and are not designated as a hedge for financial reporting purposes. All realized gains and losses and unrealized gains and losses on foreign currency forward contracts are recognized in our statements of operations and comprehensive income. At September 30, 2004, the net contractual amount of foreign currency forward contracts was $23.6 million with an unrealized loss of $0.6 million. At December 31, 2003, the net contractual amount of foreign currency forward contracts was $3.8 million with a negligible fair market value.

        At September 30, 2004, we had insurance and reinsurance premium balances receivable of $924.6 million compared to $660.5 million at December 31, 2003. Of this balance, 81.3% was denominated in U.S. dollars. Of the remaining balance, 10.9% was denominated in Euro and 4.4% in Sterling. At September 30, 2004, a 5% increase or decrease in the value of the Euro and Sterling currencies against the U.S. dollar would produce a gain or loss of approximately $7.1 million, compared to $1.0 million at December 31, 2003.

        Credit Risk.    We have exposure to credit risk primarily as a holder of fixed income securities. Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to particular ratings categories and any one issuer. We attempt to limit our credit exposure by purchasing fixed income investments rated BBB-/Baa3 or higher. In addition, we have limited our exposure to any single corporate issuer to 5% or less of our portfolio for securities rated A-/A3 or above and 2% or less of our portfolio for securities rated between BBB-/Baa3 and BBB+/Baa1. At September 30, 2004, we did not have an aggregate exposure to any single issuer of more than 2% of our portfolio, other than with respect to U.S. government and agency securities. In addition, we have credit risk under some contracts where we receive premiums in return for assuming the risk of default on pre-determined portfolios of sovereign and corporate obligations. See note 9(a) to the consolidated financial statements incorporated by reference to this prospectus supplement for a further discussion regarding those contracts that meet the definition of a derivative contract under FAS 133.

        Value-at-Risk.    Our management uses Value-at-Risk ("VaR") as one of its tools to measure potential losses in fair market values of our investment portfolio. The VaR calculation is calculated by a third party provider and reviewed by management. VaR uses a Monte Carlo simulation to project many different prices of fixed income securities, derivatives and currencies taking into account, among other things, the volatility and the correlation between security price changes over various forecast horizons. The VaR of our investment portfolio at September 30, 2004 was approximately $190.6 million compared to $174.1 million at December 31, 2003, which represents the potential loss in fair market value of our investment portfolio over a one year time horizon within a 95% confidence level. This increase was primarily due to a higher overall investment balance. The VaR computation is a risk analysis tool and does not purport to represent actual losses in fair market value. We cannot predict actual future movements in market rates and do not present these results to be indicative of future movements in such market rates or to be representative of any actual impact that future changes in market rates may have on our future results of operations or financial position.

Effects of Inflation

        We do not believe that inflation has had a material effect on our results of operations, except insofar as inflation may affect interest rates. The potential exists, after a catastrophe loss, for the development of inflationary pressures in a local economy. The anticipated effects on us are considered in our catastrophe loss models. The effects of inflation are also considered in pricing and in estimating reserves for unpaid claims and claim expenses. The actual effects of inflation on our results of operations cannot be accurately known until claims are ultimately settled.

BUSINESS

Overview

        We provide specialty lines insurance and treaty reinsurance on a global basis, with headquarters in Bermuda. Through our operating subsidiaries and branches based in Bermuda, Ireland, the United States, the United Kingdom and Switzerland, we focus on writing coverage for specialized classes of risk through our team of highly skilled and experienced underwriters. Since our founding in November 2001, we have successfully assembled a strong management team of proven leaders with significant industry experience, established a global underwriting infrastructure and built a broad product portfolio. In 2002, our first full year of operation, we wrote $1.1 billion of gross premiums, generated $265.1 million of net income, produced a combined ratio of 70.7% and earned a return on average equity of 14.7%. In 2003, we wrote $2.3 billion of gross premiums, generated $532.3 million of net income, produced a combined ratio of 73.7% and earned a return on average equity of 22.3%. In the nine months ended September 30, 2004, we wrote $2.4 billion of gross premiums, generated $313.9 million of net income, produced a combined ratio of 86.4% and earned a return on average equity of 14.2%. We believe that we have established a recognized franchise in the insurance and reinsurance industry and are well-positioned to provide our products to our customers.

        In 2002, our business consisted of two underwriting segments: specialty lines and treaty reinsurance. With effect from January 1, 2003, we added two new segments following our acquisitions of AXIS Reinsurance and AXIS Surplus. Our business now consists of four segments: global insurance (formerly specialty lines), global reinsurance (formerly treaty reinsurance), U.S. insurance and U.S. reinsurance. During the year ended December 31, 2003, we wrote gross premiums of $980.7 million in our global insurance segment, $462.9 million in our global reinsurance segment, $625.9 million in our U.S. insurance segment and $204.1 million in our U.S. reinsurance segment. For the nine months ended September 30, 2004, we wrote gross premiums of $730.9 million in our global insurance segment, $722.8 million in our global reinsurance segment, $595.6 million in our U.S. insurance segment and $311.8 million in our U.S. reinsurance segment.

        AXIS Capital is a holding company organized under the laws of Bermuda. AXIS Capital was incorporated on December 9, 2002. AXIS Specialty commenced operations on November 20, 2001. AXIS Specialty and its subsidiaries became wholly owned subsidiaries of AXIS Capital pursuant to the Exchange Offer. In the Exchange Offer, the shareholders of AXIS Specialty exchanged their shares for identical shareholdings in AXIS Capital. Following the Exchange Offer, AXIS Specialty distributed its wholly owned subsidiaries to AXIS Capital. The Exchange Offer represented a business combination of companies under common control and has been accounted for at historical cost. As a result, the consolidated financial information presented in this prospectus supplement gives effect to the exchange of equity interests as though it occurred as of the inception date of AXIS Specialty on November 8, 2001.

        AXIS Specialty Holdings Ireland Limited ("AXIS Ireland Holdings"), a wholly owned subsidiary of AXIS Capital, was incorporated in Ireland on January 28, 2002 and acts as a holding company for AXIS Specialty Europe and AXIS Re. AXIS Specialty Europe became licensed as an Irish insurer in May 2002. AXIS Re also became entitled to carry on reinsurance business from Ireland in May 2002. AXIS Specialty London was established in June 2003 as a U.K. branch of AXIS Specialty Europe. The branch commenced underwriting facultative business in September 2003. AXIS Re Europe was established in August 2003 as a Swiss branch of AXIS Re. The branch commenced underwriting reinsurance business in Zurich during November 2003.

        AXIS Specialty U.S. Holdings Inc. ("AXIS U.S. Holdings"), a wholly owned subsidiary of AXIS Capital, was incorporated in Delaware on March 11, 2002. It acts as a holding company for AXIS Reinsurance, which is domiciled in New York. AXIS Reinsurance is licensed to write insurance and reinsurance in all 50 states in the United States, the District of Columbia and Puerto Rico. AXIS Insurance, a wholly owned subsidiary of AXIS Reinsurance, is domiciled in Connecticut. AXIS

Insurance is a surplus lines eligible insurer in 37 states in the United States and the District of Columbia.

        On February 28, 2003, AXIS U.S. Holdings completed the acquisition of Sheffield Insurance Corporation for $34.7 million and subsequently renamed it AXIS Surplus. AXIS Surplus is licensed to write insurance in Illinois, Alabama and Georgia and eligible to write surplus lines insurance in 44 states and the District of Columbia. In addition, we added a team of insurance professionals from Combined Specialty Group, Inc. In the first half of 2003, we acquired the renewal rights to a book of professional liability insurance and related lines business written by FIS in exchange for an agreement to make an override payment. We purchased this company and agreed to acquire these rights as the foundation for commencing our U.S. insurance operations.

        On July 7, 2003, we completed an initial public offering of 15.4 million newly issued common shares and 9.3 million common shares offered by selling shareholders. Net proceeds to the Company from the offering were $316.0 million. In April, 2004, we completed a secondary offering of 23,000,000 common shares held by some of our founding shareholders. We did not receive any net proceeds from the offering.

Competitive Strengths

        We believe our competitive strengths have enabled, and will continue to enable, us to capitalize on the significant dislocation in the insurance and reinsurance marketplace. These strengths include:

        Experienced Management and Underwriting Team with Proven Track Record.    Our management team is led by our Chief Executive Officer and President, John R. Charman, who has over 30 years of industry experience. Mr. Charman has served as Chief Executive Officer of Charman Underwriting Agencies and Tarquin plc, President of ACE International and Deputy Chairman of Lloyd's. Our Chairman, Michael A. Butt, has over 40 years of industry experience, having served as Chief Executive Officer of Mid Ocean Ltd., Chairman and Chief Executive Officer of Eagle Star Holdings and Eagle Star Insurance Company, Chairman of Sedgwick Limited and as a Director of XL Capital Ltd. We have also assembled a team of senior underwriters with an average industry experience in excess of 20 years at successful insurers and reinsurers in a variety of markets. The extensive depth and knowledge of our management and underwriting teams provide us with the ability to successfully select and price complex risks.

        Long-Standing Market Relationships.    Our underwriters have well-established personal relationships with our insureds, cedents and brokers. We were founded by an affiliate of Marsh, the largest insurance broker worldwide, and believe that we have broad support among all major insurance and reinsurance brokers. Almost all of our business is sourced from our underwriters' existing relationships with brokers and insureds. In addition, several of our senior underwriters have worked together previously, which we believe facilitates internal communication resulting in broad internal knowledge of a client's needs, strengthens our peer review processes and, therefore, facilitates the fulfillment of these needs with a service orientation. We use our market relationships to identify business opportunities and establish ourselves as leaders in lines of business that have been severely affected by the dislocation in insurance markets.

        Demonstrated Ability to Attract High Quality Talent.    From inception, we have successfully targeted and hired high quality management and underwriting talent. In addition, we have capitalized on the significant dislocation in the insurance industry by selectively recruiting entire underwriting teams, which has enabled us to expand our product lines. For example, following our acquisition of AXIS Surplus, we recruited a team of experienced underwriters that provided us with a high quality, U.S.-based specialty lines platform. In addition, in connection with our acquisition of the renewal rights from Kemper for the FIS professional liability and related lines business, we hired a team of senior underwriters from Kemper to facilitate this expansion of our capabilities.

        Disciplined Approach to Underwriting and Risk Management.    We believe in generating underwriting profitability through a disciplined, conservative approach utilizing peer review processes involving seasoned underwriters for each of our segments. We believe these peer review processes, combined with our strict management of global aggregate exposures across products and sophisticated modeling capabilities, allow us to realize attractive prices, favorable terms and risk diversification. We manage our exposures on a product and geographic basis through comprehensive, daily review by senior management. For our property and casualty business, we use commercially available software, such as "RMS" and "CATRADER," to model, price and monitor exposures on complex risks.

        Low-Cost International Infrastructure and Versatile Underwriting Platform.    Since our founding in November 2001, we have established 14 offices and built a staff of over 300 employees. With teams of underwriters based in Bermuda, Ireland, the United States, the United Kingdom and Switzerland, we have the ability to identify, source and underwrite a diverse portfolio of risks quickly and efficiently. We believe we have created an efficient, scaleable, low-cost infrastructure that complements the global, specialized nature of our business. For our global insurance segment, we have built a unique Internet policy submission system called "Submit.Axis" that allows brokers to submit detailed underwriting requests. Upon submission, we identify the appropriate licensed entity to underwrite the risk while feeding all submission data to our senior underwriting team. We believe our international presence, centralized coordination and proprietary technologies provide us with the flexibility to adapt to market conditions in real time and practice a highly opportunistic underwriting approach. In addition, we believe our innovative technological platform and streamlined underwriting processes help lower our costs.

        Superior Financial Strength.    As of September 30, 2004, we had $3.1 billion of shareholders' equity without any outstanding debt. Our insurance and reinsurance subsidiaries are rated "A" (Strong) by Standard & Poor's, which is the sixth highest of 21 ratings, and "A" (Excellent) by A.M. Best, which is the third highest of 15 ratings. AXIS Specialty, AXIS Re and AXIS Reinsurance are rated "A2" (Good) by Moody's Investors Service, which is the sixth highest of 21 ratings. These ratings are intended to assist policyholders and reflect the rating agencies' opinions of our financial strength and our ability to pay policyholder claims and are not applicable to the securities offered in this prospectus supplement. Additionally, we have enhanced our financial flexibility by entering into a new credit facility. Under the facility, we can use up to $750 million for letters of credit and up to $300 million for general corporate purposes. Our financial strength allows us to offer large per risk coverage limits. We believe that our ability to offer specialty lines in excess of $100 million in coverage on a per risk basis allows us to maintain consistent pricing power and superior risk selection capability. Our capital is unencumbered by historical losses relating to the tragic events of September 11, 2001, asbestos, environmental or other legacy exposures that have led to capital charges for others in our industry. We believe our financial strength has quickly allowed us to be recognized as one of a select group of highly rated specialty insurers and bolstered our credibility among brokers and insureds. Our conservative approach to managing our balance sheet reflects our commitment to maintaining our financial strength.

Strategy

        Our corporate objective is to generate superior returns on capital that appropriately reward us for risks we assume and to increase our revenue only when we deem the returns meet or exceed our requirements, while establishing ourselves as a global leader in providing specialty lines insurance and treaty reinsurance products to our customers. We intend to achieve this objective by executing the following strategies:

        Establish Global Leadership in Key Business Lines by Leveraging Management's Significant Experience and Relationships.    Our senior management team has extensive customer relationships with leading insurers, cedents and brokers around the world, including Marsh and its subsidiary Guy Carpenter, Aon, Willis and Benfield. As a result, we have been able to take advantage of the current dislocation in the insurance market to rapidly establish our market presence. In our first full year, we wrote gross premiums of $1.1 billion with approximately 2,000 clients and expanded this base in 2003 by writing gross premiums of $2.3 billion with over 5,000 clients. We intend to continue to rely on the strength and depth of these relationships to generate new business in the future. We will continue to capitalize on our management's industry experience and relationships as we establish ourselves as a leading provider of specialty lines and treaty reinsurance.

        Opportunistically Manage a Diverse Portfolio of Specialty Risks.    We are opportunistic and selective participants in business lines that have been or may be most affected by the significant contraction in global underwriting capacity. In 2002, we constructed a diverse portfolio of business lines consistent with our long-term targets. We use our underwriting expertise to emphasize particular business lines in response to changing market conditions. For example, in 2002 we wrote $155.2 million of terrorism related business at highly attractive terms and average attachment points above $65.0 million. In 2003, we wrote $109.9 million of terrorism related business. Our average attachment points for this business increased to $122 million and the geographic distribution of this portfolio of risks moved away from the United States where the terrorism market has become increasingly competitive. Also, in 2003 we acquired the renewal rights to a book of business written by FIS. We believe this acquisition came at a time when there was a capacity shortage in this line, the pricing for this business was strengthening and underwriting terms and conditions were improving. With our depth of experience, underwriting knowledge and centralized exposure management, we are able to quickly and efficiently underwrite diverse classes of risk around the world and will continue to underwrite classes of risk consistent with our underwriting expertise while monitoring evolving market conditions.

        Continue Commitment to Highly Disciplined Underwriting Practices.    We utilize our disciplined underwriting approach to minimize risk and reduce the volatility of our operating results. We believe that the use of peer review processes throughout our organization, combined with our strict management of global aggregate exposures across products and sophisticated modeling capabilities, allow us to realize attractive prices, favorable terms and risk diversification. We also strive to control our risk by insuring higher layers of loss.

        Maintain a Conservative Balance Sheet and Superior Financial Ratings.    We are committed to maintaining our excellent capitalization, financial strength and ratings over the long-term. Our assets are conservatively invested in high-grade fixed income securities. Our investment strategy is to preserve capital and proactively avoid problem credits by applying stringent watch-list criteria and following formalized investment guidelines. We will continue to maintain a high quality, short duration asset portfolio consistent with our ratings. We believe we are prudent buyers of reinsurance and utilize the retrocessional market when capacity is available at attractive terms. In addition, we will seek to maintain our current ratings, as we believe they are important for attracting business.

        Realize Increased Profitability by Maintaining Our Efficient, Low-Cost Infrastructure.    We maintain and capitalize on our low-cost infrastructure to realize increased profitability as our business matures. This low-cost infrastructure, largely characterized by outsourcing of non-core functions, allows us the flexibility to adjust our administrative infrastructure and costs to changing market conditions and to selectively participate in new business opportunities, or retrench from existing business lines, without incurring significant additional costs. Having obtained requisite licenses, technology and underwriting expertise within our first year of operation and having built out our U.S. insurance and reinsurance segments in 2003, we believe we are well-positioned to continue to grow our business without incurring significant additional capital expenditures.

        Manage Capital Prudently.    We manage our capital prudently relative to our risk exposure to maximize profitability and long-term growth in shareholder value. Our capital management strategy is to deploy capital efficiently to underwriting opportunities and to establish adequate loss reserves to protect against future adverse developments. We target an optimal level of overall leverage to support our underwriting, we have instituted a dividend payment policy and, if appropriate, we may return excess capital to shareholders in the form of share repurchases.

Business Segments

        Our business consists of four segments: global insurance (formerly specialty lines), global reinsurance (formerly treaty reinsurance), U.S. insurance and U.S. reinsurance. Our business segments and the related gross premiums written, set forth by business segment, are as follows:

Gross Premiums Written by Business Segment

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
	($ in thousands)
Global insurance	$730,878	$980,661
Global reinsurance	722,796	462,938
U.S. insurance	595,637	625,898
U.S. reinsurance	311,831	204,148

Total	$2,361,142	$2,273,645

  Global Insurance

        Our global insurance segment principally consists of specialty lines business that is sourced outside of the United States but covers exposures throughout the world. In this segment, we offer tailored solutions in order to respond to distinctive risk characteristics. Competition in the lines of business written in this segment tends to focus less on price and more on availability, service and other value based considerations, although when the market softens brokers and weaker markets generally attempt to commoditize the products based on price. To reach our financial and operational goals, we must have extensive knowledge and expertise in our chosen markets and must consider risks on an individual basis. We have chosen to write business in only those lines where we believe we have specialized underwriting expertise.

        The principal specialty lines in our global insurance segment are: specialty risks, onshore and offshore energy, aviation and aerospace, commercial property and marine. Since most of these lines are for physical damage and related perils and not casualty coverage, the segment is principally short to medium tail business. This means that claims are generally made and settled earlier than in long tail business, which facilitates our reserving process for this segment.

        Gross premiums written, by line, for our global insurance segment are as follows:

Global Insurance—Gross Premiums Written by Line

	Nine Months Ended September 30, 2004		Year Ended December 31, 2003
	($ in thousands)
Specialty risks	$287,656	39.4%	$377,336	38.5%
Onshore and offshore energy	156,326	21.4	219,386	22.3
Aviation and aerospace	93,217	12.8	178,442	18.2
Commercial property	115,650	15.7	124,135	12.7
Marine	78,029	10.7	81,362	8.3

Total	$730,878	100.0%	$980,661	100.0%

        Specialty risks.    Specialty risks includes terrorism, marine and aviation war risk, political risk and professional lines. Terrorism coverage insures against physical damage and associated business interruption of an insured following an act of terrorism. Marine and aviation war insurance provides specific war coverage for the interests otherwise covered in our aviation and marine, hull and liability books of business. We believe our ability to offer coverage for war, terrorism, hull and liability risks in the aviation market distinguishes us from most of our competitors. Our political risks book generally provides protection against sovereign default or other sovereign actions resulting in impairment of cross border investments, most often investments in infrastructure development, for banks and major corporations in industries such as energy and mining. Professional lines provides high layer directors' and officers' liability insurance, which generally covers directors and officers of public companies against claims alleging mismanagement or other breaches of corporate duties.

        Onshore and offshore energy.    The energy book concentrates on providing physical damage, business interruption and liability coverage for the onshore and offshore oil and gas industry. Since the beginning of 2003, we have benefited from an increase in the number of insurable risks due to the high activity in energy construction and many insureds emerging from multi-year deals, which enabled us to participate on renewals that we were unable to access in prior years.

        Aviation and aerospace.    The aviation and aerospace book provides insurance for aviation risks such as hull and liability coverage for passenger and cargo airlines and privately owned aircraft and selectively written product liability coverage. The aerospace book provides property damage coverage on satellites for pre-launch, launch and in-orbit phases. In addition, the aerospace book provides coverage for damage to the launch sites and launch and in-orbit liability.

        Commercial property.    The commercial property book primarily provides coverage for physical damage and business interruption with respect to industrial properties. Coverage provided includes catastrophic and non-catastrophic events.

        Marine.    The marine book provides coverage for hull, liability, cargo and specie and recreational marine risks. These risks include property damage to ships, pollution damage caused by vessels on a sudden and accidental basis and protection for general cargo and the contents of armored cars, vaults, exhibitions and museums.

        In our global insurance segment, business is primarily transacted through insurance brokers and intermediaries. Customers in this segment include major companies in the airline, banking, multimedia, natural resources and oil and gas industries. No customer accounted for more than 2.0% of the gross premiums written in this segment in 2003 or 2002.

  Global Reinsurance

        Our global reinsurance segment principally consists of treaty reinsurance business that is sourced outside of the United States but covers exposures throughout the world. Treaty reinsurance contracts are contractual arrangements that provide for automatic reinsuring of a type or category of risk underwritten by our clients. When we write treaty reinsurance contracts, we do not separately evaluate each of the risks assumed under the contracts and are largely dependent on the underwriting decisions made by the cedent. Accordingly, we carefully review and analyze the cedent's risk management and underwriting practices in deciding whether to provide treaty reinsurance and in appropriately pricing the treaty to meet, or exceed, predetermined requirements. This business is short to medium tail in nature, which typically allows us to determine the ultimate loss experience within a relatively short time period after a contract has expired.

        Our contracts can be written on either a pro rata basis, also known as proportional, or on an excess of loss basis. In pro rata contracts, the reinsurer and the reinsured participate in the premiums and losses on every risk that comes within the scope of the agreement in a fixed proportion. The reinsurer reimburses the ceding company for the cost of producing the business in the form of a ceding commission. The ceding commission may include an additional commission above the actual costs of the ceding company, and these contracts often have profit oriented additional commissions as well. In excess of loss contracts, the reinsurer pays all or a specified percentage of a loss caused by a particular occurrence or event in excess of the retention and up to a stipulated limit.

        This business generally operates as a subscription market, with the reinsurance intermediaries seeking participation for specific treaties among a number of reinsurers. We offer a price at which we are willing to participate, and only participate if we believe available pricing is favorable. Those reinsurers that ultimately subscribe to any given treaty participate at substantially the same pricing and terms and conditions. See "—Underwriting and Risk Management."

        Gross premiums written, by line, for our global reinsurance business segment are as follows:

Global Reinsurance—Gross Premiums Written by Line

	Nine Months Ended September 30, 2004		Year Ended December 31, 2003
	($ in thousands)
Catastrophe	$388,759	53.8%	$339,137	73.3%
Property pro rata	119,145	16.5	61,003	13.2
Property per risk	78,385	10.8	50,681	10.9
Credit and Bond	72,660	10.0	—	—
Motor and General Liability	48,937	6.8	—	—
Other	14,910	2.1	12,117	2.6

Total	$722,796	100.0%	$462,938	100.0%

        Catastrophe Reinsurance.    Most of our catastrophe reinsurance is for property risks. Our property catastrophe reinsurance business reinsures catastrophic perils for ceding companies on a treaty basis. Our property catastrophe reinsurance contracts provide protection for most catastrophic losses that are covered in the underlying insurance policies written by our ceding company clients. The principal perils in our portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances (including personal lines), terrorism may be a covered peril or the only peril. Coverage for other perils may be negotiated on a case-by-case basis. Catastrophe reinsurance contracts incur losses only when events occur that impact more than one risk or insured. Protection under property catastrophe treaties is provided on an occurrence basis, allowing our ceding company clients to combine losses that have been incurred in any single event from multiple underlying policies. The multiple claimant nature of property catastrophe reinsurance requires careful monitoring and control of cumulative aggregate exposure.

        We also reinsure workers' compensation, personal accident and life products. This business is focused on exposures in the United States and is virtually all written on an excess of loss basis. We focus on business that is exposed to severity losses and not expected to produce high levels of claims frequency. This business is written only at levels that would require multiple deaths or injuries to result in a loss. The treaties include limitations on the maximum amount of coverage for any one person and our attachment points are multiples of these stipulated maximum coverage limits. There is a potential for events that trigger property catastrophe claims, such as catastrophic earthquakes, to also result in injuries and deaths. We closely monitor the potential for accumulation within our businesses. We price and accumulate exposures in this portfolio with tools that are either the same or are very similar to the tools we use for the property catastrophe account.

        Property Pro Rata Treaty Reinsurance.    Property pro rata treaty reinsurance is treaty reinsurance that covers a cedent's aggregate losses from all events in the covered period. For example, we could provide reinsurance to cover a portfolio of individual residential properties. This business is written on a proportional basis. Most of our pro rata treaty reinsurance contracts have occurrence limits. Property pro rata treaty reinsurance may contain significant risk of accumulation of exposures, both to natural and other perils. Our underwriting process explicitly recognizes these exposures. Natural perils, such as hurricane and windstorm, earthquake and flood, are analyzed through our catastrophe modeling systems. Other perils, such as fire and terrorism events, are considered based on historic loss and loss expense ratios experienced by cedents and monitored for cumulative aggregate exposure.

        Property Per Risk Treaty Reinsurance.    Our property per risk treaty reinsurance business reinsures a portfolio of particular property risks of ceding companies on a treaty basis. For example, we could provide reinsurance to cover a cedent's losses for damage to commercial property under individual policies. This business consists of a highly diversified portfolio of reinsurance contracts covering claims from individual insurance policies issued by our ceding company clients and including both personal lines and commercial property risks (principally covering buildings, structures, equipment and contents). Loss exposure in this business includes the perils of fire, explosion, collapse, riot, vandalism, hurricane and windstorm, tornado, flood and earthquake. This business is written on an excess of loss basis. Our property per risk treaty reinsurance agreements generally have occurrence limits.

        Credit and Bond.    Our credit and bond account consists principally of reinsurance of trade credit insurance products. The reinsurance is structured on both a proportional and an excess of loss basis. The underlying insurance indemnifies sellers of goods and services against a payment default by the buyer of those goods and services. The excess of loss writings protect the ceding insurers against large losses arising from the failure of a single enterprise (the buyer of goods and services) and the aggregation of losses arising on policies issued to insureds (the sellers of goods and services) protecting against such a failure. In addition, we reinsure ceding insurers against losses arising from a broad array of surety bonds that have been issued by bond insurers principally to satisfy regulatory demands in a variety of jurisdictions around the world but predominantly in Europe.

        Motor and General Liability.    We provide excess of loss protection to insurers to protect their portfolio of third party motor or general liability insurance. The majority of the business that we currently write is motor liability business where we participate in syndicated placements of tranches of liability exposure that cover losses arising out of any one occurrence. The occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrences. In several jurisdictions in Europe, motor liability products have no stated limits. Consequently, we participate in some unlimited layers of motor liability reinsurance.

        Other.    This book of business is treaty reinsurance primarily written on an excess of loss basis and currently covers claims arising from aviation and crop reinsurance.

        In our global reinsurance segment, business is transacted primarily through reinsurance brokers and intermediaries, except for our trade credit and bond reinsurance, which is generally written on a direct basis. Customers in this segment are mostly small to mid-sized North American and European insurers. Except for XL Capital Ltd, which accounted for 5.8% of our global reinsurance gross premiums written in 2003, no other client accounted for more than 5.0% of our gross premiums written within this segment in 2003 or 2002.

        The following is a breakdown of treaty reinsurance premiums in our global reinsurance segment by geographic area:

Global Reinsurance—Gross Premiums Written by Geographic Area

	In Force as of September 30, 2004	In Force as of December 31, 2003
U.S.	30.3%	41.9%
Europe	26.5	17.9
North America (excluding U.S.)	8.8	12.7
Worldwide(1)	28.3	19.0
Caribbean	2.2	3.6
Japan	1.7	2.6
Australia/New Zealand	1.0	1.3
Asia	0.3	0.6
Middle East	0.8	0.3
Africa	0.1	0.1

Total	100.0%	100.0%

    (1)
    "Worldwide" risks comprise individual policies that insure risks on a worldwide basis.

  U.S. Insurance

        Our U.S. insurance segment primarily consists of specialty lines business that is sourced in the United States and covers exposures in the United States. The U.S. specialty insurance market differs from the standard insurance market. In the standard market, insurance rates and forms are highly regulated and products and coverages are largely uniform with relatively predictable exposures. In contrast, the specialty market provides coverage for risks that are complex and require specific expertise and that do not generally fit the underwriting criteria of the standard carriers. Competition tends to focus on availability, service and other value based considerations. To reach our financial and operational goals, we must have extensive knowledge and expertise in our chosen markets. Most of our risks are considered on an individual basis, and we employ tailored solutions in order to respond to distinctive risk characteristics. We have chosen to write business in only those lines where we believe we have specialized underwriting expertise. In our U.S. insurance segment, we can currently write business in all 50 states in the United States and the District of Columbia and Puerto Rico as an admitted insurer and in 48 states and the District of Columbia on an excess and surplus basis.

        Gross premiums written, by line, for our U.S. insurance business segment are as follows:

U.S. Insurance—Gross Premiums Written by Line

	Nine Months Ended September 30, 2004		Year Ended December 31, 2003
	($ in thousands)
Property	$234,782	39.4%	$225,508	36.0%
Professional lines	189,149	31.8	242,582	38.8
Liability	171,706	28.8	157,808	25.2

Total	$595,637	100.0%	$625,898	100.0%

        Property.    Our commercial property book provides coverage for physical damage and business interruption primarily with respect to commercial properties. The book consists of both primary and excess risks, some of which are catastrophe exposed. Customary types of accounts include medium to large residential, public entity and manufacturing risks.

        Professional Lines.    Our professional lines book includes the renewal rights to a book of business we acquired from Kemper in exchange for a payment that is based upon the gross written premiums for renewals retained. The majority of the business in our professional lines book is directors' and officers' liability coverage. Directors' and officers' liability insurance generally covers directors and officers of public and private companies against claims alleging mismanagement or other breaches of corporate duties. The professional lines market has seen significant improvements in terms and conditions as well as pricing within the last two years. Following the recruitment of an experienced team of underwriters in late 2003, in 2004 we expanded into selective classes within the errors and omissions market.

        Liability.    Our commercial liability book primarily targets casualty risks in the United States excess and surplus markets. Our target classes include mercantile, manufacturing and building/premises, with particular emphasis on commercial and consumer products, commercial construction and miscellaneous general liability. We primarily target accounts with severity exposures rather than frequency and use reinsurance to mitigate some of the volatility inherent in this business.

        In our U.S. insurance segment, business is transacted primarily through insurance brokers and intermediaries. No customer accounted for more than 2.0% of the gross premiums written in this segment in 2003.

  U.S. Reinsurance

        Our U.S. reinsurance segment principally consists of treaty reinsurance business that is sourced in the United States and covers exposures in the United States. Treaty reinsurance lines in this book include: professional lines; liability; property; auto; and marine and aviation.

        Gross premiums written, set forth by line, are as follows for our U.S. reinsurance business segment:

U.S. Reinsurance—Gross Premiums Written by Line

	Nine Months Ended September 30, 2004		Year Ended December 31, 2003
	($ in thousands)
Professional lines	$188,412	60.4%	$132,148	64.7%
Liability	75,139	24.2	46,035	22.6
Property	42,549	13.6	19,535	9.6
Marine and aviation	5,731	1.8	6,430	3.1

Total	$311,831	100.0%	$204,148	100.0%

        Professional Lines.    Our professional lines book of business consists of a portfolio of medical malpractice, directors' and officers', employment practices liability and miscellaneous errors and omissions insurance risks and is written on both an excess of loss and a proportional basis. The majority of risks written are on an excess of loss basis and have severity driven characteristics. In a market characterized by historically high losses resulting in diminished capacity, we have been able to capitalize on increased opportunities presented by a complete re-underwriting of the underlying product.

        Liability.    Our liability book of business consists of a portfolio of standard casualty lines, including auto liability, general liability, umbrella (personal and commercial) and workers compensation. We predominantly write excess of loss treaties with an emphasis on severity driven layers. Due to significant competition and capacity that slowed positive trends in terms and conditions, we did not write significant premium volumes in this line of business in 2003. Due to improvements in the general casualty reinsurance market during 2003 and 2004, we have written more business in this class during 2004.

        Property.    Our property book is a portfolio of North American risks. We currently reinsure specialty companies and specialty divisions of mid to large sized regional and national carriers on a proportional and per risk basis. We also provide facultative reinsurance through semi-automatic binding agreements.

        Marine and aviation.    Our marine and general aviation (non-airline) portfolio is primarily written on an excess of loss basis with an emphasis on severity driven layers. Lines of business covered under the marine segment include hull, cargo and marine liability. Our general aviation treaty products include aircraft hull and liability coverages.

        In our U.S. reinsurance segment, business is transacted primarily through reinsurance brokers and intermediaries. Customers in this segment are mostly small to mid-sized North American insurers. Five clients, Attorneys' Liabilities Assurance Services, Chubb Corporation, Gulf Insurance Company, St. Paul Companies Inc. and XL Capital Ltd., accounted for 59.5% of the gross premiums written in this segment in 2003. No other client accounted for more than 5.0% of our gross written premiums in 2003.

Technology

        We have developed a sophisticated technology platform to support our underwriting activities worldwide. We believe our use of technology allows us to maintain a low-cost infrastructure and efficient underwriting operations. In addition, we believe our technologies provide us with competitive advantages as we seek to improve our relationships with our customers and provide enhanced levels of customer service.

        "Submit.Axis" is a unique, web-based policy submission capability that we have developed for our global insurance segment. Initially developed for brokers in the London market, Submit.Axis allows brokers to provide details of a policy submission "online" so that our underwriters may review the submissions online. Upon submission, our underwriters can access submission details online and review relevant policy documentation. In addition, the underwriters in the applicable licensed entity interact "offline" with the broker to prepare offers and final slip information for broker review with the submission accepted or declined offline. Also, the system allows all global specialty lines underwriters to view all business activity and assist with market intelligence and our peer review process. We intend to roll out this system for internal use to all of our segments during 2004.

        In reviewing submissions, our underwriters utilize our proprietary licensing database to determine the appropriate licensed entity that can underwrite the risk. Our licensing database contains detailed legal and regulatory information regarding each jurisdiction in which we are permitted to write business and permits us to respond rapidly to opportunities in a cost-efficient manner. In addition, our underwriting system is linked into our accounting system, which allows us to generate consistency in financial reporting, disclosure requirements and forecasting procedures across our organization. We are committed to continuing to identify and deploy technologies which enhance our processing and underwriting capabilities and which enable us to realize additional operating efficiencies.

Underwriting and Risk Management

        For our global insurance segment, internal underwriting controls are exercised through a group of senior underwriters. Each proposal for each risk we consider underwriting is attached to Submit.Axis and can be reviewed by all underwriting staff. Each risk that is ultimately bound must be reviewed by underwriters in the applicable licensed entity prior to the commitment of a line and contractual commitment.

        Global reinsurance ensures that pricing methodology is consistent and appropriate by the use of proprietary rating and accumulation tools, underwriting authority limits and frequent communication. All business is rated using the same basic risk measurement standards to ensure consistency within the segment. Each underwriter is delegated a limit up to which he or she has the authority to write business. If an underwriter wishes to exceed these limits on any contract, the Chief Executive Officer of the segment must review and approve the contract. All offers, quotes and bound lines are circulated daily to the senior reinsurance underwriters within the segment to allow for feedback and commentary. This process ensures that the knowledge base and experience of the segment is available to all underwriters to supplement the state of the art technology that we use to technically price our business.

        For our U.S. insurance segment, we utilize a similar review process. However, due to the large number of submissions received and the generally smaller net retentions on this business, we use a modified peer review process whereby every account is reviewed by two or more underwriters before a risk is bound and only risks that have the approval of a senior officer are bound. Depending upon the risk's characteristics and our underwriting guidelines, the risk may also be reviewed by a senior underwriting panel. In all cases, one of our senior officers reviews all new business weekly.

        For our U.S. reinsurance segment, all risks are reviewed by a senior underwriter. If the risk meets our internal guidelines for exposure and profitability, it is referred to the Chief Executive Officer of the segment for additional analysis. After the approval of the Chief Executive Officer of the segment, the risk is circulated to a peer review panel, currently consisting of the Chief Executive Officer and Chief Executive Officer of global reinsurance, for final comments. In every case, the review process is completed before we commit contractually.

        We utilize a variety of proprietary and commercially available tools to quantify and monitor the various risks we accept as a company. Our proprietary systems include those for modeling risks associated with property catastrophe, workers' compensation and various casualty and specialty pricing models as well as our proprietary portfolio risk model.

        For the analysis of our catastrophe exposed business in our global insurance, global reinsurance and U.S. reinsurance segments, we utilize three natural catastrophe modeling tools (Risklink version 4.3 licensed by RMS and Classic/2 and CATRADER licensed by AIR). In addition, we have developed an internal proprietary application, known as the AXIS Catastrophe Accumulation and Pricing System or "ACAPS," which allows us to track the results from each of these models for both pricing and accumulation purposes. Our state-of-the-art modeling system (including an aggregate exposure management tool) allows the underwriting team, in conjunction with the actuarial team, to analyze risk exposure on a per peril (e.g., fire, flood, earthquake, etc.) and a geographic basis. If a program meets our underwriting criteria, the proposal is evaluated in terms of its risk/reward profile to assess the adequacy of the proposed pricing and its potential impact on our overall return on capital. For the analysis of our terrorism and offshore energy business in our global insurance segment, we utilize a modeling tool licensed by RMS.

        For our property pro rata business in our global reinsurance segment, we utilize a combination of actuarial techniques and catastrophe modeling. We use actuarial techniques to examine our ceding companies' underwriting results as well as the underwriting results from the companies with comparable books of business and pertinent industry results. In our property per risk business, we rely almost exclusively on actuarial techniques. Although per risk treaties may include exposure to natural perils, catastrophe modeling systems are generally not used largely because the cedents do not generally provide location level information that will allow accurate measurement of exposure to per risk treaty structures. To minimize this impact, we generally participate in middle to upper layers where the natural catastrophe element of exposure is minimized.

        With respect to the catastrophe exposed business in our U.S. insurance segment, we utilize Risklink version 3 licensed by RMS to price and to accumulate individual risks for our commercial property and onshore energy books. This analysis is then combined with the analyses of our other three segments to monitor aggregate exposures. For terrorism perils, we have developed a proprietary system for monitoring accumulations.

        With respect to the non-catastrophe exposed business in our U.S. insurance segment, we generally analyze specialty insurance contracts via a variety of rating models. Where applicable, our models draw upon industry information, including historical trend and development information licensed from Insurance Services Office, Inc. and AMS Services, Inc.

        In addition to the above technical and analytical practices, our underwriters use a variety of means, including specific contract terms and diversification of risk by geography and type of risk, to manage our exposure to loss. Substantially all business written is subject to aggregate limits in addition to event limits.

Marketing

        We produce our business almost exclusively through insurance and reinsurance brokers worldwide, who receive brokerage fees and commissions for placing our business. Our management and underwriting team have longstanding relationships with key insurance and reinsurance brokers, such as Marsh (including its subsidiary, Guy Carpenter), Aon, Willis and Benfield, and with many ceding companies. Senior management also has direct relationships with customers.

        The following table shows our gross premiums written by broker for the year ended December 31, 2003 and the nine months ended September 30, 2004.

Gross Premiums Written by Broker

	Nine Months Ended September 30, 2004		Year Ended December 31, 2003
	($ in thousands)
Marsh (including Guy Carpenter)	$732,228	31.0%	$765,265	33.7%
Aon	483,793	20.5	438,690	19.3
Willis	172,162	7.3	261,609	11.5
Benfield	148,940	6.3	92,034	4.0
Others	824,019	34.9	716,047	31.5

Total	$2,361,142	100.0%	$2,273,645	100.0%

Ceded Reinsurance

        Some of our underwriting segments purchase reinsurance to reduce the risk of exposure to loss. Our global insurance and reinsurance segments purchase reinsurance to reduce exposure to large losses. Our U.S. insurance segment purchases significant reinsurance to reduce the volatility in severity driven classes of business. The segments purchase three types of reinsurance cover: facultative; excess of loss; and quota share. Facultative covers are typically assumed with the original business. Excess of loss covers provide a contractually set amount of cover after an excess point has been reached. These covers generally are purchased on a package policy basis, as they provide cover for a number of lines of business within one contract. Quota share covers provide a proportional amount of coverage from the first dollar of loss. All of these reinsurance covers provide for recovery of a portion of losses and loss expenses from reinsurers. We remain liable to the extent that reinsurers do not meet their obligations under these agreements and, therefore, we evaluate the financial condition of our reinsurers and monitor concentrations of credit risk. All of our reinsurance is placed with reinsurers rated at least "A-" or better by Standard & Poor's or A.M. Best. During 2003, one reinsurer was downgraded below "A-". In such circumstances, we re-evaluate the collectiblity of any reinsurance balances due from the reinsurer and, where necessary, we post an allowance for uncollectible reinsurance recoverables. See note 7 to the consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Gross, ceded and net premiums written and earned for the year ended December 31, 2003 and the nine months ended September 30, 2004 were as follows:

Gross, Ceded and Net Premiums Written and Earned

	Nine Months Ended September 30, 2004		Year Ended December 31, 2003
	Premiums Written	Premiums Earned	Premiums Written	Premiums Earned
	($ in thousands)
Gross	$2,361,142	$1,821,099	$2,273,645	$1,701,016
Ceded	(412,063)	(341,650)	(365,258)	(264,786)

Net	$1,949,079	$1,479,449	$1,908,387	$1,436,230

Claims Management

        We have claims teams located in Bermuda, Ireland, the United States and the United Kingdom. Our claims teams provide global coverage and claims support for the business we write with a focus on either our U.S. or global business. The role of our claims units is to investigate, evaluate and pay claims efficiently. We have implemented claims handling guidelines and claims reporting and control procedures in all claims units. To ensure that claims are handled and reported in accordance with these guidelines, all claims matters are reviewed weekly during a formal claims meeting. The minutes from each meeting are also circulated to our underwriters, senior management and our independent actuaries. To maintain communication between underwriting and claims teams, claims personnel regularly report at underwriting meetings and frequently attend client meetings.

        When we receive notice of a claim, regardless of size, it is recorded within our underwriting and claims system, and reserves and payments are checked weekly. To assist with the reporting of significant claims, we have also developed a large claims information database, or LCID. The database is primarily used to "flash report" significant events and potential insurance or reinsurance losses, regardless of whether we have exposure. Where we have exposure, the system allows a direct notification to be instantly communicated to underwriters and senior management worldwide. The database is also used as an electronic workflow management tool for larger cases that may involve adjustment and coverage issues or litigation.

Reserves

        An insurer establishes reserves for losses and loss expenses that arise from its insurance and reinsurance products. These reserves are balance sheet liabilities representing estimates of future amounts required to pay losses and loss expenses for insured or reinsured claims that have occurred at or before the balance sheet date, whether already known or not yet reported. It is our policy to establish these losses and loss expense reserves prudently after reflecting all information known to us as of the date they are recorded. Our loss reserves are estimated every quarter by Ernst & Young, who acts as our reserving actuary, and are based on generally accepted actuarial principles. These reserves are then discussed with and reviewed by management prior to establishing the ultimate loss reserves. Ernst & Young receives all LCID flash reports and has access to our claims information and individual contracts as part of their quarterly review.

        Our loss reserves are established based upon our estimate of the total cost of claims that were reported to us but not yet paid, or case reserves, the cost of additional case reserves on known events not yet reported to us and claims reported to us but not considered to be adequately reserved, or ACR, and the anticipated cost of claims incurred but not yet reported to us, or IBNR. Under U.S. GAAP, we are not permitted to establish loss reserves with respect to our catastrophe reinsurance until an event occurs that gives rise to a loss. As a result, only losses incurred up to the reporting date may be set aside with respect to our property catastrophe reinsurance, with no allowance for the provision of a contingency reserve to account for expected future losses.

        For reported losses, we establish case reserves within the parameters of the coverage provided in the insurance or reinsurance contracts. Additional case reserves are often estimated by our claims function ahead of official notifications but in the same manner as reported case reserves. Where there is a possibility of a claim, we may book an additional case reserve, which is only revised upon final determination that no claim will arise or is adjusted as claims notifications are received.

        We estimate IBNR reserves using actuarial methods. We also utilize historical insurance industry loss development patterns, as well as estimates of future trends in claims severity, frequency and other factors, to aid us in establishing our losses and loss expense reserves.

        Loss reserves represent estimates, including actuarial and statistical projections at a given point in time, of an insurer's or reinsurer's expectations of the ultimate settlement and administration costs of claims incurred. As a result, it is likely that the ultimate liability will differ from such estimates, perhaps significantly. Such estimates are not precise in that, among other things, they are based on predictions of future developments and estimates of future trends in loss severity and frequency and other variable factors such as inflation. This uncertainty is heightened by the short time in which our company has operated, thereby providing limited claims loss emergence patterns specifically for our company. This has necessitated the use of benchmarks in deriving IBNR, which despite management's and the independent actuary's care in selecting them, have the risk of differing from actual experience. During the loss settlement period, it often becomes necessary to refine and adjust the estimates of liability on a claim either upward or downward. Even after such adjustments, ultimate liability may exceed or be less than the revised estimates.

Investments

        The finance committee of our board of directors establishes our investment policies and creates guidelines for external investment managers. Management implements our investment strategy with the assistance of those external managers. These guidelines specify minimum criteria on the overall credit quality and liquidity characteristics of the portfolio and include limitations on the size of some holdings as well as restrictions on purchasing some types of securities.

        Our current investment strategy seeks to preserve principal and maintain liquidity while trying to maximize investment return through a high quality, diversified portfolio. In this regard, at September 30, 2004, our investment portfolio consisted primarily of fixed income securities and cash and cash equivalents. At September 30, 2004, all of these fixed income securities were investment grade, with 82.7% rated Aa3 or AA- or better by an internationally recognized rating agency. The weighted-average rating of our fixed income portfolio was AA+ based on ratings assigned by Standard & Poor's. The net payable for investments purchased at September 30, 2004, was $197.3 million. Our risk management strategy and investment policy is to invest primarily in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to particular ratings categories and any one issuer. Within this fixed income portfolio, we attempt to limit our credit exposure by purchasing fixed income investments rated BBB-/Baa3 or higher. In addition, we have limited our exposure to any single corporate issuer to 5% or less of our portfolio for securities rated A-/A3 or above and 2% or less of our portfolio for securities rated between BBB-/Baa3 and BBB+/Baa1. At September 30, 2004, we did not have an aggregate exposure to any single issuer of more than 2% of our portfolio, other than with respect to U.S. government and agency securities.

        Our current duration target for our investments is two to four years. The duration of an investment is based on the maturity of the security and also reflects the payment of interest and the possibility of early principal payment of such security. We seek to utilize investment benchmarks that reflect this duration target. Management periodically revises our investment benchmarks based on business and economic factors, including the average duration of our potential liabilities. At September 30, 2004, our invested assets (assets under management by external investment managers) had an approximate duration of 3.1 years.

        The types of securities in our fixed income portfolio and their fair market values and amortized costs were as follows as of September 30, 2004:

Types of Securities in Our Fixed Income Portfolio and Their Fair Market Values and Amortized Costs

	September 30, 2004
Type of Investment	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Loss	Fair Market Value
	($ in thousands)
U.S. government and agency securities	$1,452,752	$7,838	$(5,711)	$1,454,879
Non U.S. government securities	78,997	1,239	—	$80,236
Corporate debt securities	863,011	12,894	(3,265)	$872,640
Mortgage backed securities	1,461,901	13,160	(4,320)	$1,470,741
Asset backed securities	232,798	1,145	(343)	$233,600
States, municipalities and political subdivisions	246,248	2,805	(627)	$248,426

Total fixed income maturities	$4,335,707	$39,081	$(14,266)	$4,360,522

        As of September 30, 2004, mortgage backed securities constituted approximately 32.5% of our invested assets. As with other fixed income investments, the fair market value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment or extension risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and mortgage backed securities are prepaid more quickly, requiring us to reinvest the proceeds at the then current market rates. In periods of increasing interest rates, these investments are exposed to extension risk, which occurs when holders of underlying mortgages reduce the frequency on which they prepay the outstanding principal before the maturity date and delay any refinancing of the outstanding principal.

        The principal risk associated with corporate debt securities is the potential loss of income and potential realized and unrealized principal losses due to insolvencies and deteriorating credit. Asset backed securities are subject to structural, credit and capital markets risks. Structural risks include the security's priority in the issuer's capital structure, the adequacy of and ability to realize proceeds from the collateral and the potential for prepayments. Credit risks include consumer or corporate credits such as credit card holders and corporate obligors. Capital markets risks include the general level of interest rates and the liquidity for these securities in the market place.

        The Standard & Poor's credit ratings for fixed income securities held and the percentage of our invested assets they represented as of September 30, 2004 were as follows:

Credit Ratings for Our Fixed Income Portfolio

	As of September 30, 2004
Rating	Amortized Cost	Fair Market Value	Percentage of Total Fair Market Value
AAA	$3,402,218	$3,416,974	78.4%
AA	187,558	188,873	4.3
A	482,289	485,512	11.1
BBB	263,642	269,163	6.2

Total	$4,335,707	$4,360,522	100.0%

        The contractual maturities of our fixed maturity securities are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The maturity distribution for fixed income securities held as of September 30, 2004 was as follows:

Maturity Distribution for Our Fixed Income Portfolio

	As of September 30, 2004
Rating	Amortized Cost	Fair Market Value	Percentage of Total Fair Market Value
	($ in thousands)
Due in one year or less	$110,388	$110,193	2.5%
Due after one year through five years	1,645,967	1,645,289	37.7
Due after five years through ten years	714,959	727,673	16.7
Due after ten years	169,694	173,027	4.0

Subtotal	2,641,008	2,656,182	60.9
Mortgage and asset backed securities	1,694,699	1,704,340	39.1

Total	$4,335,707	$4,360,522	100.0%

        The following table illustrates net investment income, net realized gains on investments, net realized and unrealized gains on investment derivative instruments, annualized effective yield, total return on investments and the performance results of the various classes of fixed income investments in our portfolio as compared to appropriate indices for the nine months ended September 30, 2004 and the year ended December 31, 2003:

Net Investment Income and Returns on Investments

	Nine months ended September 30, 2004	Year Ended December 31, 2003
	($ in thousands)
Net investment income	$104,621	$73,961
Net realized gains on investments	9,949	27,556
Net realized and unrealized gains (losses) on investment derivative instruments	(531)	(4,989)

Net realized gains	$9,418	$22,567

Annualized effective yield(1)	3.33%	2.62%

Total return(2)	2.67%	3.50%

Total return liquidity portfolio(2)	1.23%	1.98%
Total return Merrill Lynch 1-3 year Treasury Index	0.89%	1.90%

Relative Performance	0.35%	0.07%

Total return intermediate duration portfolios(2)	3.06%	4.21%
Total return customized benchmark	2.95%	3.80%

Relative Performance	0.11%	0.41%

Total return long duration portfolios(2)	3.34%	3.79%
Total return customized benchmark	3.35%	4.11%

Relative Performance	(0.01)%	(0.32)%

Total return U.S. portfolios(3)	2.57%	2.26%
Total return customized benchmark(3)	2.81%	2.63%

Relative Performance	(0.24)%	(0.37)%

(1)
Annualized effective yield is calculated by dividing the investment income generated from assets under management by third party investment managers by the average balance of the assets managed by the Company's portfolio managers.

(2)
Total return for our investment portfolio is calculated using beginning and ending market portfolio values, adjusted for external cash flows.

(3)
Management of our U.S. portfolio by third party investment managers commenced in March 2003 and, consequently, results represent the 10 month period ended December 31, 2003.

        We recently expanded our investment strategy to other asset sectors. At September 30, 2004, we had invested $15.7 million in the senior preferred shares of a collateralized loan obligation, $42.4 million in combination notes of collateralized loan obligations and $25.0 million in a medium term note representing an interest in a pool of European fixed income securities. The Company carries these investments at fair value, which currently approximates cost. In addition, we may invest in U.S. dollar high yield fixed income securities; however, as of September 30, 2004, we had not made any investments in this sector.

        We routinely assess whether declines in fair value of our investments represent impairments that are other than temporary. There are several factors that are considered in that assessment of a security, which include (1) the time period during which there has been a significant decline below cost, (2) the extent of the decline below cost, (3) our intent to hold the security, (4) the potential for the security to recover in value, (5) an analysis of the financial condition of the issuer and (6) an analysis of the collateral structure and credit support of the security, if applicable.

        The gross unrealized losses of securities in our portfolio were as follows as of September 30, 2004:

September 30, 2004
Six months or less	$9,078
Greater than six months but less than 12 months	3,044
Greater than or equal to 12 months	2,144

$14,266

        As of September 30, 2004 there were approximately 1,042 securities in an unrealized loss position with a fair market value of $1,886.3 million. Of these securities, there are 137 securities that have been in an unrealized loss position for 12 months or greater with a fair market value of $89.4 million. As of September 30, 2004, none of these securities were considered to be impaired. The unrealized losses from these securities were a result of movements in interest rates rather than credit, collateral or structural issues.

        Our investment portfolio consists of fixed income securities denominated in both U.S. and foreign currencies. Accordingly, earnings will be affected by many factors, including changes in interest rates and foreign currency exchange rates. Effective July 1, 2003, the Company adopted FAS No. 149 "Amendment and Hedging Activities." As a result, some of our mortgage backed securities are required to be classified as derivatives. Other than these securities and foreign currency forward contracts, our investment guidelines do not currently permit the use of derivatives. At September 30, 2004, we held mortgage backed securities classified as derivatives with a fair value of $105.8 million. In the future, we may change our guidelines to permit the use of additional types of derivatives.

        As of September 30, 2004, we had engaged several investment management firms to provide us with investment management and advisory services. We have agreed to pay investment management fees based on the respective funds under management after each calendar quarter. These fees are taken into account in the calculation of net investment income. There are no performance based fees. The agreements with these firms may be terminated by either party at periods varying from immediately to 30 days upon written notice. In the nine months ended September 30, 2004, we incurred $5.6 million of fees in respect of investment management and advisory services.

        We have entered into investment management agreements with several investment managers, including J.P. Morgan Investment Management Inc. and The Putnam Advisory Company, L.L.C., both of which are considered related parties. These agreements were entered into on an arms length basis on terms generally available in the market.

Competition

        The insurance and reinsurance industry is highly competitive. We compete on an international and regional basis with major U.S., Bermuda, European and other international insurers and reinsurers and with underwriting syndicates, some of which have greater financial, marketing and management resources than we do. We also compete with new companies that continue to be formed to enter the insurance and reinsurance markets. In addition, capital markets participants offer alternative products that are intended to compete with reinsurance products.

        In our global and U.S. insurance segments, where competition tends to be focused more on availability, service and other considerations than on price, we compete with insurers that provide property and casualty based lines of insurance such as: ACE Limited, Allianz Group, Allied World Assurance Company, Ltd., American International Group, Inc., Berkshire Hathaway, Inc., Chubb Corporation, Converium Group, Endurance Specialty Holdings Ltd., Factory Mutual Insurance Company, Lloyd's of London, Munich Re Group, Swiss Reinsurance Company and XL Capital Ltd.

        In our global and U.S. reinsurance segments, we compete with reinsurers that provide property and casualty based lines of reinsurance such as: ACE Limited, Arch Capital Group Ltd., Converium Group, Endurance Specialty Holdings Ltd., Everest Re Group, Ltd., IPCRe Limited, Lloyd's of London, Montpelier Re Holdings Ltd., Munich Re Group, PartnerRe Ltd., Platinum Underwriters Holdings, Ltd., Renaissance Re Holdings Ltd., Swiss Reinsurance Company, Transatlantic Holdings Inc. and XL Capital Ltd.

        Competition in the types of business that we underwrite is based on many factors, including:

  •
  reputation;

  •
  strength of client relationships;

  •
  perceived financial strength;

  •
  management's experience in the line of insurance or reinsurance to be written;

  •
  premiums charged and other terms and conditions offered;

  •
  services provided, products offered and scope of business (both by size and geographic location);

  •
  financial ratings assigned by independent rating agencies; and

  •
  speed of claims payment.

        Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms, which could have a material adverse impact on our growth and profitability.

Ratings

        Ratings by independent agencies are an important factor in establishing the competitive position of insurance and reinsurance companies and are important to our ability to market and sell our products. Rating organizations continually review the financial positions of insurers, including us. Standard & Poor's maintains a letter scale rating system ranging from "AAA" (Extremely Strong) to "R" (under regulatory supervision). A.M. Best maintains a letter scale rating system ranging from "A++" (Superior) to "F" (in liquidation). Our insurance subsidiaries have been rated "A" (Strong) by Standard & Poor's, which is the sixth highest of twenty-one rating levels, and "A" (Excellent) by A.M. Best, which is the third highest of fifteen rating levels. The objective of Standard & Poor's and A.M. Best's ratings systems is to assist policyholders and to provide an opinion of an insurer's or reinsurer's financial strength and ability to meet ongoing obligations to its policyholders. These ratings reflect Standard & Poor's and A.M. Best's opinions of our ability to pay policyholder claims, are not applicable to the securities offered in this prospectus supplement and are not a recommendation to buy, sell or hold our securities. These ratings are subject to periodic review by, and may be revised downward or revoked at the sole discretion of, Standard & Poor's and A.M. Best.

Administration

        We outsource many administrative functions to third parties that can provide levels of expertise in a cost-efficient manner that we cannot replicate internally. Functions that we outsource include:

  •
  bulk contract processing;

  •
  actuarial services;

  •
  investment accounting services; and

  •
  claims processing and back office services.

        Our outsourcing of these functions assisted us in quickly establishing our international underwriting platform, and provides us with the flexibility to adjust our administrative infrastructure and costs to changing market conditions.

Properties

        We own the property in which our offices are located in Dublin, Ireland. We lease office space in the other countries in which we operate under operating leases that expire at various dates. We renew and enter into new leases in the ordinary course of business as required. See the notes to the consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of our lease commitments for real property. We believe that for the foreseeable future this office space is sufficient for us to conduct our operations.

Employees

        As of September 30, 2004, we had 372 employees. We believe that our employee relations are excellent. None of our employees is subject to collective bargaining agreements.

Legal Proceedings

        Except as set forth below, we are not currently a party to any material legal proceedings. From time to time, we are subject to routine legal proceedings, including arbitrations, arising in the ordinary course of business. Those legal proceedings generally relate to claims asserted by or against us in the ordinary course of our insurance or reinsurance operations.

        On August 26, 2004, AXIS U.S. Holdings received a subpoena from the Attorney General of the State of New York seeking information regarding incentive commission agreements between its insurance companies and insurance brokers. On September 20, 2004, AXIS U.S. Holdings received two additional subpoenas from the Attorney General of the State of New York seeking information regarding fictitious and inflated quotes submitted by insurance companies to insurance brokers. On October 21, 2004, AXIS U.S. Holdings received a further subpoena from the Attorney General of the State of New York seeking information regarding tying, or conditioning direct insurance on the placement of reinsurance. These inquiries are part of an industry-wide investigation and we are cooperating fully in the investigation.

        Consistent with long-standing and wide-spread industry practice, we have entered into incentive commission agreements with brokers. As a result of this investigation, we have ceased entering into, and have suspended making payments under, incentive commission agreements. See "Certain Relationships and Related Transactions."

        We do not believe that we have engaged in the improper business practices that are the focus of the Attorney General of the State of New York's investigation. To confirm that our employees have not engaged in any of these improper business practices, we are conducting an internal investigation led by outside counsel to examine the subjects raised by the Attorney General of the State of New York. We believe that this is in the best interests of the Company, our shareholders and our employees.

        We understand that some purported shareholders class action lawsuits have been filed against us and certain of our executive officers relating to certain of the practices being investigated by the Attorney General of the State of New York. We believe that these lawsuits are without merit and intend to vigorously defend against them.

        We cannot predict the effect that the investigation or the lawsuits will have on the industry or our business, although negative publicity, fines and penalties or rating agency actions could have a material adverse effect on our business, results of operations and financial condition. In addition, to the extent that the fines or penalties are assessed against brokers, our results of operations could be adversely affected because we bear the credit risk of brokers. See "Risk Factors—Our reliance on brokers subjects us to their credit risk."

MANAGEMENT

Directors and Executive Officers

        The table below sets forth the names, ages and positions of our directors and executive officers.

Name	Age	Positions
Michael A. Butt	62	Chairman of the Board
John R. Charman	52	Chief Executive Officer, President and Director
Robert J. Newhouse, Jr.	79	Director, Chairman of the Executive Committee
Andrew Cook	42	Chief Financial Officer
Richard H. Blum	65	Chairman of the Board, Chief Executive Officer and President, AXIS Specialty U.S. Holdings, Inc.
William A. Fischer	43	Chief Executive Officer and President, AXIS Global Reinsurance
John Gressier	36	Chief Executive Officer and President, AXIS Global Insurance
Karl Mayr	54	Chief Executive Officer and President, AXIS European Reinsurance
Michael E. Morrill	45	Chief Executive Officer and President, AXIS U.S. Reinsurance
Dennis B. Reding	56	Chief Executive Officer, AXIS U.S. Insurance
Lorraine S. Mariano	41	Chief Human Resources Officer
John Murray	43	Chief Operations Officer
Carol S. Rivers	40	General Counsel and Secretary
Richard Strachan	37	Chief Claims Officer
Charles A. Davis	55	Director
W. Thomas Forrester	53	Director
Robert L. Friedman	61	Director
Donald J. Greene	71	Director
Jurgen Grupe	67	Director
Maurice A. Keane	63	Director
Edward J. Kelly, III	51	Director
Scott A. Schoen	46	Director
Henry B. Smith	55	Director
Frank J. Tasco	77	Director
Jeffrey C. Walker	49	Director

        Michael A. Butt has been Chairman of the Board since September 2002. Mr. Butt is also Chairman of the Board of Directors of AXIS Specialty. Mr. Butt has over 40 years of insurance industry experience. From 1982 to 1986, Mr. Butt was the Chairman of Sedgwick Limited and Vice Chairman of the Sedgwick Group plc. From 1987 to 1992, Mr. Butt served as Chairman and Chief Executive Officer of Eagle Star Holdings plc and Eagle Star Insurance Company. From 1993 to 1998, Mr. Butt was Chief Executive Officer and President of Mid Ocean Limited. From 1998 to August 2002, Mr. Butt was a director of XL Capital Ltd. Mr. Butt is also a former director of the Farmers Insurance Group, BAT Industries and Instituto Nazionale delle Assicuranzioni.

        John R. Charman has been Chief Executive Officer and President since our inception. Mr. Charman is also Chief Executive Officer and President of AXIS Specialty, Chairman of AXIS Specialty U.K. Holdings Limited ("AXIS U.K. Holdings") and a director of AXIS Ireland Holdings, AXIS Re, AXIS Specialty Europe and AXIS Specialty (Barbados) Limited ("AXIS Barbados"). Mr. Charman has over 30 years of experience in the insurance industry and has been in a senior underwriting position since 1975, serving most recently as deputy chairman of ACE INA Holdings and President of ACE International. Mr. Charman was also Chief Executive Officer at ACE Global Markets from 1998 to 2001. Prior to that, Mr. Charman was the Chief Executive Officer of Tarquin plc (a joint venture company among Insurance Partners, Harvard University and the Charman Group), the parent company of the Charman Underwriting Agencies at Lloyd's. He was also a deputy chairman of the Council of Lloyd's and a member of the Lloyd's Core Management Group and Lloyd's Market Board between 1995 and 1997.

        Robert J. Newhouse, Jr. has served as a director and as Chairman of the Executive Committee since our inception. He was also the Chairman of the Board for the first year of our operations. He was the Chairman of the Board of Directors of Mid Ocean Limited from 1992 until it was sold to XL Capital Ltd in 1998. From 1998 to November 2001, Mr. Newhouse was a director of, and consultant to, XL Capital Ltd. Prior to that, Mr. Newhouse held various executive positions with Marsh & McLennan Companies, Inc. from 1954 through 1990 and served as President from 1976 to 1988 and Vice Chairman and Member of the Office of the Chairman from 1988 through 1990. During that time, he played a major role in the formation of ACE Limited and XL Capital Ltd and served as a director of both companies.

        Andrew Cook has been Chief Financial Officer since our inception. Mr. Cook is also a director of AXIS Specialty, AXIS U.S. Holdings, AXIS Specialty U.S. Services, Inc. ("AXIS U.S. Services"), AXIS Insurance, AXIS Reinsurance, AXIS Surplus, AXIS Ireland Holdings, AXIS Re, AXIS Specialty Europe, AXIS UK Holdings, AXIS UK and AXIS Barbados and Chief Financial Officer and Executive Vice President of AXIS Specialty. Mr. Cook, a chartered accountant, has 16 years of industry experience. From 1993 to 1999, he served as Senior Vice President and Chief Financial Officer of LaSalle Re Holdings Limited. Mr. Cook worked as an independent consultant assisting clients in raising private equity capital from 1999 to 2000. He then served as Senior Vice President and Chief Financial Officer of Mutual Risk Management Limited from 2001 until joining us in late 2001.

        Richard H. Blum has been Chairman of the Board, Chief Executive Officer and President of AXIS U.S. Holdings since February 2002. Mr. Blum is also a director of AXIS U.S. Services, AXIS Insurance, AXIS Reinsurance and AXIS Surplus. Mr. Blum has over 44 years of industry experience. From 1958 to 1996, Mr. Blum worked at Guy Carpenter, Inc., most recently serving as Chairman and Chief Executive officer. He then worked at J&H Marsh & McLennan Companies, Inc., serving as Vice-Chairman from 1997 to 1999 and Senior Advisor from 1999 until joining us in 2002. Mr. Blum is a director of RLI Corp.

        William A. Fischer has been Chief Executive Officer and President of AXIS Global Reinsurance since our inception. Mr. Fischer is also an Executive Vice President of AXIS Specialty. Mr. Fischer has 14 years of industry experience. Mr. Fischer began his career at Skandia America Reinsurance in 1987 as a treaty underwriter, where he served until November 1991. From November 1991 to October 1994, he served as Vice President of Treaty Property Underwriting at Transatlantic Reinsurance Company. Mr. Fischer then served as Executive Vice President with responsibilities for property, accident and health, and financial products at Everest Re Group, Ltd. from October 1994 to May 2001. Most recently, Mr. Fischer was a Senior Vice President of the Brokered Group of American Re, where he was responsible for all property business, from May 2001 until joining us in late 2001.

        John Gressier has been Chief Executive Officer and President of AXIS Global Insurance since April 2002. Mr. Gressier is also a director of AXIS Ireland Holdings and AXIS Re, the Chief Executive Officer, President and a director of AXIS Specialty Europe and an Executive Vice President of AXIS Specialty. Mr. Gressier has over 17 years of experience in the insurance industry. Mr. Gressier served as an underwriter at Charman Underwriting Agencies from 1989 until ACE Limited acquired Charman in 1998. Mr. Gressier then served as Deputy Underwriter of Syndicates 488/2488, Director of ACE Global Markets Underwriting Limited, and Director of Marine and Specialty Lines for Syndicate 2488.

He was also a member of ACE Global Markets Executive Underwriting Committee. In February 2001, Mr. Gressier was appointed Joint Active Underwriter of Syndicate 2488 and director of the ACE Agency Board, where he served until joining us in 2002.

        Karl Mayr has been Chief Executive Officer and President of AXIS European Reinsurance since August 2003. He is also President and a director of AXIS Re and a director of AXIS Ireland Holdings and AXIS Specialty Europe. Mr. Mayr has 24 years of reinsurance experience. He joined Frankona Ruckversicherungs-AG in 1980, where he was appointed a member of the Board of Management in 1992. From 1988 to 1992, he held senior officer positions at the U.S. branch of Frankona in Kansas City, Missouri, which he headed up from 1990. After the acquisition of Frankona by ERC, he served on various boards of management in the German companies as well as a Director on the boards of several European affiliates. From 2002 until July 2003, Mr. Mayr was Chief Executive Officer of GE Frankona Re.

        Michael E. Morrill has been Chief Executive Officer and President of AXIS U.S. Reinsurance since August 2002. He is also an Executive Vice President of AXIS U.S. Holdings and AXIS U.S. Services and Chief Executive Officer and President of AXIS Reinsurance. Mr. Morrill has over 20 years of experience in the insurance and reinsurance industry. From 2001 to 2002, Mr. Morrill was the President and Chief Executive Officer of Gerling Global Reinsurance Corporation of America. From 1996 to 2001, he served as Chief Underwriting Officer for North America and Senior Vice President at Transatlantic Reinsurance Company. He has also held senior management and underwriting positions at Munich American Reinsurance Company, Cologne Reinsurance Company of America and Christiania General Insurance Company.

        Dennis B. Reding has been Chief Executive Officer of AXIS U.S. Insurance since January 2003. He is also an Executive Vice President of AXIS U.S. Holdings, AXIS U.S. Services, AXIS Reinsurance and AXIS Surplus and is Chief Executive Officer and President of AXIS Insurance. Mr. Reding has 34 years of industry experience. Mr. Reding was President and Chief Executive Officer of Westchester Specialty Group from 1992 to 1998. He then served as President and Chief Executive Officer of ACE USA, Inc. from 1998 to 2001 and President of ACE INA Holdings, Inc. from 2001 to 2002. Mr. Reding was Chairman and Chief Executive Officer of Combined Specialty Group, Inc., an Aon subsidiary, in 2002.

        Lorraine S. Mariano began consulting for the Company in January 2003 and joined as Chief Human Resources Officer in April 2003. She is also a Senior Vice President of AXIS U.S. Services Ms. Mariano has 17 years of professional human resources experience, primarily with global financial services companies. From 1993 to 2002, she held various human resources positions with Franklin Templeton Investments, most recently as Vice President, Human Resources. From 1989 to 1993, she worked at KeyCorp, where she rose to the position of Vice President of Corporate Employee Relations.

        John Murray has been Chief Operations Officer since May 2003. He is also an Executive Vice President of AXIS Specialty, Chairman and a director of AXIS U.K. and a director of AXIS Ireland Holdings, AXIS Re, AXIS Specialty Europe and AXIS U.K. Holdings. Mr. Murray, a chartered accountant, has 14 years of industry experience. From 1995 to 2000, he was the Head of Operations for ACE Global Markets Limited. He then served as a Finance Director of Newmarket Underwriting Limited during 2000 and 2001.

        Carol S. Rivers has been General Counsel since August 2003. She has also served as the Secretary of AXIS Capital since March 2004 and is the Assistant Secretary of AXIS Specialty U.S. Holdings, Inc. and AXIS Specialty U.S. Services, Inc. From January 1997 until July 2003, Ms. Rivers was a Counsel at Mayer, Brown, Rowe & Maw, LLP, an international law firm based in Chicago, Illinois, where she specialized in corporate and securities law. From April 1993 until December 1996, she was an Associate at Mayer, Brown, Rowe & Maw, LLP. From May 1987 until April 1993, Ms. Rivers was an Associate at Kirkland & Ellis, Chicago, Illinois.

        Richard Strachan has been Chief Claims Officer since April 2002. He is also a director of AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe. Mr. Strachan has 18 years of experience in the insurance and reinsurance industry. From 1985 to 1997, he managed claims for Syndicates 488 and 2488 at both Charman Underwriting Agencies and Tarquin plc. From 1997 to 1999, Mr. Strachan served as a claims adjuster at ACE Global Markets. From 1999 to 2001, he served as claims team leader for ACE Global Markets.

        Charles A. Davis has served as a director since our inception. Mr. Davis is Chairman and Chief Executive Officer of MMC Capital, Inc. and a Vice Chairman and director of Marsh & McLennan Companies, Inc. Mr. Davis became Chief Executive Officer of MMC Capital, Inc. in 1999 and Chairman in 2002. Mr. Davis joined MMC Capital, Inc. in 1998 as President, a position he held until 2002. Prior to joining MMC Capital, Inc. in 1998, Mr. Davis spent 23 years at Goldman, Sachs & Co., where, among other positions, he served as head of Investment Banking Services worldwide, head of the Financial Services Industry Group, a General Partner, a Senior Director, and a Limited Partner. Mr. Davis is also a director of Media General, Inc., The Progressive Corporation and Merchants Bancshares, Inc.

        W. Thomas Forrester has served as a director since December 2003. Since 1999, Mr. Forrester has been the Chief Financial Officer of The Progressive Corporation, one of the largest automotive insurers in the United States, and has been a Vice President of Progressive since June 2001. From January 1999 until June 1999, he served as the Treasurer of Progressive. From 1984 until 1999, he serves in various other positions with Progressive, including Policy Team Member, Central Division President, Commercial Lines President and CAIP Division President.

        Robert L. Friedman has served as a director since our inception. Since 1999, Mr. Friedman has been a Senior Managing Director of The Blackstone Group, L.P., and since February 2003 he has also been that firm's Chief Administrative Officer and Chief Legal Officer. Prior to joining Blackstone, Mr. Friedman was a partner at Simpson Thacher & Bartlett for 25 years, where he served as a senior member of that law firm's mergers and acquisitions practice. Mr. Friedman currently serves as a director of Corp Group, Houghton Mifflin Holdings Inc., Northwest Airlines, Inc., Premcor Inc. and TRW Automotive Holdings Corp.

        Donald J. Greene has served as a director since our inception. Mr. Greene was a name partner of LeBoeuf, Lamb, Greene & MacRae, L.L.P., where he practiced from 1964 until his retirement in 2001. Mr. Greene is also a director of AXA Financial, Equitable Life Assurance and Associated Electric & Gas Insurance Services Limited. He was a founding director and former Chairman of the International Insurance Foundation and a former director of the International Insurance Council. He is a member of the board of overseers of the School of Risk Management of St. John's University (which school was formerly the College of Insurance) and a director of the Risk Foundation. In addition, he is an invested Commander of the Most Excellent Order of the British Empire by order of Her Majesty's Government for service to Lloyd's, the British insurance industry and the community of international insurance and law.

        Jurgen Grupe has served on our board of directors since May 2004. From 1998 until 2002, Mr. Grupe was a director of Aon Reinsurance—Worldwide and Chairman of the Board of Aon Reinsurance Europe. Prior to Aon's acquisition of Jauch & Hubener Gmbh in 1997, he was a partner at Jauch & Hubener and Chairman of its reinsurance company.

        Maurice A. Keane has served as a director since September 2002. Mr. Keane is also Chairman of the Board of AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe. Mr. Keane is the former Group Chief Executive Officer of the Bank of Ireland, a position he held from 1998 until his retirement in 2002. He was Deputy Group Chief Executive Officer from 1991 through 1997, having been a Managing Director since 1983. He is currently a director of the Bank of Ireland, DCC plc and University College Dublin Foundation Limited and Chairman of BUPA Ireland Limited, Bank of Ireland UK Holdings Limited and Bristol and West plc.

        Edward J. Kelly, III has served as a director since September 2002. Since March 1, 2001, Mr. Kelly has been President, Chief Executive Officer and Director of Mercantile Bankshares Corporation and assumed the additional role of Chairman in March 2003. Mr. Kelly served as Managing Director, Head of Global Financial Institutions, and as Co-Head of Investment Banking Client Management of J.P. Morgan Chase & Co. during January 2001. From February 1996 until 2001, he was a Managing Director of J.P. Morgan & Co. Incorporated and held additional positions with that company. Mr. Kelly is a director of CSX Corporation, CIT Group, Constellation Energy Group, Inc. and Hartford Financial Services Group.

        Scott A. Schoen has served as a director since our inception. Since 1992, Mr. Schoen has been a Senior Managing Director of Thomas H. Lee Advisors, L.L.C., which is the general partner of Thomas H. Lee Partners, L.P. Prior to joining the firm in 1986, Mr. Schoen was in the Private Finance Department of Goldman, Sachs & Co. Mr. Schoen is a director of Affordable Residential Communities, Inc., Simmons Company, Syratech Corporation, TransWestern Publishing, United Industries and Wyndham International.

        Henry B. Smith has served on our board of directors since May 2004. Mr. Smith is the former Chief Executive Officer of the Bank of Bermuda Limited, a position he held from March 1997 until March 2004. He joined the Bank of Bermuda in 1973 as a management trainee and has held various senior positions within the Bank of Bermuda, including Executive Vice President and Chief Operation Officer, Executive Vice President, Europe and Senior Vice President and General Manager, Retail Banking. He is an Executive Director of the Bank of Bermuda and a director of W.P. Stewart & Co., Ltd.

        Frank J. Tasco has served as a director since our inception. Mr. Tasco retired in 1992 as Chairman of the Board and Chief Executive Officer of Marsh & McLennan Companies, Inc., a position he held since 1986. From December 1992 to December 1994, Mr. Tasco served as Chairman of Borden, Inc. Mr. Tasco is a director of Travelers Property Casualty Corp.

        Jeffrey C. Walker has served as a director since our inception. Since November 2001, Mr. Walker has been the Managing Partner of J.P. Morgan Partners, J.P. Morgan Chase & Co.'s global private equity group, and a member of the Executive Committee and Vice Chairman of J.P. Morgan Chase & Co. Mr. Walker co-founded J.P. Morgan Partners in 1984. Mr. Walker is a director of 1-800-Flowers.com, Inc. and Doane Pet Care Enterprises, Inc. and numerous private corporations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Davis, one of our directors, is Chairman and Chief Executive Officer of MMC Capital, Inc. and a director of Marsh & McLennan Companies, Inc. AXIS Specialty entered into an advisory agreement in November 2001 with MMC Capital, Inc. Under this agreement, MMC Capital from time to time provides advice and assistance to the Company in connection with transactions and other matters as may be agreed by MMC Capital and the Company for a period of five years. During the term of this agreement, AXIS Specialty pays an annual fee of $1.0 million. During the year ended December 31, 2003, we incurred $1.0 million of fees and expenses to MMC Capital pursuant to this agreement. Mr. Davis receives approximately 4.5% of the payments made to MMC Capital pursuant to the MMC Capital Long Term Incentive Plan.

        AXIS Specialty entered into an agreement in November 2001 with The Putnam Advisory Company, L.L.C., an affiliate of Marsh and McLennan Companies, Inc., under which Putnam was appointed as an investment manager of part of our investment portfolio. This agreement was entered into on an arms length basis on terms generally available in the market. During the year ended December 31, 2003, we incurred $704,000 of fees pursuant to this agreement.

        We use Marsh and its affiliates for accounting and human resource consulting services. During the year ended December 31, 2003, we incurred $619,285 in fees in connection with these transactions. In addition, we pay brokerage fees and commissions to Marsh and its affiliates, which vary based on the amount of business produced. During the year ended December 31, 2003, we incurred $86.1 million in brokerage fees and commissions in connection with these transactions.

        Mr. Walker, one of our directors, is the Managing Partner of J.P. Morgan Partners and a member of the Executive Committee and Vice Chairman of J.P. Morgan Chase & Co., both of which are affiliates of J.P. Morgan Securities Inc. During the year ended December 31, 2003, J.P. Morgan Securities Inc. acted as a representative of the underwriters in our initial public offering and was paid $1.9 million in underwriting discounts and commissions. J.P. Morgan Securities Inc. was also an underwriter in our secondary offering and was paid $1.8 million in underwriting discounts and commissions.

        During the year ended December 31, 2003, JPMorgan Chase Bank acted as administrative agent and/or lender for our syndicated $750 million credit facility. Some subsidiaries of the Company also hold several bank accounts with JPMorgan Chase Bank. During the year ended December 31, 2003, we incurred $678,000 of fees in connection with these transactions.

        AXIS Specialty entered into agreements in November 2001 and December 2002 with J.P. Morgan Investment Management Inc. and its affiliates under which JPMorgan was appointed as an investment manager of part of our investment portfolio. These agreements were entered into on an arms length basis on terms generally available in the market. During the year ended December 31, 2003, we incurred $530,000 of fees pursuant to these agreements.

        Mr. Friedman, one of our directors, is a Senior Managing Director, Chief Administrative Officer and Chief Legal Officer of The Blackstone Group, L.P. The collateral manager for our senior preferred shares investment is Blackstone Debt Advisors L.P., which is an affiliate of The Blackstone Group and Blackstone Management Associates (Cayman) III L.P. The collateral manager is entitled to management fees payable by the collateralized loan obligation in the ordinary course of business. The Company does not have significant influence and does not participate in the management of this investment.

        The underwriter for several of our collateralized loan obligations was Credit Suisse First Boston LLC. The underwriter was entitled to organization and closing fees payable by the collateralized loan obligations in the ordinary course of business. The collateralized loan obligations are managed by third parties. The Company does not have significant influence and does not participate in the management of these investments.

        Certain relationships and related transactions with respect to the underwriters are set forth in "Underwriting."

DESCRIPTION OF NOTES

        The following summary of the particular terms of the notes we are offering supplements the description of the general terms and provisions of the debt securities set forth under "Description of Debt Securities" beginning on page 45 in the accompanying prospectus. The accompanying prospectus contains a detailed summary of additional provisions of the notes. The following description replaces the description of the debt securities in the accompanying prospectus, to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. As used in this "Description of Notes" section, "we," "our," and "the Company" mean AXIS Capital Holdings Limited and do not include its subsidiaries. This summary is not complete and we encourage you to read the accompanying prospectus and the indenture referred to below.

General

        The •% senior notes due    •    are a series of debt securities described in the accompanying prospectus, and are senior debt securities. We will issue the notes under the indenture dated as of    •    , 2004, between us and The Bank of New York, as trustee, which is more fully described in the accompanying prospectus, as supplemented by the first supplemental indenture to be dated as of the date the notes are first delivered. The indenture does not limit the aggregate principal amount of notes of this series that we may issue.

        Interest on the notes will accrue at the rate of •% per year. Interest on the notes will be payable semi-annually in arrears on     •    and    •    of each year, commencing on    •    , 2005, to holders of record on the immediately preceding    •    and    •    , respectively. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from    •    , 2004. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest payment date falls on a day that is not a business day, the interest payment will be postponed until the next succeeding business day, and no interest on such payment will accrue for the period from and after such interest payment date. Similarly, if the maturity date of the notes falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date. As used in this prospectus supplement, "business day" means any day other than a day on which banking institutions in The City of New York or any place of payment are authorized or required by law, executive order or regulation to close.

        We will pay principal of, and any premium, interest and additional amounts on, the notes at our office or agency maintained for such purpose within the Borough of Manhattan, The City of New York. The indenture provides that we may pay interest on the notes, at our option, by wire transfer or by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes.

        Unless the notes are redeemed prior to maturity, the notes will mature, and the principal amount of the notes will become payable, on    •    .

Further Issuances

        We will issue the notes in an initial principal amount of $    •    . We may, without notice to or the consent of the holders of the then existing notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered by this prospectus supplement, except for the issue price and issue date and, in some cases, the first interest payment date. Any additional notes having such similar terms will, together with the notes offered by this prospectus supplement, constitute a single series of notes under the indenture. No additional notes may be issued if an Event of Default has occurred and is continuing with respect to the notes offered by this prospectus supplement. We will not issue any additional notes intended to form a single series with the notes offered by this prospectus supplement unless the additional notes will be fungible with the notes for U.S. federal income tax purposes.

Ranking

        The notes will be unsecured senior obligations of the Company and will rank equally in right of payment with all our other unsecured senior debt securities from time to time outstanding. As of September 30, 2004, after giving effect to this offering of notes and the application of proceeds therefrom, we would have no outstanding indebtedness that would have ranked equally in right of payment with the notes. The notes will rank senior to any subordinated indebtedness.

        We conduct our operations through subsidiaries, which generate substantially all our operating income and cash flow. As a result, distributions or advances from our subsidiaries are a major source of funds necessary to meet our debt service and other obligations. Contractual provisions and regulatory limitations governing our subsidiaries' insurance business, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain the cash required to pay our obligations, including payments on the notes. The notes will be effectively subordinated to the obligations of our subsidiaries, meaning that holders of the notes will have a junior position to the claims of creditors of our subsidiaries (including policy holders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders) on their assets and earnings. As of September 30, 2004, our subsidiaries had $133.9 million of letters of credit outstanding under the credit facility.

Certain Covenants

        Reference is made to the section entitled "Covenants Applicable to the Debt Securities" in the accompanying prospectus for a description of covenants as set forth under the caption "—Limitation on Liens," "—Consolidation, Merger, Amalgamation and Sale of Assets" and "—Restrictions on Dispositions" that will apply to the notes in addition to the covenants contained in the indenture. Compliance with the covenants and any additional covenants with respect to the notes may not be waived by the trustee in most instances unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver.

Events of Default

        The following events will constitute an event of default under the indenture with respect to the notes:

  •
  a default in payment of principal or any premium or any additional amounts when due;

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  a default for 30 days in payment of any interest;

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  a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

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  certain events of bankruptcy, insolvency or reorganization; or

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  a continuing default, for more than 30 days after we receive notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured.

        Section 5.1 of the indenture provides that, under limited conditions specified in the indenture, where an event of default occurs and is continuing, either the indenture trustee or the holders of not less than 33% in principal amount of the notes under the indenture may declare the principal and accrued interest of the notes to be due and payable immediately. If an event of default occurs involving certain events of bankruptcy, insolvency or reorganization, all unpaid principal of all the securities then outstanding, and interest accrued thereon, if any, shall be due and payable immediately, without any declaration or other act on the part of the indenture trustee or any holder.

        Upon conditions specified in the indenture, however, the holders of a majority in principal amount of the notes may waive past defaults under the indenture. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

        Section 6.2 of the indenture entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the indenture trustee to indemnity or security is subject to the indenture trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

        Subject to the right of the indenture trustee to indemnification as described above and except as otherwise described in the indenture, Section 5.9 of the indenture provides that the holders of a majority of the aggregate principal amount of the notes may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.

        Section 5.6 of the indenture provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

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  such holder previously gave written notice of the continuing default to the trustee;

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  the holders of at least 33% in principal amount of the outstanding notes asked the trustee to institute the action and offered indemnity to the trustee for doing so;

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  the trustee did not institute the action within 60 days of the request; and

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  the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

        Under section 3.4 of the indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Optional Redemption

        The notes will be redeemable prior to maturity, at our option, in whole or in part, at any time after    •    (a "Redemption Date"), at a redemption price equal to the greater of:

  •
  100% of the aggregate principal amount of the notes to be redeemed; and

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  an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on such notes, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus    •    basis points;

plus, in each case, accrued and unpaid interest on such notes to, but excluding, such Redemption Date.

        "Treasury Rate" means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed.

        "Independent Investment Banker" means either Citigroup Global Markets Inc. and its successors or J.P. Morgan Securities Inc. and its successors or, if either of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with us.

        "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer" means each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and their respective successors and three other primary U.S. government securities dealers (each a "Primary Treasury Dealer"), as specified by us; provided, that (1) if any of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and their respective successors or any Primary Treasury Dealer as specified by us shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer and (2) if we fail to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with us.

        "Reference Treasury Dealer Quotations" mean, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

        If less than all of the notes are to be redeemed, the trustee shall determine, in such manner as it deems appropriate and fair, the principal amount of such notes held by each beneficial owner of such notes to be redeemed. The trustee may select notes and portions of notes in amounts of $1,000 and whole multiples of $1,000 in excess of $2,000.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date. We will not be responsible for giving notice to anyone other than the depositary. Unless we default in payment of the redemption price, on or after the Redemption Date, interest will cease to accrue on the notes called for redemption.

Payment of Additional Amounts

        We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized or otherwise considered to be a resident for tax purposes, or any other jurisdiction from which or through which a payment on the notes is made by us (each a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to the limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such note or in the indenture to be then due and payable.

        We will not be required to pay any additional amounts for or on account of:

        (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;

        (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

        (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

        (4) any withholding or deduction required to be made pursuant to EU Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the "EU Directive"), or any law implementing or complying with, or introduced in order to conform to such EU Directive; or

        (5) any combination of items (1), (2), (3) and (4).

        In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner, settler, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the note.

Redemption for Tax Purposes

        We may redeem the notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the Company or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, we will be required as of the next interest payment date to pay additional amounts with respect to the notes as provided in "Payment of Additional Amounts" above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the notes under this provision, we will give written notice of such election to the trustee and the holders of the notes. Interest on the notes will cease to accrue unless we default in the payment of the redemption price.

Sinking Fund

        The notes are not subject to a sinking fund.

Defeasance

        The discharge, defeasance and covenant defeasance provisions of the indenture described under the caption "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" on page 52 of the accompanying prospectus will apply to the notes.

Global Notes

        The notes will be registered in denominations of $1,000 and integral multiples of $1,000. The notes will be issued in the form of one or more permanent global notes in fully registered, book-entry form, which we refer to as "global notes." Each global note will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor thereto, as depositary, and registered in the name of Cede & Co., a nominee of DTC.

        The deposit of global notes with DTC and their registration in the name of DTC's nominee effect no change in beneficial ownership. Ownership of beneficial interests in a global note will be limited to DTC participants or persons who hold interests through DTC participants. We understand that DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants in DTC to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as DTC or its nominee or a common depositary is the registered holder of a global note, DTC or that nominee or common depositary will be considered the sole owner and holder of the global notes, and of the notes represented thereby, for all purposes under the indenture and the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by a global note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered holders of notes under the indenture or the notes. Unless and until it is exchanged in whole or in part for notes in definitive form, no global note may be transferred except as a whole by DTC to its nominee.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's same-day funds settlement system.

        We will make all payments of principal of and interest on the notes to DTC. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the global notes. We expect that upon the issuance of a global note DTC or its custodian will credit on its internal system the respective principal amount of the individual beneficial interest represented by such global note to the accounts of its participants. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in a global note will be shown on, and the transfer of those ownership interests will be effected through, records maintained by DTC or its nominee (with respect to interests of participants) or by any such participant (with respect to interests of persons held by such participants on their behalf).

        Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of participants acting on behalf of beneficial owners. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a participant in DTC, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, in the event that we request any action of holders of notes or that an owner of a beneficial interest in the notes desires to give or take any action that a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through participants to give or to take the action or would otherwise act upon the instructions of beneficial owners.

        Payments, transfers, exchanges and other matters relating to beneficial interests in a global note may be subject to various policies and procedures adopted by DTC from time to time, and DTC may discontinue its operations entirely at any time. We also expect that payments, conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners, will be governed by standing instructions and customary practices as is now the case with securities held for accounts of customers registered in the names of nominees for those customers, subject to any statutory or regulatory requirements as may be in effect from time to time, and will be the responsibility of the participants. None of we, the trustee, any of our respective agents or the underwriters will have any responsibility or liability for any aspect of DTC's or any DTC participant's records relating to, or for payments made on account of, beneficial interests in any global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests, or for the performance by DTC or the participants of their respective obligations under the rules and procedures governing their operations.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for the physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

        Interests in a global note will be exchanged for notes in certificated form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for such global note and we have not appointed a successor depositary within 90 days after we receive such notice;

  •
  at any time, DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (the "Exchange Act") and we have not appointed a successor depositary within 90 days after we learn that DTC has ceased to be so registered; or

  •
  we, in our sole discretion, determine at any time that the notes will no longer be represented by a global note.

        Upon the occurrence of such an event, owners of beneficial interests in such global note will receive physical delivery of notes in certificated form. All certificated notes issued in exchange for an interest in a global note or any portion thereof will be registered in such names as DTC directs. Such notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 and will be in registered form only, without coupons.

Settlement Procedures

        Settlement for the notes will be made by the underwriters in immediately available funds. So long as DTC continues to make its settlement system available to us, all payments of principal of and interest on the global notes will be made by us in immediately available funds.

The Trustee

        The Bank of New York is the trustee under the indenture relating to the notes. Subject to the provisions of the Trust Indenture Act of 1939, as amended, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the notes unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities which might result. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

        The Bank of New York acts as the transfer agent for our common shares and is a lender under our $750 million credit facility. As of September 30, 2004, we had no indebtedness and $133.9 million of letters of credit outstanding under the credit facility.

Applicable Law

        The notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Payment and Paying Agents

        We will pay interest on any notes to the person in whose name the notes are registered on the regular record date for interest.

        We will pay principal of, and any premium, interest and additional amounts on the notes at the office of the paying agents designated by us, except that we may pay interest by wire transfer or check mailed to the holder.

        All moneys we pay to a paying agent or the trustee for the payment of principal of, or any premium, interest or additional amounts on, a note which remains unclaimed at the end of two years will be repaid to us, and the holder of the note may then look only to us for payment.

        The Bank of New York will act as paying agent for the notes.

MATERIAL TAX CONSIDERATIONS

        The following summary of the taxation of an investment in notes is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming, and may apply on a retroactive basis, that could affect this summary. We cannot be certain, if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than the notes. The tax treatment of a holder of the notes, or of a person treated as a holder of the notes for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. Prospective investors should carefully examine this prospectus supplement and the accompanying prospectus and should consult their professional advisors concerning the possible tax consequences of an investment in the notes under the laws of their countries of citizenship, residence or domicile.

Taxation of Holders of Notes

Bermuda Taxation

        Currently, there is no Bermuda withholding tax on interest paid by AXIS Capital.

United States Taxation

        The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of the notes. Unless otherwise stated, this summary deals only with holders of notes who acquire the notes at their original issue price and who hold their notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and as beneficial owners. The following discussion is only a discussion of the material United States federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular note holder in light of such note holder's specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to some holders of notes, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, investors in pass through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the notes as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States or of any foreign government that may be applicable to the notes or the holders of notes and does not address any aspect of U.S. federal taxation other than income taxation. Persons considering making an investment in the notes should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of the notes that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

U.S. Holders of Notes

        Interest Payments.    Interest paid to a U.S. holder on a note will be includible in such holder's gross income as ordinary interest income in accordance with the holder's regular method of tax accounting. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the notes generally will constitute passive income, or, in the case of some U.S. holders, financial services income.

        Sale, Exchange, Redemption and Other Disposition of Notes.    Upon the sale, exchange, redemption or other disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest not previously included in income, which will be taxable as interest) and the holder's adjusted tax basis in such note. A U.S. holder's adjusted tax basis in a note generally will equal the cost of such note and any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if the U.S. holder's holding period in the note exceeds one year at the time of disposition of the note. For U.S. holders other than corporations, preferential tax rates may apply to such long term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a note generally will be treated as U.S. source gain or loss, as the case may be.

        Information Reporting and Backup Withholding.    Information returns may be filed with the Internal Revenue Service ("IRS") in connection with payments of interest on the notes and the proceeds from a sale or other disposition of the notes unless the holder of the notes establishes an exemption from the information reporting rules. A holder of notes that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Notes

        The following discussion is limited to the United States federal income tax consequences relevant to a beneficial owner of a note that is a "non-U.S. holder." For purposes of this discussion, a "non-U.S. holder" is a holder of notes that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

        Interest and Disposition.    In general (and subject to the discussion below under "Information Reporting and Backup Withholding"), a non-U.S. holder will not be subject to U.S. federal income tax with respect to payments of interest on, or gain upon the disposition of, notes, unless: (1) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or (2) in the case of gain upon the disposition of notes, the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year and other conditions are met.

        Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

        Information Reporting and Backup Withholding.    If the notes are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the notes are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

UNDERWRITING

        Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of notes
Citigroup Global Markets Inc.	$	•
J.P. Morgan Securities Inc.		•
Barclays Capital Inc.		•
Deutsche Bank Securities Inc.		•
Wachovia Capital Markets, LLC		•
Calyon Securities (USA) Inc.		•
HSBC Securities (USA) Inc.		•
Total	$	•

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed    •    % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed    •    % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange. We have been advised by the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, the notes.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by the Company
Per note	•	%

        In connection with the offering, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. or J.P. Morgan Securities Inc., in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that our total expenses for this offering will be $1,000,000. Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. have agreed to reimburse us for a portion of these expenses.

        Certain of the underwriters and their respective affiliates have performed investment banking and advisory services for us and our subsidiaries from time to time for which they have received customary fees and expenses. We have also entered into investment management agreements with affiliates of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC. JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities Inc., is administrative agent and a lender for our $750 million credit facility. In addition, affiliates of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Barclays Capital Inc., Calyon Securities (USA) Inc. and HSBC Securities (USA) Inc. are lenders under our credit facility. The underwriters may, from time to time, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their business.

        Some of the underwriters will make the notes available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by MarketAxess Corporation, an Internet-based communications technology provider. MarketAxess Corporation is providing the system as a conduit for communications between certain underwriters and their customers and is not a party to any transactions. MarketAxess Corporation, a registered broker-dealer, will receive compensation from certain underwriters based on transactions conducted through the system. Certain underwriters will make the notes available to their customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

        Certain legal matters in connection with the offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York with respect to U.S. federal and New York State law and by Conyers Dill & Pearman, Hamilton, Bermuda with respect to matters of Bermuda law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. LeBoeuf, Lamb, Greene & MacRae, L.L.P. has acted as special counsel to us in connection with United States tax and regulatory matters. William Fry, special Irish counsel, has advised us on all matters of Ireland law in connection with this offering. Clyde & Co., special United Kingdom counsel, has advised us on all matters of United Kingdom law in connection with this offering. Bär & Karrer, special Switzerland counsel, has advised us on all matters of Switzerland law in connection with this offering. David King & Co., special Barbados legal counsel, has advised us on all matters of Barbados law in connection with this offering.

EXPERTS

        The financial statements and the related financial statement schedules incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche, independent registered public accounting firm, as stated in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC") under the Exchange Act. You may read and copy any of this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not a part of these filings.

        This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

        We "incorporate by reference" into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supercede that information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

        The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004; and

  •
  our Current Reports on Form 8-K, dated February 11, 2004, May 3, 2004, July 13, 2004, August 5, 2004, August 25, 2004, September 1, 2004, October 12, 2004, October 18, 2004 and November 3, 2004.

        All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of the offering of the notes shall also be deemed to be incorporated in this prospectus by reference.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Capital Holdings Limited
Attention: Corporate Secretary
106 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 296-2600

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

PROSPECTUS

        $2,413,788,655

AXIS Capital Holdings Limited

Common Shares, Preference Shares, Depositary Shares,
Debt Securities, Warrants, Stock Purchase Contracts
and Stock Purchase Units

AXIS Capital Trust I
AXIS Capital Trust II
AXIS Capital Trust III

Trust Preferred Securities Fully and Unconditionally
Guaranteed by AXIS Capital Holdings Limited

        We may offer, from time to time, common shares, preference shares, depositary shares, debt securities, warrants, contracts to purchase shares of our common shares or stock purchase units consisting of (a) a stock purchase contract; (b) warrants and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common shares), that would secure the holders' obligations to purchase or to sell, as the case may be, common shares, preference shares or depository shares under the stock purchase contract.

        Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

        AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III are Delaware statutory trusts. Each AXIS Capital Trust may offer, from time to time, trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each AXIS Capital Trust.

        In addition, selling shareholders named in this prospectus may sell up to 68,216,017 of our common shares. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.

        Our common shares are listed on the New York Stock Exchange ("NYSE") under the trading symbol "AXS."

        Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2004.

        This prospectus is part of a joint registration statement filed by AXIS Capital Holdings Limited and the AXIS Capital Trusts with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process (i) we, and in the case of an offering of trust preferred securities, the AXIS Capital Trusts, may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $750,000,000, and (ii) the selling shareholders may sell in one or more offerings up to an aggregate of 68,216,017 common shares. This prospectus provides you with a general description of the securities we, the AXIS Capital Trusts or the selling shareholders may offer. Each time we or the AXIS Capital Trusts sell securities, we or the AXIS Capital Trusts, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information." Sales by the selling shareholders may not require the provision of a prospectus supplement.

        You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

        Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority (the "BMA") must approve all issuances and transfers of securities of a Bermuda exempted company. The BMA has issued its permission for the free issuance and transferability of our securities, as long as any of our shares are listed on the NYSE or other appointed stock exchanges, to and among persons who are non-residents of Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of the common shares to and among persons who are residents of Bermuda for exchange control purposes requires prior authorization from the BMA. Any other transfers remain subject to approval by the BMA. In addition, at the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

        As used in this prospectus, references to the "Company," "we," "us" or "our" refer to the consolidated operations of AXIS Capital Holdings Limited ("AXIS Capital") and its direct and indirect subsidiaries and branches, including AXIS Specialty Limited ("AXIS Specialty"), AXIS Re Limited ("AXIS Re"), AXIS Specialty Europe Limited ("AXIS Specialty Europe"), AXIS Reinsurance Company ("AXIS Reinsurance"), AXIS Specialty Insurance Company ("AXIS Insurance"), AXIS Surplus Insurance Company ("AXIS Surplus"), AXIS Re Europe and AXIS Specialty London, unless the context suggests otherwise. References in this prospectus to "dollars" or "$" are to the lawful currency of the United States of America, unless the context otherwise requires. All share amounts, per share data and strike prices contained in this prospectus have been adjusted to reflect an 8 for 1 share split that was effected on June 30, 2003. As used in this prospectus, references to the "AXIS Capital Trusts" refer to AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III.

RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before making an investment decision. Any of the risks described below could result in a significant or material adverse effect on our results of operations or financial condition and a corresponding decline in the market price of our securities. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Risks Related to the Company

Our future performance is difficult to predict because we have a limited operating history.

        We began our business in November 2001 and have a limited operating and financial history. As a result, there is limited historical financial and operating information available to help you evaluate our performance. Because we are in the early stages of development, we face substantial business and financial risks and may suffer significant losses. We must successfully develop and maintain business relationships, establish operating procedures, hire staff, install management information and other systems and complete other tasks necessary to conduct our intended business activities. It is possible that we will not be successful in implementing our business strategy or accomplishing these necessary tasks. In addition, because we have not experienced any substantial claims to date, our historical financial results may not accurately indicate our future performance.

Our financial condition could be adversely affected by the occurrence of natural and man-made disasters.

        We have substantial exposure to unexpected losses resulting from natural disasters, man-made catastrophes and other catastrophic events. Catastrophes can be caused by various events, including hurricanes, earthquakes, hailstorms, explosions, severe winter weather, fires, war, acts of terrorism, political instability and other natural or man-made disasters. In addition, we have written and will continue to write policies explicitly covering war, acts of terrorism and political risk. The incidence and severity of catastrophes are inherently unpredictable and our losses from catastrophes could be substantial. The occurrence of claims from catastrophic events is likely to result in substantial volatility in our results of operations or financial condition for any fiscal quarter or year. This volatility is compounded by accounting regulations that do not permit reinsurers to reserve for such catastrophic events until they occur. Increases in the values and concentrations of insured property may increase the severity of these occurrences in the future. Although we attempt to manage our exposure to such events, a single catastrophic event could affect multiple geographic zones or the frequency or severity of catastrophic events could exceed our estimates. As a result, the occurrence of one or more catastrophic events could have a material adverse effect on our results of operations or financial condition and our ability to write new business.

If actual claims exceed our loss reserves, our financial results could be significantly adversely affected.

        Our results of operations and financial condition depend upon our ability to assess accurately the potential losses associated with the risks that we insure and reinsure. We establish loss reserves to cover our estimated liability for the payment of all losses and loss expenses incurred with respect to premiums earned on the policies that we write. Our operating history is too limited and our loss history is insufficient to allow us currently to extrapolate reserves directly. Instead, our current loss reserves are based on estimates involving actuarial and statistical projections of our expectations of the ultimate settlement and administration costs of claims incurred but not reported ("IBNR"). We utilize actuarial models and historical insurance industry loss development patterns to establish appropriate loss reserves, as well as estimates of future trends in claims severity, frequency and other factors.

Establishing an appropriate level of loss reserves is an inherently uncertain process. Accordingly, actual claims and claim expenses paid will likely deviate, perhaps substantially, from the reserve estimates reflected in our consolidated financial statements.

        If our loss reserves are determined to be inadequate, we will be required to increase loss reserves at the time of such determination and our net income will be reduced. In addition, we could incur an operating loss and a reduction of our capital.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our results of operations or financial condition.

        We seek to mitigate our loss exposure by writing a number of our insurance and reinsurance contracts on an excess of loss basis. Excess of loss insurance and reinsurance indemnifies the insured against losses in excess of a specified amount. In addition, we limit program size for each client and purchase reinsurance for our own account. In the case of proportional reinsurance treaties, we seek per occurrence limitations or loss and loss expense ratio caps to limit the impact of losses from any one event. In proportional reinsurance, the reinsurer shares a proportional part of the premiums and losses of the reinsured. We cannot be sure that any of these loss limitation methods will be effective. We also seek to limit our loss exposure by geographic diversification. Geographic zone limitations involve significant underwriting judgments, including the determination of the area of the zones and the inclusion of a particular policy within a particular zone's limits. Various provisions of our policies, such as limitations or exclusions from coverage or choice of forum negotiated to limit our risks may not be enforceable in the manner we intend. As a result of these risks, one or more catastrophic or other events could result in claims that substantially exceed our expectations, which could have a material adverse effect on our results of operations or financial condition.

The effects of emerging claim and coverage issues on our business are uncertain.

        As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance or reinsurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance or reinsurance contracts may not be known for many years after a contract is issued. One recent example of an emerging claims and coverage issue is larger settlements and jury awards against professionals and corporate directors and officers covered by professional liability and directors' and officers' liability insurance.

The risk associated with reinsurance underwriting could adversely affect us.

        In our reinsurance business, we do not separately evaluate each of the individual risks assumed under reinsurance treaties. This is common among reinsurers. Therefore, we are largely dependent on the original underwriting decisions made by insurers that reinsure their liabilities, or ceding companies. We are subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume.

We could be adversely affected by the loss of one or more key executives or by an inability to attract and retain qualified personnel.

        Our success depends on our ability to retain the services of our existing key executives and to attract and retain additional qualified personnel in the future. The loss of the services of any of our key executives or the inability to hire and retain other highly qualified personnel in the future could adversely affect our ability to conduct our business. We do not maintain key man life insurance policies with respect to our employees, except for our Chief Executive Officer and President, John R. Charman.

Under Bermuda law, non-Bermudians (other than spouses of Bermudians, holders of a permanent resident's certificate or holders of a working resident's certificate) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Work permits may be granted or extended by the Bermuda government only upon showing that, after proper public advertisement in most cases, no Bermudian (or spouse of a Bermudian, holder of a permanent resident's certificate or holder of a working resident's certificate) is available who meets the minimum standard requirements for the advertised position. In 2001, the Bermuda government announced a new immigration policy limiting the duration of work permits to between six and nine years, with specified exemptions for "key" employees. If work permits are not obtained or renewed for our key executives in Bermuda, we could lose their services, which could adversely affect our ability to conduct our business.

Our operating subsidiaries are rated by Standard & Poor's and A.M. Best, and a decline in these ratings could affect our standing among brokers and customers and cause our sales and earnings to decrease.

        Ratings have become an increasingly important factor in establishing the competitive position of insurance and reinsurance companies. Standard & Poor's maintains a letter scale rating system ranging from "AAA" (Extremely Strong) to "R" (under regulatory supervision). A.M. Best maintains a letter scale rating system ranging from "A++" (Superior) to "F" (in liquidation). Moody's Investors Services maintains a letter scale rating system ranging from "Aaa" (Exceptional) to "NP" (not prime). Our insurance subsidiaries have been rated "A" (Strong) by Standard & Poor's, which is the sixth highest of twenty-one rating levels, and "A" (Excellent) by A.M. Best, which is the third highest of fifteen rating levels. AXIS Specialty, AXIS Re and AXIS Reinsurance are rated "A2" (Good) by Moody's Investors Service, which is the sixth highest of 21 ratings. The objective of these rating systems is to provide an opinion of an insurer's financial strength and ability to meet ongoing obligations to its policyholders. Our ratings reflect the rating agencies' opinions of our financial strength, are not evaluations directed to investors in our securities and are not recommendations to buy, sell or hold our securities.

        Our ratings are subject to periodic review by, and may be revised downward or revoked at the sole discretion of, the rating agency. If our ratings are reduced from their current levels by any rating agency, our competitive position in the insurance and reinsurance industry would suffer, and it would be more difficult for us to market our products. A downgrade, therefore, could result in a substantial loss of business as insureds, ceding companies and brokers move to other insurers and reinsurers with higher ratings. In addition, we will be in default of our credit facility if any of AXIS Specialty, AXIS Re, AXIS Specialty Europe, AXIS Reinsurance, AXIS Insurance or AXIS Surplus fails to maintain a rating of at least B++ from A.M. Best.

Since we depend on a few brokers for a large portion of our revenues, loss of business provided by any one of them could adversely affect us.

        We market our insurance and reinsurance worldwide primarily through insurance and reinsurance brokers. Marsh, Inc., including its subsidiary Guy Carpenter & Company, Inc., Aon Corporation, Willis Group Holdings Ltd. and Benfield Group provided 33.7%, 19.3%, 11.5% and 4.0% (for a total of 68.5%), respectively, of our gross premiums written in the year ended December 31, 2003. We believe these brokers also have, or may in the future acquire, ownership interests in insurance and reinsurance companies that may compete with us, and these brokers may favor their own insurers or reinsurers over other companies. Loss of all or a substantial portion of the business provided by one or more of these brokers could have a material adverse effect on our business.

Our reliance on brokers subjects us to their credit risk.

        In accordance with industry practice, we generally pay amounts owed on claims under our insurance and reinsurance contracts to brokers, and these brokers, in turn, pay these amounts over to the clients that have purchased insurance or reinsurance from us. Although the law is unsettled and depends upon the facts and circumstances of the particular case, in some jurisdictions, if a broker fails to make such a payment, we might remain liable to the insured or ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the insured or ceding insurer pays premiums for these policies to brokers for payment over to us, these premiums might be considered to have been paid and the insured or ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums from the broker. Consequently, we assume a degree of credit risk associated with brokers with whom we transact business. However, due to the unsettled and fact-specific nature of the law, we are unable to quantify our exposure to this risk. To date, we have not experienced any material losses related to these credit risks.

If we choose to purchase reinsurance, we may be unable to do so, and if we successfully purchase reinsurance, we may be unable to collect.

        We purchase reinsurance for our own account in order to mitigate the volatility of losses upon our financial condition. A reinsurer's insolvency, or inability or refusal to make payments under the terms of its reinsurance agreement with us, could have a material adverse effect on us because we remain liable to the insured.

        From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance that they consider adequate for their business needs. For example, following the tragic events of September 11, 2001, terms and conditions in the reinsurance and retrocessional markets generally became less attractive. In retrocessional reinsurance, a reinsurer cedes to another reinsurer all or part of the reinsurance that was originally assumed. Accordingly, we may not be able to obtain our desired amounts of reinsurance or retrocessional reinsurance. In addition, even if we are able to obtain such reinsurance or retrocessional reinsurance, we may not be able to negotiate terms that we deem appropriate or acceptable or obtain such reinsurance or retrocessional reinsurance from entities with satisfactory creditworthiness.

Our investment performance may affect our financial results and ability to conduct business.

        Our funds are invested by several professional investment advisory management firms under the direction of our management team in accordance with detailed investment guidelines set by us. Although our investment policies stress diversification of risks, conservation of principal and liquidity, our investments are subject to market-wide risks and fluctuations, as well as to risks inherent in particular securities. In particular, the volatility of our claims may force us to liquidate securities, which may cause us to incur capital losses. If we do not structure our investment portfolio so that it is appropriately matched with our insurance and reinsurance liabilities, we may be forced to liquidate investments prior to maturity at a significant loss to cover the liabilities. Investment losses could significantly decrease our asset base, thereby affecting our ability to conduct business. For the year ended December 31, 2003, 6.2% or $96.5 million of our total revenues was derived from our invested assets. This represented 18.1% of our net income.

We may be adversely affected by interest rate changes.

        Our operating results are affected, in part, by the performance of our investment portfolio. Our investment portfolio contains interest rate sensitive-instruments, such as bonds, which may be adversely affected by changes in interest rates. Changes in interest rates could also have an adverse effect on our investment income and results of operations. For example, if interest rates decline, funds reinvested will earn less than expected.

        In addition, our investment portfolio includes mortgage-backed securities. As of June 30, 2004, mortgage-backed securities constituted approximately 29.9% of our invested assets (assets under management by third party investment managers). As with other fixed income investments, the fair market value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities are prepaid more quickly, requiring us to reinvest the proceeds at the then current market rates. In periods of increasing interest rates, these investments are exposed to extention risk, which occurs when the holders of underlying mortgages reduce the frequency on which they prepay the outstanding principal before the maturity date and delay any refinancing of the outstanding principal.

        Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Although we take measures to manage the risks of investing in a changing interest rate environment, we may not be able to mitigate interest rate sensitivity effectively. Our mitigation efforts include maintaining a high quality portfolio with a relatively short duration to reduce the effect of interest rate changes on book value. Despite our mitigation efforts, a significant increase in interest rates could have a material adverse effect on our book value.

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms.

        Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. We may need to raise additional funds through financings or curtail our growth and reduce our assets. Any equity or debt financing, if available at all, may be on terms that are not favorable to us. In the case of equity financings, dilution to our shareholders could result, and in any case such securities may have rights, preferences and privileges that are senior to those of our other securities we may offer. If we cannot obtain adequate capital on favorable terms or at all, our business, operating results and financial condition could be adversely affected.

Our operating results may be adversely affected by currency fluctuations.

        Our functional currency is the U.S. dollar. For the year ended December 31, 2003, 9.4% of our gross premiums were written in currencies other than the U.S. dollar. As a result of the introduction of our operations in Switzerland, we expect that additional premiums will be written in currencies other than the U.S. dollar and that this percentage will increase. A portion of our loss reserves and investments are also in non-U.S. currencies. We may, from time to time, experience losses resulting from fluctuations in the values of these non-U.S. currencies, which could adversely affect our operating results.

        We have no currency hedges in place, nor are we currently aware of any material exposures to loss payments that will be paid in non-U.S. currencies. We intend to consider the use of hedges when we are advised of known or probable significant losses that will be paid in non-U.S. currencies. However, it is possible that we will not successfully structure those hedges so as to effectively manage these risks.

The regulatory system under which we operate, and potential changes thereto, could have a material adverse effect on our business.

        General.    Our insurance and reinsurance subsidiaries may not be able to obtain or maintain necessary licenses, permits, authorizations or accreditations in locales where we currently engage in business or in new locales, or may be able to do so only at significant cost. In addition, we may not be able to comply fully with, or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance or reinsurance companies or holding companies. Failure to comply with or to obtain appropriate authorizations and/or exemptions under any applicable laws could result in restrictions on our ability to do business or undertake activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions. In addition, changes in the laws or regulations to which our insurance and reinsurance subsidiaries are subject could have a material adverse effect on our business.

        AXIS Specialty.    AXIS Specialty is a registered Class 4 Bermuda insurance and reinsurance company. Among other matters, Bermuda statutes and regulations and policies of the BMA require AXIS Specialty to maintain minimum levels of statutory capital, surplus and liquidity, meet solvency standards, submit to periodic examinations of its financial condition and restrict payments of dividends and reductions of capital. These statutes, regulations and policies may, in effect, restrict AXIS Specialty's ability to write insurance and reinsurance policies, to make certain investments and to distribute funds.

        The offshore insurance and reinsurance regulatory environment has become subject to increased scrutiny in many jurisdictions, including the United States and various states within the United States. Compliance with any new laws or regulations regulating offshore insurers or reinsurers could have a material adverse effect on our business. In addition, although AXIS Specialty does not believe it is or will be in violation of insurance laws or regulations of any jurisdiction outside Bermuda, inquiries into or challenges to AXIS Specialty's insurance or reinsurance activities may still be raised in the future.

        AXIS U.S. Subsidiaries.    AXIS Reinsurance is organized in New York and is licensed to write certain lines of insurance and reinsurance in New York and elsewhere throughout the United States. AXIS Insurance and AXIS Surplus are organized and licensed to write certain lines of insurance in Connecticut and Illinois, respectively, and are eligible to write certain lines of insurance in some other U.S. jurisdictions on an excess or surplus lines basis (AXIS Reinsurance, AXIS Insurance and AXIS Surplus are collectively referred to as the "AXIS U.S. Subsidiaries"). The AXIS U.S. Subsidiaries are subject to the laws and regulations of their respective states of domicile and other jurisdictions in which they are licensed or otherwise eligible to engage in business. These laws and regulations, among other things, subject some affiliate transactions between such entities and other members of our holding company system to regulatory authority and require them to maintain minimum levels of capital, surplus and liquidity and comply with applicable risk-based capital requirements. In addition, they impose restrictions on the payment of dividends and distributions and in some cases require them to file insurance premium rates and policy forms. These rules and regulations may have the effect of restricting the ability of the AXIS U.S. Subsidiaries to write new business or distribute assets to AXIS Capital. The purpose of the state insurance laws and regulations is to protect U.S. insureds and U.S. ceding insurance companies, not our shareholders. In recent years, the U.S. insurance regulatory framework has come under increased federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the National Association of Insurance Commissioners ("NAIC"), which is an association of the insurance commissioners of all 50 states and the District of Columbia, and state insurance regulators regularly reexamine existing laws and regulations. Changes in these laws and regulations or the interpretation of these laws and regulations could have a material adverse effect on our business.

        AXIS Specialty Europe.    AXIS Specialty Europe is a non-life insurance company incorporated under the laws of Ireland and as such is subject to the regulation and supervision of the Irish Financial Services Regulatory Authority pursuant to the Irish Insurance Acts 1909 to 2000, regulations relating to insurance business and the Central Bank and Financial Services Authority of Ireland Act 2003 (together "the Insurance Acts and Regulations"). The Insurance Acts and Regulations establish a single regulatory authority for the financial services industry in Ireland and, with effect from May 1, 2003, responsibility for the regulation and supervision of the insurance and reinsurance industries in Ireland passed to the Irish Financial Services Regulatory Authority (the "Irish Regulatory Authority"). Without the consent of the Irish Regulatory Authority, AXIS Specialty Europe is not permitted to reduce the level of its capital, may not make any dividend payments, may not make intercompany loans and must maintain a minimum solvency margin. Additionally, AXIS Specialty Europe has agreed with the Irish

Regulatory Authority to limit the level of reinsurance business that it writes. These rules and regulations may have the effect of restricting the ability of AXIS Specialty Europe to write new business or distribute assets to AXIS Capital.

        AXIS Re.    AXIS Re is a reinsurance company incorporated under the laws of Ireland. Under Irish law, a reinsurance company such as AXIS Re is required to maintain a minimum level of paid up share capital. As a general matter, AXIS Re is not subject to the same level of regulation in Ireland as AXIS Specialty Europe. However, the Insurance Acts and Regulations provide that the Irish Regulatory Authority may create regulations that cause the general insurance laws and regulations in Ireland to apply to reinsurance companies that carry on the type of business that AXIS Re carries on. If any regulations were adopted, such regulations could require AXIS Re to apply to the Irish Regulatory Authority to be authorized to carry on its business, which authorization would likely contain conditions with which AXIS Re would then have to comply, such as in regard to capitalization, maintenance of reserves, reserving policy, investment policy, solvency requirements and the filing of returns. If such an application for authorization were not successful or if AXIS Re were unable to comply with such conditions as might be attached to such authorization, it would not be lawful for it to continue to carry on its business and it would have to cease operations. The Irish Regulatory Authority has the power to direct AXIS Re to cease writing business indefinitely or for a specified period for, among other grounds, inadequate capitalization, unsuitable directors and/or management or insufficient staff based in Ireland. Changes in these laws and regulations or the interpretation of these laws and regulations could have a material adverse effect on our business or results of operations.

        In addition, the European Commission is currently finalizing a draft directive to establish a harmonized framework for reinsurance supervision in the European Union (the "EU"). Once implemented, the directive will permit a reinsurer licensed in one EU member state to carry on business in any other EU member state without requiring further authorization. The European Commission has indicated in various communications on the subject that the supervisory regime for reinsurers would be largely based on existing rules for direct insurers with some modifications. Once the reinsurance supervision directive is implemented in Ireland, AXIS Re will be required to apply to the Irish Regulatory Authority to be authorized to carry on its business (or it may be entitled to rely on "grandfather" provisions which will deem it to be so authorized). In either event, AXIS Re will be subject to more stringent regulatory requirements such as capitalization, maintenance of reserves, reserving policy, investment policy, solvency requirements and the filing of returns. If such an application for authorization were not successful or if AXIS Re were unable to comply with the conditions that might be attached to the authorization, it would not be lawful for it to continue to carry on its business and it would have to cease operations.

Our inability to obtain the necessary credit could affect our ability to offer reinsurance in certain markets.

        AXIS Specialty is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security mechanisms are in place, our reinsurance clients typically require AXIS Specialty to post letters of credit or other collateral. We expect that our credit facility will be used for this purpose. However, if this facility is not sufficient or if we are unable to renew this facility or are unable to arrange for other types of security on commercially reasonable terms, AXIS Specialty could be limited in its ability to write business for certain of our clients.

Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure.

        AXIS Capital is a holding company and has no direct operations of its own. AXIS Capital does not expect to have any significant operations or assets other than its ownership of the shares of its operating insurance and reinsurance subsidiaries, AXIS Specialty, AXIS Re, AXIS Specialty Europe, AXIS Reinsurance, AXIS Insurance and AXIS Surplus (collectively, our "Insurance Subsidiaries"). Dividends and other permitted distributions from our Insurance Subsidiaries are expected to be our primary source of funds to meet ongoing cash requirements, including any future debt service payments and other expenses, and to pay dividends to our shareholders. Our Insurance Subsidiaries (with the exception of AXIS Re) are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. The inability of our Insurance Subsidiaries to pay dividends in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our operations and our ability to pay dividends to our shareholders.

Our ability to pay dividends and make other payments may be constrained by certain regulatory and other constraints.

        AXIS Capital is subject to Bermuda regulatory constraints that will affect its ability to declare and pay dividends on its common shares and make other payments. Under the Bermuda Companies Act 1981, as amended (the "Companies Act"), AXIS Capital may declare or pay a dividend or make a distribution out of contributed surplus only if it has no reasonable grounds for believing that it is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Furthermore, our ability to pay dividends is limited under our credit facility, which provides that we cannot pay cash dividends to our shareholders in excess of $150 million in the aggregate for any fiscal year during the period that any commitments or obligations are outstanding thereunder. Furthermore, in order to reduce its total statutory capital by 15% or more, Axis Specialty would require the prior approval of the BMA.

Our founding shareholders and some of our directors may have conflicts of interest with us.

        Our founding shareholders and some of our directors hold positions, engage in commercial activities and enter into transactions or agreements with us or in competition with us, which may give rise to conflicts of interest. Of our directors, Mr. Charles Davis is Chairman and Chief Executive Officer of MMC Capital, Inc. and a Vice Chairman and a director of Marsh & McLennan Companies, Inc., Mr. Thomas Forrester is the Chief Financial Officer of The Progressive Corporation, Mr. Donald Greene is a director of AXA Financial, Equitable Life Assurance and Associated Electric & Gas Insurance Services Limited, and Mr. Frank Tasco is a director of Travelers Property Casualty Corp. In addition, we derive a significant portion of our business through insurance and reinsurance relationships and other arrangements in which Marsh or its affiliates have acted as a broker or insurance or reinsurance intermediary. Our directors have sponsored, and may in the future sponsor, other entities engaged in or intending to engage in insurance and reinsurance underwriting, some of which may compete with us. They have also entered into or may in the future enter into, agreements with companies that may compete with us. We do not have any agreement or understanding with any of these parties regarding the resolution of potential conflicts of interest. We may not be in a position to influence any party's decision to engage in activities that would give rise to a conflict of interest. These parties may take actions that are not in our shareholders' best interests.

AXIS Capital is a Bermuda company and it may be difficult for you to enforce judgments against it or its directors and executive officers.

        AXIS Capital is incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon those persons or to recover against us or them on judgments of U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

        We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy.

Risks Related to Our Industry

We operate in a highly competitive environment.

        The insurance and reinsurance industry is highly competitive. We compete on an international and regional basis with major U.S., Bermuda, European and other international insurers and reinsurers and with underwriting syndicates, some of which have greater financial, marketing and management resources than we do. We also compete with new companies that continue to be formed to enter the insurance and reinsurance markets. In addition, capital market participants have recently created alternative products that are intended to compete with reinsurance products. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions, which could have a material adverse effect on our growth and profitability.

The insurance and reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable premium rates.

        The insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. An increase in premium levels is often offset by an increasing supply of insurance and reinsurance capacity, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Any of these factors could lead to a significant reduction in premium rates, less favorable policy terms and fewer submissions for our underwriting services. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance business significantly.

Risks Related to Our Common Shares

Future sales of common shares may affect their market price and the future exercise of options and warrants will result in immediate and substantial dilution.

        We cannot predict what effect, if any, future sales of our common shares, or the availability of common shares for future sale, will have on the market price of our common shares. Sales of substantial amounts of our common shares in the public market following any public offering, or the perception that such sales could occur, could adversely affect the market price of our common shares and may make it more difficult for you to sell your common shares at a time and price which you deem appropriate. See "Description of Share Capital—Shareholders Agreement" for further information regarding circumstances under which additional common shares may be sold.

There are provisions in our charter documents that may reduce or increase the voting rights of our common shares.

        Our bye-laws generally provide that shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, the voting rights exercisable by a shareholder may be limited so that certain persons or groups are not deemed to hold 9.5% or more of the voting power conferred by our common shares. Under these provisions, some shareholders may have the right to exercise their voting rights limited to less than one vote per share. Moreover, these provisions could have the effect of reducing the voting power of some shareholders who would not otherwise be subject to the limitation by virtue of their direct share ownership. In addition, our board of directors may limit a shareholder's exercise of voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. See "Description of Share Capital—Voting Rights."

        We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder's voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder's voting rights.

There are provisions in our bye-laws which may restrict the ability to transfer common shares and which may require shareholders to sell their common shares.

        Our board of directors may decline to register a transfer of any common shares under some circumstances, including if they have reason to believe that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders may occur as a result of such transfer. Our bye-laws also provide that if our board of directors determines that share ownership by a person may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders, then we have the option, but not the obligation, to require that shareholder to sell to us or to third parties to whom we assign the repurchase right for fair market value the minimum number of common shares held by such person which is necessary to eliminate the non-de minimis adverse tax, legal or regulatory consequences. See "Description of Share Capital—Restrictions on Transfer of Common Shares" and "Description of Share Capital—Acquisition of Common Shares by Us."

Applicable insurance laws may make it difficult to effect a change of control of our company.

        Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state where the domestic insurer is domiciled. Prior to granting approval of an application to acquire control of a domestic insurer, the state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and management of the applicant's board of directors and executive officers, the acquiror's plans for the management of the applicant's board of directors and executive officers, the acquiror's plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control. Generally, state statutes provide that control over a domestic insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of the domestic insurer. Because a person acquiring 10% or more of our common shares would indirectly control the same percentage of the stock of the AXIS U.S. Subsidiaries, the insurance change of control laws of Connecticut, Illinois and New York would likely apply to such a transaction.

        In addition, the Insurance Acts and Regulations in Ireland require that anyone acquiring or disposing of a direct or indirect holding in an insurance company (such as AXIS Specialty Europe) that represents 10% or more of the capital or of the voting rights of such company or that makes it possible to exercise a significant influence over the management of such company, or anyone who proposes to decrease or increase that holding to specified levels, must first notify the Irish Regulatory Authority of their intention to do so. They also require any insurance company that becomes aware of any acquisitions or disposals of its capital involving the specified levels to notify the Irish Regulatory Authority. The specified levels are 20%, 33% and 50% or such other level of ownership that results in the company becoming the acquiror's subsidiary. The Irish Regulatory Authority has three months from the date of submission of a notification within which to oppose the proposed transaction if the Irish Regulatory Authority is not satisfied as to the suitability of the acquiror "in view of the necessity to ensure sound and prudent management of the insurance undertaking." Any person owning 10% or more of the capital or voting rights or an amount that makes it possible to exercise a significant influence over the management of AXIS Capital would be considered to have a "qualifying holding" in AXIS Specialty Europe.

        While our bye-laws limit the voting power of any shareholder to less than 9.5%, there can be no assurance that the applicable regulatory body would agree that a shareholder who owned 10% or more of our common shares did not, because of the limitation on the voting power of such shares, control the applicable Insurance Subsidiary.

        These laws may discourage potential acquisition proposals and may delay, deter or prevent a change of control of the Company, including transactions that some or all of our shareholders might consider to be desirable.

A few large shareholders may be able to influence shareholder decisions.

        We have five shareholders each of whom owns beneficially common shares representing 5.0% or more of the voting power of our common shares prior to giving effect to any reduction in voting rights under our bye-laws. As a result of their ownership position, these shareholders voting together may have the ability to significantly influence matters requiring shareholder approval, including the election of directors and amalgamations, consolidations, changes of control of the Company and sales of all or substantially all of our assets.

U.S. persons who own our common shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

        The Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. These differences include the manner in which directors must disclose transactions in which they have an interest, the rights of shareholders to bring class action and derivative lawsuits and the scope of indemnification available to directors and officers. For more information on the difference between Bermuda and Delaware corporate laws, see "Description of Share Capital—Differences in Corporate Law."

Anti-takeover provisions in our bye-laws could impede an attempt to replace our directors or to effect a change in control, which could diminish the value of our common shares.

        Our bye-laws contain provisions that may make it more difficult for shareholders to replace directors and could delay or prevent a change of control that a shareholder might consider favorable. These provisions include a staggered board of directors, limitations on the ability of shareholders to remove directors other than for cause, limitations on voting rights and restrictions on transfer of our common shares. These provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging takeover attempts in the future.

Risks Related to Taxation

We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our results of operations and your investment.

        The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, has given each of AXIS Capital and AXIS Specialty an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to AXIS Capital, AXIS Specialty or any of their respective operations, shares, debentures or other obligations until March 28, 2016. See "Material Tax Considerations—Taxation of AXIS Capital and Subsidiaries—Bermuda." Given the limited duration of the Minister of Finance's assurance, we cannot be certain that we will not be subject to any Bermuda tax after March 28, 2016.

Our non-U.S. companies may be subject to U.S. tax that may have a material adverse effect on our results of operations and your investment.

        AXIS Capital and AXIS Specialty are Bermuda companies, AXIS Specialty Holdings Ireland Limited ("AXIS Ireland Holdings"), AXIS Re and AXIS Specialty Europe are Irish companies, AXIS Specialty UK Limited ("AXIS UK") and AXIS Specialty UK Holdings Limited ("AXIS UK Holdings") are U.K. companies and AXIS Specialty (Barbados) Limited ("AXIS Barbados") is a Barbados company. We intend to manage our business so that each of these companies will operate in such a manner that none of these companies will be subject to U.S. tax (other than U.S. excise tax on insurance and reinsurance premium income attributable to insuring or reinsuring U.S. risks and U.S. withholding tax on some types of U.S. source investment income), because none of these companies should be treated as engaged in a trade or business within the United States. However, because there is considerable uncertainty as to the activities that constitute being engaged in a trade or business within the United States, we cannot be certain that the U.S. Internal Revenue Service ("IRS") will not contend successfully that any of AXIS Capital or its non-U.S. subsidiaries is/are engaged in a trade or business in the United States. If AXIS Capital or any of its non-U.S. subsidiaries were considered to be engaged in a trade or business in the United States, it could be subject to U.S. corporate income and additional branch profits taxes on the portion of its earnings effectively connected to such U.S. business, in which case its results of operations and your investment could be materially adversely affected. See "Material Tax Considerations—Taxation of AXIS Capital and Subsidiaries—United States."

        For taxable years beginning before December 31, 2004, AXIS Capital or a subsidiary might be subject to U.S. tax on a portion of its income if AXIS Capital or such subsidiary is considered a personal holding company ("PHC") for U.S. federal income tax purposes. However, for taxable years beginning after December 31, 2004, the PHC provisions will not be applicable to AXIS Capital and its non-U.S. subsidiaries pursuant to recently enacted legislation. PHC status depends on whether 50% or more of our shares could be deemed to be owned (pursuant to certain constructive ownership rules) by five or fewer individuals and whether 60% or more of AXIS Capital's income, or the income of any of its subsidiaries, as determined for U.S. federal income tax purposes, consists of "personal holding company income." We believe based upon information made available to us regarding our existing shareholder base that currently neither AXIS Capital nor any of its subsidiaries should be considered a PHC for U.S. federal income tax purposes. Additionally, we intend to manage our business to minimize the possibility that we will meet the 60% income threshold so that neither AXIS Capital nor any of its subsidiaries should be considered a PHC. However, because of legal and factual uncertainties regarding the application of the constructive ownership rules, the makeup of our shareholder base and our gross income and other circumstances, we cannot be certain that AXIS Capital and/or any of its subsidiaries will not be considered a PHC or that the amount of U.S. tax that would be imposed if it were the case would be immaterial. If AXIS Capital or any of its subsidiaries were considered a personal holding company and subject to U.S. tax on a portion of its U.S. income, its results of operations and your investment could be materially adversely affected. See "Material Tax Considerations—Taxation of AXIS Capital and Subsidiaries—United States—Personal Holding Companies."

Our non-U.S. companies may be subject to U.K. tax that may have a material adverse effect on our results of operations.

        We intend to operate in such a manner so that none of our companies, other than AXIS UK and AXIS UK Holdings, should be resident in the United Kingdom for tax purposes and that none of our companies, other than AXIS Ireland Holdings and AXIS Specialty Europe, should have a permanent establishment in the United Kingdom. Accordingly, we expect that none of our companies other than AXIS UK, AXIS UK Holdings, AXIS Ireland Holdings and AXIS Specialty Europe should be subject to U.K. tax. Nevertheless, because neither case law nor U.K. statutes conclusively define the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. Inland Revenue might contend successfully that any of our companies, in addition to AXIS UK, AXIS UK Holdings, AXIS Ireland Holdings and AXIS Specialty Europe, is/are trading in the United Kingdom through a permanent establishment in the United Kingdom and therefore subject to U.K. tax. If this were the case, our results of operations and your investment could be materially adversely affected. See "Material Tax Considerations—Taxation of AXIS Capital and Subsidiaries—United Kingdom."

Our non-Irish companies may be subject to Irish tax that may have a material adverse effect on our results of operations.

        We intend to operate in such a manner so that none of our companies, other than AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe, should be resident in Ireland for tax purposes and that none of our companies, other than AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe, should be treated as carrying on a trade through a branch or agency in Ireland. Accordingly, we expect that none of our companies other than AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe should be subject to Irish corporation tax. Nevertheless, since the determination as to whether a company is resident in Ireland is a question of fact to be determined based on a number of different factors and since neither case law nor Irish legislation conclusively defines the activities that constitute trading in Ireland through a branch or agency, the Irish Revenue Commissioners might contend successfully that any of our companies, in addition to AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe, is resident in or otherwise trading through a branch or agency in Ireland and therefore subject to Irish corporation tax. If this were the case, our results of operations and your investment could be materially adversely affected. See "Material Tax Considerations—Taxation of AXIS Capital and Subsidiaries—Ireland."

If corporate tax rates in Ireland increase, our business and financial results could be adversely affected.

        Trading income derived from the insurance and reinsurance businesses carried on in Ireland by AXIS Specialty Europe and AXIS Re is generally taxed in Ireland at a rate of 12.5%. Over the past number of years, various EU member states have, from time to time, called for harmonization of corporate tax rates within the EU. Ireland, along with other member states, has consistently resisted any movement towards standardized corporate tax rates in the EU. The Government of Ireland has also made clear its commitment to retain the 12.5% rate of corporation tax until at least the year 2025.

If, however, tax laws in Ireland change so as to increase the general corporation tax rate in Ireland, our business and financial results could be materially adversely affected.

If investments held by AXIS Specialty Europe or AXIS Re are determined not to be integral to the insurance and reinsurance businesses carried on by those companies, additional Irish tax could be imposed and our business and financial results could be adversely affected.

        Based on administrative practice, taxable income derived from investments made by AXIS Specialty Europe and AXIS Re is generally taxed in Ireland at the rate of 12.5% on the grounds that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. AXIS Specialty Europe and AXIS Re intend to operate in such a manner so that the level of investments held by such companies does not exceed the amount that is integral to the insurance and reinsurance businesses carried on by AXIS Specialty Europe and AXIS Re. If, however, investment income earned by AXIS Specialty Europe or AXIS Re exceeds these thresholds, or if the administrative practice of the Irish Revenue Commissioners changes, Irish corporation tax could apply to such investment income at a higher rate (currently 25%) instead of the general 12.5% rate, and our results of operations could be materially adversely affected.

If you acquire 10% or more of AXIS Capital's shares, you may be subject to taxation under the "controlled foreign corporation" ("CFC") rules.

        Under certain circumstances, a "10% U.S. Shareholder" (as defined in "Material Tax Considerations—Taxation of Shareholders—United States Taxation") of a foreign corporation that is a CFC (as defined in "Material Tax Considerations—Taxation of Shareholders—United States Taxation") for an uninterrupted period of 30 days or more during a taxable year must include in gross income for U.S. federal income tax purposes such "10% U.S. Shareholder's" pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed to such 10% U.S. Shareholder. "Subpart F income" of a foreign insurance corporation typically includes foreign base company sales and services income and foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC's country of incorporation.

        We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person (as defined in "Material Tax Consideration—Taxation of Shareholders—United States Taxation") who acquires shares of AXIS Capital directly or indirectly through one or more foreign entities should be required to include our "subpart F income" in income under the CFC rules of the Internal Revenue Code of 1986, as amended (the "Code"). See "Description of Share Capital" which describes these provisions. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge, in which case your investment could be materially adversely affected. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—Classification of AXIS Capital or Its Non-U.S. Subsidiaries as Controlled Foreign Corporations."

U.S. Persons who hold shares may be subject to U.S. federal income taxation at ordinary income rates on their proportionate share of our "related party insurance income" ("RPII").

        If the RPII of any of AXIS Specialty, AXIS Re and AXIS Specialty Europe (each a "Non-U.S. Insurance Subsidiary") were to equal or exceed 20% of that company's gross insurance income in any taxable year and direct or indirect insureds (and persons related to those insureds) own directly or indirectly through entities 20% or more of the voting power or value of AXIS Capital, then a U.S. Person who owns any shares of AXIS Capital (directly or indirectly through foreign entities) on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes such person's pro rata share of such company's RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to U.S. Persons at that date regardless of whether such income is distributed. In addition, any RPII that is includible in the income of a U.S. tax-exempt organization may be treated as unrelated business taxable income. We believe that the gross RPII of each Non-U.S. Insurance Subsidiary did not in prior years of operation and is not expected in the foreseeable future to equal or exceed 20% of each such company's gross insurance income, and we do not expect the direct or indirect insureds of each Non-U.S. Insurance Subsidiary (and persons related to such insureds) to directly or indirectly own 20% or more of either the voting power or value of our shares, but we cannot be certain that this will be the case because some of the factors which determine the extent of RPII may be beyond our control. If these thresholds are met or exceeded, and if you are an affected U.S. Person, your investment could be materially adversely affected. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—The RPII CFC Provisions."

U.S. Persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on a portion of their gain, if any.

        The RPII rules provide that if a U.S. Person disposes of shares in a foreign insurance corporation in which U.S. Persons own 25% or more of the shares (even if the amount of gross RPII is less than 20% of the corporation's gross insurance income and the ownership of its shares by direct or indirect insureds and related persons is less than the 20% threshold), any gain from the disposition will generally be treated as a dividend to the extent of the holder's share of the corporation's undistributed earnings and profits that were accumulated during the period that the holder owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such a holder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the holder. These RPII rules should not apply to dispositions of our shares because AXIS Capital will not itself be directly engaged in the insurance business. The RPII provisions, however, have never been interpreted by the courts or the U.S. Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts, or otherwise, might have retroactive effect. The Treasury Department has authority to impose, among other things, additional reporting requirements with respect to RPII. Accordingly, the meaning of the RPII provisions and the application thereof to us is uncertain. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—The RPII CFC Provisions."

U.S. Persons who hold shares will be subject to adverse tax consequences if we are considered to be a Passive Foreign Investment Company ("PFIC") for U.S. federal income tax purposes.

        If AXIS Capital is considered a PFIC for U.S. federal income tax purposes, a U.S. Person who owns any shares of AXIS Capital will be subject to adverse tax consequences, including subjecting the investor to a greater tax liability than might otherwise apply and subjecting the investor to tax on amounts in advance of when tax would otherwise be imposed, in which case your investment could be materially adversely affected. In addition, if AXIS Capital were considered a PFIC, upon the death of any U.S. individual owning shares, such individual's heirs or estate would not be entitled to a "step-up" in the basis of the shares which might otherwise be available under U.S. federal income tax laws. We believe that we are not, have not been, and currently do not expect to become, a PFIC for U.S. federal income tax purposes. We cannot assure you, however, that we will not be deemed a PFIC by the IRS. If we were considered a PFIC, it could have material adverse tax consequences for an investor that is subject to U.S. federal income taxation. There are currently no regulations regarding the application of the PFIC provisions to an insurance company. New regulations or pronouncements interpreting or clarifying these rules may be forthcoming. We cannot predict what impact, if any, such guidance would have on an investor that is subject to U.S. federal income taxation. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—Passive Foreign Investment Companies."

U.S. Persons who hold shares will be subject to adverse U.S. federal income tax consequences if AXIS Capital or any of its non-U.S. subsidiaries is considered to be a Foreign Personal Holding Company ("FPHC") for U.S. federal income tax purposes.

        For taxable years beginning after December 31, 2004, the FPHC provisions will not be applicable to AXIS Capital and its subsidiaries pursuant to recently enacted legislation. With respect to the 2004 taxable year, if AXIS Capital or any of its non-U.S. subsidiaries is considered an FPHC it could have material adverse tax consequences for you if you are subject to U.S. federal income taxation, including subjecting you to a greater tax liability than might otherwise apply and subjecting you to tax on amounts in advance of when tax would otherwise be imposed. In addition, if AXIS Capital were considered an FPHC, upon the death of any U.S. individual owning shares, such individual's heirs or estate may not be entitled to a "step-up" in the tax basis of the shares which might otherwise be available under U.S. federal income tax laws. AXIS Capital and/or any of its non-U.S. subsidiaries could be considered to be an FPHC for U.S. federal income tax purposes if more than 50% of our shares could be deemed to be owned by five or fewer individuals who are citizens or residents of the United States, and 60% (or 50% in taxable years subsequent to characterization as an FPHC) or more of AXIS Capital income, or that of any of its non-U.S. subsidiaries, consists of "foreign personal holding company income," as determined for U.S. federal income tax purposes. We believe based upon information made available to us regarding our existing shareholder base that currently neither AXIS Capital nor any of its non-U.S. subsidiaries should be considered an FPHC. Additionally, we intend to manage our business to minimize the possibility that we will meet the 60% income threshold so that neither AXIS Capital nor any of its non-U.S. subsidiaries should be considered an FPHC. However, because of the legal and factual uncertainties regarding the application of the constructive ownership rules, the makeup of our shareholder base and our gross income and other circumstances, we cannot be certain that AXIS Capital and/or any of its non-U.S. subsidiaries will not be considered an FPHC. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—Foreign Personal Holding Companies."

U.S. tax-exempt organizations who own our shares may recognize unrelated business taxable income.

        A U.S. tax-exempt organization may recognize unrelated business taxable income if a portion of our insurance income is allocated to the organization, which generally would be the case if either we are a CFC and the tax-exempt shareholder is a 10% U.S. Shareholder or there is RPII, certain exceptions do not apply and the tax-exempt organization owns any shares of AXIS Capital. Although we do not believe that any U.S. Persons should be allocated such insurance income, we cannot be certain that this will be the case. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—Classification of AXIS Capital or Its Non-U.S. Subsidiaries as Controlled Foreign Corporations" and "Material Tax Considerations—Taxation of Shareholders—United States Taxation—The RPII CFC Provisions." Potential U.S. tax-exempt investors are advised to consult their tax advisors.

Changes in U.S. federal income tax law could materially adversely affect an investment in our shares.

        Legislation has been introduced in the U.S. Congress intended to eliminate some perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. While there are no currently pending legislative proposals which, if enacted, would have a material adverse effect on us or our shareholders, it is possible that legislative proposals could emerge in the future that could have an adverse impact on us or our shareholders.

The United States has renegotiated the income tax treaty between the United States and Barbados.

        On July 14, 2004, the United States and Barbados signed a Protocol amending the United States income tax treaty with Barbados (the "Barbados Treaty"). On October 10, 2004 the U.S. Senate ratified the Protocol that will be effective with respect to withholding taxes paid or credited on or after the first day of the second month next following the exchange of instruments of ratification with Barbados. Under the current Barbados treaty, dividends paid to AXIS Barbados by AXIS Specialty U.S. Holdings Inc., ("AXIS U.S. Holdings") should be subject to a reduced withholding tax rate of 5%. The Protocol amending the treaty, once effective, will result in the inability of AXIS Barbados to continue to enjoy the reduced rate, in which case dividends paid to AXIS Barbados by AXIS U.S. Holdings will be subject to withholding tax at a rate of 30%.

The impact of Bermuda's letter of commitment to the Organization for Economic Cooperation and Development to eliminate harmful tax practices is uncertain and could adversely affect our tax status in Bermuda and Barbados.

        The Organization for Economic Cooperation and Development (the "OECD") has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD's report dated April 18, 2002 and updated as of June 2004, Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. In the June 2004 update, Barbados was identified as a country that should be included in the review process of significant financial centers. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may," "should," "could," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" and "intend." Forward-looking statements contained in this prospectus include information regarding the growth of our U.S. reinsurance segment due to renewals on contracts from multi-year deals, the growth of our global reinsurance segment due to our European operations, the expansion of our U.S. insurance segment into the errors and omissions market, improvements in the casualty reinsurance market and its effects on our U.S. insurance segment, the benefits from continued underwriting discipline and flight to quality, the changes in the mix of our business, the growth in gross premiums written in Europe, the increase in net earned premiums in our U.S. reinsurance segment, the reduction in the percentage of allocated personnel expenses for underwriters in our U.S. reinsurance segment, the projected amount of our capital expenditures, managing interest rate and foreign currency risks, valuations of potential interest rate shifts, foreign currency rate changes and measurements of potential losses in fair market values of our investment portfolio. Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedents to adequately evaluate risks, (7) the loss of one or more key executives, (8) a decline in our ratings with Standard & Poor's and A.M. Best, (9) loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition, (12) general economic conditions and (13) the other matters set forth under "Risk Factors." The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED

        AXIS Capital is a holding company domiciled in Bermuda. Through our operating subsidiaries and branches based in Bermuda, Ireland, the United Kingdom, the United States and Switzerland, we provide specialty lines insurance and treaty reinsurance on a global basis. We focus on writing coverage for specialized classes of risk through our team of highly skilled and experienced underwriters. Our business consists of four segments: global insurance, global reinsurance, U.S. insurance and U.S. reinsurance.

        Our global insurance segment principally consists of specialty lines business that is sourced outside of the United States but covers exposures throughout the world, including:

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  Specialty Risks (including Terrorism, Marine and Aviation War Risk, Political Risk and Professional Lines);

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  Onshore and Offshore Energy;

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  Aviation and Aerospace;

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  Commercial Property; and

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  Marine.

        Our global reinsurance segment principally consists of treaty reinsurance business sourced outside of the United States but covers exposures throughout the world, including:

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  Property (catastrophe-based);

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  Workers' Compensation, Personal Accident and Life (catastrophe-based);

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  Aviation;

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  Crop;

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  Trade Credit and Bond; and

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  Motor and General Liability.

        Our U.S. insurance segment principally consists of specialty lines business that is sourced in the United States and covers exposures in the United States including:

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  Commercial Property;

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  Professional Lines; and

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  Commercial Liability.

        Our U.S. reinsurance segment principally consists of treaty reinsurance business that is sourced in the United States and covers exposures in the United States, including:

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  Professional Lines;

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  Liability;

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  Property; and

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  Marine and Aviation.

        We seek to use our management's extensive expertise, experience and long-standing market relationships to identify and underwrite attractively priced risks while delivering innovative insurance and reinsurance solutions to our customers. Our underwriters are focused on constructing a portfolio of risks that utilizes our capital while optimizing the risk-reward characteristics of the portfolio. For our global insurance segment, we have designed an operating platform that utilizes new procedures and technologies, which we believe provides us with a competitive advantage, and continue to develop these structural advantages for application to our other business segments. We intend to continue to exercise highly disciplined underwriting practices and manage a diverse book of business while seeking to maximize our profitability and generate superior returns on equity.

        We began operations in November 2001. Our principal executive offices are located at 106 Pitts Bay Road, Pembroke HM 08, Bermuda, and our telephone number is (441) 296-2600.

THE AXIS CAPITAL TRUSTS

        We created three Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each AXIS Capital Trust and its trustees. The AXIS Capital Trusts are named AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III.

        An Amended and Restated Declaration of Trust for each of the AXIS Capital Trusts will contain the terms and conditions under which the AXIS Capital Trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that AXIS Capital Trust. Copies of the declarations are included as exhibits to the registration statement of which this prospectus is a part.

        Unless an applicable prospectus supplement provides otherwise, each AXIS Capital Trust exists solely to:

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  issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

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  issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in additional series of our debt securities; and

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  engage in other activities only as are necessary, convenient or incidental to the above two purposes.

        The AXIS Capital Trusts will not borrow money, issue debt, reinvest proceeds derived from investments, pledge any of their assets, or otherwise undertake or permit to be undertaken any activity that would cause them to not be classified as grantor trusts for United States federal income tax purposes.

        We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

        We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the AXIS Capital Trusts.

        Each AXIS Capital Trust will have a term of 30 years, but may end earlier if its declaration so provides.

        We will pay all fees and expenses related to each AXIS Capital Trust and the offering of the trust preferred securities by each AXIS Capital Trust.

        The principal place of business of each AXIS Capital Trust is c/o AXIS Capital Holdings Limited, 106 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number is (441) 296-2600.

        The trustees of each AXIS Capital Trust will conduct the business and affairs of their respective AXIS Capital Trust. The trustees' duties and obligations will be governed by the declaration of their respective AXIS Capital Trust. Each AXIS Capital Trust's trust common securities holders will be entitled to appoint, remove, replace or change the number of trustees for their respective AXIS Capital Trust.

        Each AXIS Capital Trust will include the following trustees:

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  at least one administrative trustee, who is a person employed by or an officer of us or our subsidiaries;

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  at least one institutional trustee, which is a financial institution that is not affiliated with us and which will act as institutional trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms described in an applicable prospectus supplement; and

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  at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the AXIS Capital Trust's institutional trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

        The trustees of each AXIS Capital Trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the institutional trustee will be The Bank of New York and the Delaware trustee will be The Bank of New York (Delaware), with its Delaware office located at 502 White Clay Center, Route 273, Newark, Delaware 19711.

USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us or the AXIS Capital Trusts will be used for general corporate purposes. The AXIS Capital Trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated.

	Six Months Ended June 30,		Years Ended December 31,
	2004	2003	2003	2002	2001
Ratio of Earnings to Fixed Charges	(1)	(1)	(1)	(1)	(1)

(1)
The current level of fixed charges, being credit facility fees and the interest portion on operating leases, is not sufficient enough to produce a ratio.

DESCRIPTION OF SHARE CAPITAL

        The following is a summary of material provisions of our memorandum of association and bye-laws, the shareholders agreement among substantially all of our founding shareholders and the warrants outstanding on our common shares. In this section, "we," "us" and "our" refer to AXIS Capital and not any of our subsidiaries.

General

        We are authorized to issue up to an aggregate of 800,000,000 common shares, par value U.S. $0.0125 per share. Except as described below, our common shares have no preemptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of our common shares are entitled to share equally in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares. Holders of our common shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors.

Voting Rights

        In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited. In any situation in which the "controlled shares" (as defined below) of a U.S. Person or the common shares held by a Direct Foreign Shareholder Group (as defined below) would constitute 9.5% or more of the votes conferred by the issued common shares, the voting rights exercisable by a shareholder with respect to such shares shall be limited so that no U.S. Person or Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our common shares. In addition, our board of directors may limit a shareholder's voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. "Controlled shares" includes, among other things, all common shares that a U.S. Person owns directly, indirectly or constructively (within the meaning of Section 958 of the Code). A "Direct Foreign Shareholder Group" includes a shareholder or group of commonly controlled shareholders that are not U.S. Persons.

        We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder's voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder's voting rights.

Restrictions on Transfer of Common Shares

        Our board of directors may decline to register a transfer of any common shares (1) if it appears to the board of directors, in their sole and reasonable discretion, after taking into account the limitations on voting rights contained in our bye-laws, that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders may occur as a result of such transfer or (2) subject to any applicable requirements of the NYSE, if a written opinion from counsel supporting the legality of the transaction under U.S. securities laws has not been provided or if any required governmental approvals have not been obtained.

        The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of AXIS Capital.

Acquisition of Common Shares by Us

        Under our bye-laws and subject to Bermuda law, if our board of directors determines that any shareholder's ownership of common shares may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders, we have the option, but not the obligation, to require such shareholder to sell to us or to a third party to whom we assign the repurchase right the minimum number of common shares that is necessary to avoid or cure any such adverse consequences at a price determined in the good faith discretion of the board of directors to represent the shares' fair market value.

Issuance of Shares

        Subject to our bye-laws and Bermuda law, our board of directors has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

Shareholders Agreement

        General.    We have entered into a shareholders agreement with substantially all of our founding shareholders. The shareholders agreement may be amended only with our consent and the consent of the holders of 75% of the aggregate number of shares outstanding held by the parties to the shareholders agreement at the time. Amendments and modifications that adversely affect a shareholder party to the agreement in a manner different than any other shareholder party to the agreement may only be effected with the consent of such shareholder.

        Tag-Along Rights.    Pursuant to the terms of the shareholders agreement, generally if any shareholder party to such agreement (or a group of such shareholders) proposes to transfer 20% or more of our outstanding shares (in value or in voting power), then the other shareholders party to the shareholders agreement have a right (1) to notice of the terms and conditions of the transfer, and (2) to participate proportionally in the transfer.

        Registration Rights.    Any shareholder party to the agreement who beneficially owned more than 8,000,000 shares on December 31, 2002 has the right to request registration for a public offering of all or a portion of its shares so long as such shares are "registrable securities" as defined in the shareholders agreement. Registrable securities include common shares or warrants and any securities issuable in respect of such shares or warrants, but exclude shares that may be sold pursuant to Rule 144(k) under the Securities Act. We will use commercially reasonable efforts to effect the registration of such shares, but will not be required to file a registration statement if (1) the aggregate proceeds expected to be received from such offering are less than $25,000,000 or (2) we have already effected one such requested registration in the previous four-month period. If the shares are to be sold in an underwritten offering and the managing underwriters notify us that, in their view, the number of shares proposed to be included in the offering exceeds the largest number of shares that can be sold without an adverse effect on the offering, then the number of shares requested to be registered will be allocated pro rata among the requesting shareholders. The holders of registration rights are limited in the total number of registration requests they can make, other than registrations made pursuant to a Form S-3.

        Moreover, if we propose to register any common shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, our common shares under the Securities Act (other than shares to be issued pursuant to an employee benefits plan or similar plan or in connection with a merger, acquisition or similar transaction) for our own account or otherwise, we will offer those shareholders who are party to the shareholders agreement the opportunity, subject to certain conditions, to include their registrable securities in such registration statement. We must use all reasonable efforts to effect the sale of any such shares. If the shares are to be sold in an underwritten offering and the managing underwriters notify us that, in their view, the number of shares proposed to be included in the offering exceeds the largest number of shares that can be sold without an adverse effect on such offering, then the number of shares requested to be registered will be allocated pro rata among the requesting shareholders, provided that if we initiate a registration to sell our own shares, these shares will have priority in registration.

        Indemnification.    Pursuant to the shareholders agreement, we have agreed to hold harmless each shareholder selling shares in a registered offering from damages relating to a material omission or misstatement in the registration statement or prospectus for such offering, provided such omission or misstatement was not made based on information furnished to us by the shareholder. We also agreed to hold the underwriters for any such offering harmless on substantially the same basis. Each participating shareholder in a registered offering agrees to hold harmless us, our officers, directors, agents and the underwriters for such offering with respect to omissions or misstatements made based on information furnished by such shareholder.

Bye-laws

        In addition to the provisions of the bye-laws described above under "—Voting Rights," the following provisions are a summary of some of the other important provisions of our bye-laws.

        Our Board of Directors.    Our bye-laws provide that our board of directors shall consist of between 9 and 16 members, or such number as determined by the shareholders. The current board of directors consists of 14 persons and is divided into three classes. In addition, each director will serve a three year term, with termination staggered according to class. Shareholders may only remove a director for cause at an annual general meeting, provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least two weeks before that meeting. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs as a result of death, disability, disqualification or resignation of a director, or from an increase in the size of the board of directors.

        Shareholder Action.    At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the aggregate voting power of our shares shall constitute a quorum for the transaction of business. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. In addition, most actions that may be approved by resolution of our shareholders in a general meeting may, without a meeting, be approved by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution.

        Voting of Subsidiary Shares.    If we are required or entitled to vote at a general meeting of any of our direct subsidiaries on matters other than appointment, removal and remuneration of auditors, approval of financial statements and reports thereon and remuneration of directors, our directors must refer the subject matter of the vote to our shareholders and seek authority from such shareholders as to how they should vote on the resolution proposed by the subsidiary. Substantially similar provisions are contained in the bye-laws (or equivalent governing documents) of most of our non-U.S. subsidiaries.

        Amendment.    Our bye-laws may only be amended by a resolution adopted by our board of directors and by resolution of our shareholders.

Warrants

        In connection with our formation, we issued warrants to purchase common shares to some of our founding shareholders. The terms of the warrants provide that they are exercisable at any time prior to November 20, 2011. The exercise price and number of common shares issuable upon exercise of each warrant are subject to adjustment in respect of events that may have a dilutive effect on its underlying share ownership interest. Warrant holders may elect to receive cash at the time of exercise in lieu of an adjustment.

        The following table shows the number of warrants to purchase common shares outstanding and the exercise price thereof as of September 30, 2004:

Holder	Warrants to Acquire Common Shares	Exercise Price
Trident II, L.P.	16,918,312	$12.50
Marsh & McLennan Capital Professionals Fund, L.P.	473,264	12.50
Marsh & McLennan Employees' Securities Company, L.P.	476,528	12.50
Dragon Holdings Trust	1,087,356	12.33
JR Charman Children's Settlement	362,449	12.33
Robert J. Newhouse, Jr.	71,808	12.50
Robert J. Newhouse, III	53,856	12.50
Stephan F. Newhouse	125,656	12.50
Paul B. Newhouse	35,904	12.50
Total	19,605,133

Anti-Takeover Provisions and Insurance Regulations Concerning Change of Control

        Some of the provisions of our bye-laws as well as some insurance regulations concerning change of control could delay or prevent a change of control of the Company that a shareholder might consider favorable. See "Risk Factors—Risks Related to Our Common Shares."

Differences in Corporate Law

        The Companies Act, which applies to us, differs in some material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of some significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us that differ from provisions of the State of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

        Duties of Directors.    Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

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  a duty to act in good faith in the best interests of the company;

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  a duty not to make a personal profit from opportunities that arise from the office of director;

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  a duty to avoid conflicts of interest; and

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  a duty to exercise powers for the purpose for which such powers were intended.

        The Companies Act imposes a duty on directors and officers of a Bermuda company:

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  to act honestly and in good faith with a view to the best interests of the company; and

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  to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        In addition, the Companies Act imposes various duties on directors and officers of a company with respect to matters of management and administration of the company.

        The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors and officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer of us for any act or failure to act in the performance of such director's or officer's duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

        Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

        The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

        A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the "business judgment rule." If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

        Interested Directors.    Under Bermuda law and our bye-laws, a transaction entered into by us, in which a director has an interest, will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act, provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

        Dividends and Distributions.    Bermuda law permits the declaration and payment of dividends and the making of distributions from contributed surplus by a company only if there are no reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company's assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints.

        Under Delaware law, subject to any restrictions contained in the company's certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        Amalgamations, Mergers and Similar Arrangements.    We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the company and would be conducive to attaining the objectives contained within our memorandum of association. We may, with the approval of at least 75% of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

        Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive payment in the amount of the fair market value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

        Takeovers.    Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer (other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

        Certain Transactions with Significant Shareholders.    As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except in the case of amalgamations with and between wholly-owned subsidiaries, a resolution of shareholders approved by a majority of at least 75% of the votes cast. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from stockholders holding at least two-thirds of our outstanding common stock not owned by such interested stockholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested stockholder for a period of three years from the time the person became an interested stockholder, unless we opted out of the relevant Delaware statute.

        Shareholders' Suits.    The rights of shareholders under Bermuda law are not as extensive as the rights of stockholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer for any action or failure to act in the performance of such director's or officer's duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

        Indemnification of Directors and Officers.    Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or suffered by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

        Inspection of Corporate Records.    Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers that is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation's stockholder list and its other books and records for any purpose reasonably related to such person's interest as a stockholder.

        Shareholder Proposals.    Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting.

        Calling of Special Shareholders Meetings.    Under our bye-laws, a special general meeting may be called by our President or by our Chairman or by the board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of AXIS Capital as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation's certificate of incorporation or bye-laws to call a special meeting of stockholders.

        Approval of Corporate Matters by Written Consent.    Under Bermuda law, the Companies Act provides that shareholders may take action by written consent with 100% shareholders consent required. Delaware law permits stockholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

        Amendment of Memorandum of Association.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. The holders of an aggregate of not less than 20% in par value of a company's issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.

        Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the stockholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company's stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company's certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.

        Amendment of Bye-laws.    Consistent with the Companies Act, AXIS Capital's bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

        Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Preference Shares

        From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, our board of directors may create and issue one or more series of preference shares having such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital or otherwise, as our board of directors may determine. When we issue preference shares, we will provide specific information about the preference shares being offered in a prospectus supplement. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

        Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws and any applicable resolution of our board of directors for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws and an applicable resolution of our board of directors, such sections or defined terms are incorporated herein by reference.

        A prospectus supplement will describe the terms of each class or series of preference shares we offer, including, to the extent applicable:

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  the number of shares to be issued and sold and the distinctive designation thereof;

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  the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

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  the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

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  the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

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  the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

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  the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

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  the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

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  the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

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  any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

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  if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this prospectus, the following general provisions will apply to each class or series of preference shares.

Dividends

        The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates ("dividend periods"), when and as declared by our board of directors and subject to Bermuda law and regulations. The dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on our common shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

        Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

        No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

        AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends to AXIS Capital. Under Bermuda law, AXIS Capital may not declare or pay a dividend if there are reasonable grounds for believing that AXIS Capital is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of AXIS Capital's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Further, our Insurance Subsidiaries (with the exception of AXIS Re) are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. In addition, our credit facility prohibits us from declaring or paying any dividend in excess of $150 million in the aggregate for any fiscal year during the period that any commitments or obligations are outstanding thereunder.

        Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

        In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared) before any of our assets will be paid or distributed to holders of our common shares.

        It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the full amounts due to the holders of all of the classes or series of preference shares then outstanding. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

        Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

        Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.

        On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except for the right of the holders of the shares:

  (1)
  to transfer the shares prior to the date fixed for redemption;

  (2)
  to receive the redemption price of the shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

  (3)
  on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

        Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into common shares, will be repaid to us upon our request.

        In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

        Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company's share premium account before the redemption date.

        Under Section 42 of the Companies Act, no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. A minimum issued share capital of $12,000 must always be maintained.

        Our ability to effect a redemption of our preference shares may be subject to the performance of our subsidiaries. Distribution to us from our insurance subsidiaries will also be subject to insurance laws, regulatory constraints and certain provisions under our credit facility.

Conversion Rights

        Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into common shares.

        All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the bye-laws.

        The number of common shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of common shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of common shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per common share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

        Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per common share for a class or series of preference shares, as fixed by our board of directors, will be subject to adjustment from time to time as follows:

  •
  In case we (1) pay a dividend or make a distribution to all holders of outstanding common shares as a class in common shares, (2) subdivide or split the outstanding common shares into a larger number of shares or (3) combine the outstanding common shares into a smaller number of shares, the basic conversion price per common share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into common shares will thereafter be entitled to receive upon the conversion of such share the number of common shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

  •
  In case we issue to all holders of common shares as a class any rights enabling them to subscribe for or purchase common shares at a price per share less than the current market price per common share at the record date for determination of shareholders entitled to receive such rights, the basic conversion price per common share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of the number of common shares outstanding at such record date and the number of common shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of common shares outstanding at such record date and the number of additional common shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights. Such adjustments will be made successively whenever any event described in this clause occurs.

  •
  In case we distribute to all holders of common shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per common share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per common share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by our board of directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one common share and of which the denominator will be the current market price per common share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

        For the purpose of any computation under the last clause above, the current market price per common share on any date will be deemed to be the average of the high and low sales prices of the common shares, as reported in the NYSE—Composite Transactions (or such other principal market quotation as may then be applicable to the common shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

        No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of common shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        In the case of any capital reorganization or reclassification of common shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of common shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

        Whenever there is an issue of additional common shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional common shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of common shares as a class any rights enabling them to subscribe for or purchase common shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

        Preference shares converted to common shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

        Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

Voting Rights

        Except as indicated below or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

        The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors. We will use our best efforts to increase the number of directors constituting our board of directors to the extent necessary to effectuate such right.

        The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of our board of directors will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends, and any member of our board of directors appointed as described above shall vacate office.

        At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our president will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing one of their number to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

        Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of common shareholders.

        At any annual or special general meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

        During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled by vote of a majority of our board of directors pursuant to the bye-laws. During such period, the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

        The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. The rights conferred upon the holders of the shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by our common shares. In the event we were to merge into or amalgamate with another company, the approval of the holders of a majority of the preference shares would be required (voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares) in addition to approval of our common shareholders pursuant to the Companies Act. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

        On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions in Event of Default in Dividends on Preference Shares

        Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to redeem preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

  (1)
  we may not redeem less than all of the preference shares outstanding at such time unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

  (2)
  we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

  (3)
  we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

        No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Listing

        Our common shares are listed on the NYSE under the trading symbol "AXS."

Transfer Agent and Registrar

        The transfer agent and registrar for the common shares is The Bank of New York, whose principal executive office is located at One Wall Street, New York, NY 10286.

DESCRIPTION OF DEPOSITARY SHARES

        The following summarizes the material provisions of the deposit agreement and the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to our common shares or a particular series of preference shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of material U.S. federal income tax considerations. A copy of the form of deposit agreement, including the form of depositary receipt, is filed as an exhibit to the registration statement of which this prospectus is a part.

General

        The common shares or preference shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or preference shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the common shares or preference shares represented thereby (including any dividend, voting, redemption, conversion and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the common shares or preference shares in accordance with the terms of the offering.

        We may, at our option, elect to offer fractional shares of common shares or preference shares, rather than full common shares or preference shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a common share or share of a particular series of preference shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited common shares or preference shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited common shares or preference shares to the record holders of depositary shares relating to such common shares or preference shares, in proportion to the numbers of the depositary shares owned by such holders.

        In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

        Subject to Bermuda law, if common shares or preference shares represented by depositary shares are to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of common shares or of preference shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable redemption price per share payable in respect of the common shares or preference shares so redeemed. Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the common shares or preference shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

        Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related common shares or preference shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of the related common shares or preference shares on the basis set forth in the prospectus supplement for such depositary shares, but holders of such whole common shares or preference shares will not thereafter be entitled to deposit the common shares or preference shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common Shares or Preference Shares

        Upon receipt of notice of any meeting at which the holders of any deposited common shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common shares or preference shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common shares or preference shares represented by the holder's depositary shares.

        The depositary will attempt, insofar as practicable, to vote the amount of such common shares or preference shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the common shares or preference shares to the extent it does not receive specific instructions from the holder of depositary shares representing the common shares or preference shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing the common shares or preference shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of the common shares or preference shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the common shares or preference shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement automatically terminates if:

  •
  all outstanding depositary shares have been redeemed;

  •
  each preference share has been converted into other preference shares or has been exchanged for debt securities; or

  •
  a final distribution in respect of the common shares or preference shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of AXIS Capital.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the common shares or preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the deposited common shares or preference shares.

        Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or common shares or preference shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

Senior Debt Indenture and Subordinated Debt Indenture

        We may issue our debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture entered into between AXIS Capital and The Bank of New York, as trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture entered into between AXIS Capital and The Bank of New York, as trustee. In addition, we will issue any junior subordinated debt securities to an AXIS Capital Trust in connection with the issuance of trust preferred securities and common securities by such AXIS Capital Trust. Such junior subordinated debt securities will be issued and governed under a separate junior subordinated indenture between us and The Bank of New York, as trustee. The subordinated debt indenture and the junior subordinated debt indenture are collectively referred to in this prospectus as the subordinated debt indentures.

        The senior debt indenture and the subordinated debt indentures are substantially the same except that (1) the senior debt indenture, unlike the subordinated debt indentures, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture and (2) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Capital. Neither the senior debt indenture nor the subordinated debt indenture limit the aggregate principal amount of indebtedness that we may issue from time to time. We are, however, limited in the amount of indebtedness we may issue under our credit facility.

        Copies of the senior debt indenture, the subordinated debt indenture and the junior subordinated indenture are included as exhibits to the registration statement of which this prospectus is a part. The following description provides a general summary of the material terms and conditions of each of these indentures and the debt securities issued pursuant to these indentures.

        The following discussion is only a summary. The indentures may contain language that expands upon or limits the statements made in this prospectus. Accordingly, we strongly encourage you to refer to the indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.

Senior and Subordinated Debt Securities

        The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of "subordinated" debt. Events that can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

        We may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

        AXIS Capital is a holding company with no direct operations. Our ability to meet any obligations with respect to the debt securities will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay us dividends.

        In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior debt indenture.

        Additionally, the senior indebtedness issued pursuant to the senior debt indenture will effectively be subordinated to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any of our subsidiaries to satisfy claims of the subsidiary's policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

        The debt securities issued under the subordinated debt indentures will be subordinate in right of payment in respect of principal, any premium, interest and additional amounts owing under the subordinated debt securities to all our senior indebtedness of AXIS Capital in the manner described below under the caption "Subordination under the Subordinated Debt Indentures."

Prospectus Supplements

        A prospectus supplement will describe the terms of each series of debt securities we offer, including, to the extent applicable:

  •
  whether the securities are senior or subordinated, the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities and the denominations of the debt securities;

  •
  the currency or currencies in which the debt securities will be denominated and in which principal, any premium, any interest and additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

  •
  the date or dates upon which the debt securities are payable;

  •
  the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

  •
  any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

  •
  whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

  •
  any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest on or additional amounts with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

  •
  whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading "Global Debt Securities;"

  •
  any proposed listing of the debt securities on a securities exchange;

  •
  any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

  •
  the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

  •
  any right we may have to defer payments of interest on the debt securities;

  •
  any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

  •
  if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

        Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

        Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special United States federal income tax considerations applicable to these discounted debt securities.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Global Debt Securities

        We may issue registered debt securities in global form. This means that one "global" debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

        We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the "beneficial" owner of that interest. A "beneficial" owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the "beneficial interest." We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

        The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

  •
  by the depositary for the registered global security to a nominee of the depositary;

  •
  by a nominee of the depositary to the depositary or to another nominee of the depositary; or

  •
  by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

        These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

        We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

        Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant's account on the depositary's book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

        Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

        As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

  •
  be entitled to have the debt securities represented by the registered global security registered in their own names;

  •
  receive or be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  be considered the owners or holders of the debt securities under the applicable indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal, any premium or interest on or additional amounts with respect to a registered global security to the depositary or its nominee. None of AXIS Capital, the indenture trustee or any other agent of AXIS Capital or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium, interest or additional amounts with respect to the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

        We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

        We will issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

        We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

        We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Covenants Applicable to the Debt Securities

        Limitations on Liens.    Under the senior debt indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not "restricted subsidiaries."

        The senior debt indenture defines "restricted subsidiaries" as (1) AXIS Specialty, AXIS Reinsurance, AXIS Barbados and AXIS Ireland Holdings, so long as they remain our subsidiaries; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary.

        Consolidation, Merger, Amalgamation and Sale of Assets.    The indentures provide that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless

  •
  we are the continuing entity in the transaction or, if not, the successor entity expressly assumes our obligations on the securities and under the indentures;

  •
  following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures; and

  •
  a specified officers' certificate and an opinion of counsel are delivered to the trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

        In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction. In addition, in a consolidation, merger, amalgamation or sale of assets where we are not the surviving entity, the successor entity shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state that is a member of the Organization for Economic Cooperation and Development.

        The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale, other than for cash to a third party of all or substantially all of our assets, or a purchase by us of all or substantially all of the assets of a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

        Restrictions on Dispositions.    The senior debt indenture provides that, except in a transaction otherwise governed by such indentures, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

  •
  the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

  •
  we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

  •
  the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary;

  •
  any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction; or

  •
  after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors.

        The senior debt indenture does not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

Events Of Default

        Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

  •
  a default in payment of principal or any premium or any additional amounts when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

  •
  a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

  •
  a default in payment of any sinking fund installment when due;

  •
  a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

  •
  events of bankruptcy, insolvency or reorganization; or

  •
  a continuing default, for more than 30 days after we receive notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured.

        The indentures provide that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

        Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

        The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

        Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

        The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

  •
  such holder previously gave written notice of the continuing default to the trustee;

  •
  the holders of at least 33% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

  •
  the trustee did not institute the action within 60 days of the request; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

        The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

        If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in the indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

        If provided for in the prospectus supplement, we may elect to be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. We may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

        If provided for in the prospectus supplement, we may elect to defease and be discharged from all of our obligations contained in the indentures or from specific obligations under the covenants contained in the indentures with respect to any debt securities of or within a series. We may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

        As a condition to any such defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

        We may exercise our defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indentures

        The indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

  •
  secure any debt securities;

  •
  evidence a successor person's assumption of our obligations under the indentures and the debt securities;

  •
  add covenants that protect holders of debt securities;

  •
  cure any ambiguity, mistake or inconsistency in the indenture, provided that such correction does not materially adversely affect the holders of the affected debt securities;

  •
  establish forms or terms for debt securities of any series;

  •
  evidence a successor trustee's acceptance of appointment; and

  •
  make any other changes that do not materially adversely affect the holders of the affected debt securities.

        The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

  •
  extend the stated maturity of, or reduce the principal of, any debt security;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce any amount payable upon redemption;

  •
  change the currency in which the principal, any premium, interest or any additional amount is payable;

  •
  reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due; or

  •
  reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

        The subordinated debt indentures may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Payment of Additional Amounts

        Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

        We will not be required to pay any additional amounts for or on account of:

(1)
any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)
any withholding or deduction required to be made pursuant to EU Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the "EU Directive"), or any law implementing or complying with, or introduced in order to conform to such EU Directive; or

(5)
any combination of items (1), (2), (3) and (4).

        In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

        Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in "Payment of Additional Amounts" above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Subordination Under the Subordinated Debt Indentures

        The subordinated debt indentures provide that payment of the principal, any premium and interest and additional amounts on debt securities issued under the subordinated debt indentures will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indentures define senior indebtedness as the principal, any premium and interest and additional amounts on all our indebtedness, whether incurred prior to or after the date of the indenture:

  •
  for money borrowed by us;

  •
  for obligations of others that we directly or indirectly either assume or guarantee;

  •
  in respect of letters of credit and acceptances issued or made by banks in favor of us; or

  •
  issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

        Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

        Senior indebtedness does not include:

  •
  any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

  •
  any of our indebtedness to one of our subsidiaries.

        The subordinated debt indentures do not limit the amount of senior indebtedness that we can incur.

        The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

  •
  of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

  •
  that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

        We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

        If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

The Indenture Trustees

        The Bank of New York will act as trustee under the senior debt indenture and the subordinated debt indentures and as administrative and Delaware trustee under the declarations. The Bank of New York acts as the transfer agent for our common shares and is a lender under our credit facility.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common shares, preference shares and debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Debt Warrants

        The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

  •
  the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

  •
  the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

  •
  the date, if any, on and after which the warrants and the related securities will be separately transferable;

  •
  the maximum or minimum number of the warrants which may be exercised at any time;

  •
  any other specific terms of the warrants; and

  •
  if necessary, a discussion of U.S. federal income tax considerations and material Bermuda tax considerations.

        Certificates representing warrants will be exchangeable for new certificates representing warrants of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of dividends on common shares or principal of or any premium or interest on debt securities issuable upon exercise.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash a number of common shares or preference shares or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

        Each declaration will authorize the trustees of each AXIS Capital Trust to issue on behalf of the AXIS Capital Trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

        The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

        A prospectus supplement will describe the terms of the trust preferred securities offered by each AXIS Capital Trust, including, to the extent applicable:

  •
  the number of trust preferred securities issued by the AXIS Capital Trust and the distinctive designation thereof;

  •
  the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the AXIS Capital Trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

  •
  whether distributions on trust preferred securities issued by the AXIS Capital Trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the AXIS Capital Trust will be cumulative;

  •
  the amount or amounts that will be paid out of the assets of the AXIS Capital Trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the AXIS Capital Trust;

  •
  the terms and conditions, if any, under which trust preferred securities may be converted into share capital, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

  •
  the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

  •
  the obligation, if any, of the AXIS Capital Trust to purchase or redeem trust preferred securities issued by the AXIS Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the AXIS Capital Trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

  •
  the voting rights, if any, of trust preferred securities issued by the AXIS Capital Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration;

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the AXIS Capital Trust that are consistent with the applicable declaration or applicable law; and

  •
  if necessary, a discussion of material U.S. federal income tax consideration and Bermuda tax considerations.

        Pursuant to the declaration, the institutional trustee will own our debt securities purchased by the applicable AXIS Capital Trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable AXIS Capital Trust, and payments upon redemption of trust preferred securities or liquidation of any AXIS Capital Trust, will be guaranteed by us to the extent described below under "—Trust Guarantees."

        In connection with the issuance of trust preferred securities, each AXIS Capital Trust will also issue one series of trust common securities. Each declaration will authorize the Administrative Trustees of an AXIS Capital Trust to issue on behalf of the AXIS Capital Trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights and restrictions, described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the AXIS Capital Trust will be substantially identical to the terms of the trust preferred securities issued by the AXIS Capital Trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each AXIS Capital Trust will be directly or indirectly owned by us.

        The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the common course of business, with the Institutional Trustee.

        Events of Default; Notice.    The following will be events of default under the applicable restated trust agreement:

  •
  an event of default under the junior subordinated indenture occurs with respect to any series of related junior subordinated debt securities; or

  •
  any other event of default specified in the applicable prospectus supplement occurs.

        The institutional trustee shall, within 90 days after the occurrence of an event of default, transmit by mail, first class postage prepaid, to the holders of the trust preferred securities, notices of (1) all defaults with respect to the securities known to the institutional trustee, unless such defaults have been cured before the giving of such notice and (2) any notice of default received from the institutional trustee with respect to the related junior subordinated debt securities, which notice from the institutional trustee to the holders shall state that an event of default under the indenture also constitutes an event of default with respect to the trust preferred securities; provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the related junior subordinated debt securities or in the payment of any sinking fund installment established for the junior subordinated debt securities, the institutional trustee shall be protected in withholding such notice if and so long as the institutional trustee in good faith determines that the withholding of such notice is in the interests of the holders of the trust preferred securities.

        Voting Rights.    Except as provided below and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities will have no preemptive or similar rights.

        Modification of the Declaration.    We are restricted in our ability to modify the declaration. No amendment to the declaration may be made and any such purported amendment will be void:

  •
  unless, in the case of any proposed amendment, the institutional trustee shall have first received an officers' certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of the declaration (including the terms of securities issued thereunder); or

  •
  unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the institutional trustee, the institutional trustee shall have first received:

  •
  an officers' certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of this declaration (including the terms of securities issued thereunder); and

  •
  an opinion of counsel (who may be counsel to the sponsor or the trust) that such amendment is permitted by, and conforms to, the terms of declaration (including the terms of securities issued thereunder).

Notwithstanding the foregoing, no amendment to the declaration may be made to the extent the result of such amendment would be to:

  •
  cause the trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

  •
  reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act; or

  •
  cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act.

        At such time after the trust has issued any securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of securities issued under the declaration may be effected only with such additional requirements as may be set forth in the terms of such securities.

        The sections of the declaration governing the registration and transfer of securities issued under the trust by the regular trustees and modifications of the declaration shall not be amended without the consent of all of the holders of the securities issued under the declaration.

        The provisions of the declaration governing the sponsor's purchase of trust common securities and the responsibilities of the sponsor under the declaration shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

        The rights of the holders of the trust common securities under the declaration to increase or decrease the number of and appoint and remove trustees shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

        The declaration may be amended without the consent of the holders of the securities issued under the declaration to:

  •
  cure any ambiguity;

  •
  correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of this declaration;

  •
  add to the covenants, restrictions or obligations of the sponsor;

  •
  conform to any change in Rule 3a-5 under the Investment Company Act or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of securities issued under the declaration; and

  •
  cause the trust to continue to be classified for United States federal income tax purposes as a grantor trust.

        Mergers, Consolidations, Amalgamations or Replacements of the AXIS Capital Trusts. An AXIS Capital Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or person, except as described below. An AXIS Capital Trust may, with the consent of the administrative trustees or, if there are more than two, a majority of the administrative trustees and without the consent of the holders of the securities, the Delaware trustee or the institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State or the District of Columbia, provided that:

  •
  such successor entity either:

  •
  expressly assumes all of the obligations of the AXIS Capital Trust with respect to the common and preferred securities; or

  •
  substitutes for the common and preferred securities other securities having substantially the same terms as the preferred securities so as long as such successor securities rank the same as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  we expressly appoint a trustee of such successor entity that possesses the same powers and duties as the institutional trustee in its capacity as the holder of the debentures;

  •
  the preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities are then listed or quoted;

  •
  such merger, consolidation, amalgamation or replacement does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

  •
  such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of such holders' interests in the new entity as a result of such merger, consolidation, amalgamation or replacement);

  •
  such successor entity has a purpose substantially identical to that of the AXIS Capital Trust;

  •
  prior to such merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel (reasonably acceptable to the institutional trustee) to the AXIS Capital Trust experienced in such matters to the effect that:

  •
  following such merger, consolidation, amalgamation or replacement, the AXIS Capital Trust or the successor entity, as the case may be, will be treated as a grantor trust for United States federal income tax purposes;

  •
  following such merger, consolidation, amalgamation or replacement, neither the AXIS Capital Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act; and

  •
  such merger, consolidation, amalgamation or replacement will not materially adversely affect the rights, preferences and privileges of the holders of the common and preferred securities (including any successor securities) (other than with respect to any dilution of such holders' interests in the new entity as a result of such merger, consolidation, amalgamation or replacement); and

  •
  we will provide a guarantee to the holders of the successor securities with respect to the successor entity having substantially the same terms as the preferred securities guarantee.

        Notwithstanding the foregoing, an AXIS Capital Trust shall not, except with the consent of holders of 100% in liquidation preference of the common securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such AXIS Capital Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

        Enforcement of Certain Rights by Holders of Preferred Securities.    If an event of default occurs, and is continuing, under the declaration of any AXIS Capital Trust, the holders of the preferred securities of that trust would typically rely on the institutional trustee to enforce its rights as a holder of the related debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee; or

  •
  direct the exercise of any trust or power conferred upon the institutional trustee under the declaration, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of our debt securities.

        If the institutional trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder's written request to the institutional trustee to enforce such rights, institute a legal proceeding directly against us to enforce the institutional trustee's rights under the applicable series of debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity.

        Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

        Merger or Consolidation of Trustees.    Any corporation into which the institutional trustee or the Delaware trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the institutional trustee or the Delaware trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the institutional trustee or the Delaware trustee, as the case may be, shall be the successor of the institutional trustee or the Delaware trustee, as the case may be, under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible.

        Governing Law.    Each restated trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

Trust Guarantees

        Below is a summary of information concerning the trust guarantees that will be executed and delivered by us, at various times, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. Copies of the trust guarantees are included as exhibits to the registration statement of which this prospectus is a part.

        General.    We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each AXIS Capital Trust, the trust guarantee payments defined below, except to the extent paid by the AXIS Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the AXIS Capital Trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable AXIS Capital Trust to pay the required amounts to the holders.

        The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable AXIS Capital Trust, will be subject to the trust guarantees, without duplication:

  •
  any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the AXIS Capital Trust will have funds legally available;

  •
  the redemption price, including all accrued and unpaid distributions, to the extent the AXIS Capital Trust will have funds legally available, regarding any trust preferred securities called for redemption by the AXIS Capital Trust; and

  •
  upon a liquidation of the AXIS Capital Trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the AXIS Capital Trust, the lesser of:

  •
  the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the AXIS Capital Trust will have funds legally available; and

  •
  the amount of assets of the AXIS Capital Trust remaining available for distribution to the holders of the AXIS Capital Trust's trust preferred securities in liquidation of the AXIS Capital Trust.

        Covenants of AXIS Capital.    In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the AXIS Capital Trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

  •
  declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our share capital;

  •
  make any payment of the principal of and any premium and interest on or repay, purchase or redeem any debt securities issued by us that rank pari passu or junior to the debt securities owned by the AXIS Capital Trust; and

  •
  make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

        However, even during such circumstances, we may:

  •
  purchase or acquire our share capital in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

  •
  reclassify our share capital or exchange or convert one class or series of our share capital for another class or series of our share capital;

  •
  purchase fractional interests in our share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged;

  •
  declare dividends or distributions in our share capital, including share dividends paid by us which consist of the shares of the same class as that on which any dividend is being paid;

  •
  redeem or purchase any rights pursuant to a rights agreement; and

  •
  make payments under the trust guarantee related to the trust preferred securities.

        Amendment and Assignment.    Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of any AXIS Capital Trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

        Termination of the Trust Guarantees.    Each trust guarantee will end as to the trust preferred securities issued by the AXIS Capital Trust upon any of the following:

  •
  full payment of the redemption price of all trust preferred securities;

  •
  distribution of our debt securities held by the AXIS Capital Trust to the trust preferred securities holders; or

  •
  full payment of the amounts payable in accordance with the declaration upon liquidation of the AXIS Capital Trust.

        Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable AXIS Capital Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

        Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the Institutional Trustee to be held for the benefit of the trust preferred securities of the applicable AXIS Capital Trust. The Institutional Trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable AXIS Capital Trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable AXIS Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the Institutional Trustee.

        If the Institutional Trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable AXIS Capital Trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable AXIS Capital Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the AXIS Capital Trust, and by complete performance of all obligations under the trust guarantee.

        Governing Law.    Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Expenses of the AXIS Capital Trusts

        Subject to Bermuda law, we will agree to pay all of the costs, expenses or liabilities of the AXIS Capital Trusts, other than obligations of the AXIS Capital Trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common shares, preference shares or depository shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common shares, preference shares or depositary shares. The price per share of our common shares, preference shares or depository shares and number of shares of our common shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (1) a stock purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common shares), that would secure the holders' obligations to purchase or to sell, as the case may be, common shares, preference shares or depository shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit.

SELLING SHAREHOLDERS

        The following table sets forth information as of September 30, 2004 regarding beneficial ownership of common shares by each selling shareholder that may offer common shares pursuant to this registration statement. When we refer to the "selling shareholders" in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who hold any of the selling shareholders' interest.

	Number of Common Shares Covered by this Prospectus(1)	Beneficial Ownership of Selling Shareholders Prior to the Offering		Beneficial Ownership of Selling Shareholders After the Offering(1)
Selling Shareholder
		Number	Percent(2)	Number	Percent
Trident II, L.P(3)(4)	13,706,675	30,624,987	17.8%	—	—
Marsh & McLennan Capital Professional Fund, L.P.(3)(5)	383,736	857,000	*	—	—
Marsh & McLennan Employees' Securities Company, L.P.(3)(6)	385,858	862,386	*	—	—
MMC Capital, Inc.(3)	11,792	11,792	*	—	—
Marsh & McLennan Risk Capital Holdings, Ltd(3).	7,404,827	7,404,827	4.8%	—	—
J.P. Morgan Partners (BHCA), L.P.(7)	6,159,621	6,159,621	4.0%	—	—
J.P. Morgan Partners Global Investors (Cayman) III, L.P.(7)	563,192	563,192	*	—	—
J.P. Morgan Partners Global Investors (Cayman) IV, L.P(7)	417,789	417,789	*	—	—
J.P. Morgan Partners Global Investors (Cayman), L.P.(7)	495,407	495,407	*	—	—
J.P. Morgan Corsair II Offshore Capital Partners, L.P.(7)	2,897,913	2,897,913	1.9%	—	—
J.P. Morgan Capital, L.P.(7)	865,611	865,611	*	—	—
J.P. Morgan Partners Global Investors, L.P.(7)	29,580	29,580	*	—	—
J.P. Morgan Partners Global Investors A, L.P.(7)	98,562	98,562	*	—	—
J.P. Morgan Partners Global Investors (Cayman) II, L.P.(7)	55,211	55,211	*	—	—
Blackstone FI Offshore Capital Partners (Cayman) L.P.(8)	1,821,859	1,821,859	1.2%	—	—
Blackstone FI Capital Partners (Cayman) L.P.(8)	9,352,918	9,352,918	6.0%	—	—
Blackstone Family Investment Partnership (Cayman) III L.P.(8)	405,300	405,300	*	—	—
DLJMB Overseas Partners III, C.V.(9)	8,753,696	8,753,696	5.7%	—	—
DLJ Offshore Partners III, C.V.(9)	612,452	612,452	*	—	—
DLJ Offshore Partners III-1, C.V.(9)	157,981	157,981	*	—	—
DLJ Offshore Partners III-2, C.V.(9)	112,533	112,533	*	—	—

DLJ MB Partners III GmbH & CO.KG(9)	74,666	74,666	*	—	—
MBP III Plan Investors, L.P.(9)	1,853,932	1,853,932	1.2%	—	—
Millennium Partners II, L.P.(9)	14,826	14,826	*	—	—
Thomas H. Lee (Alternative) Fund V, L.P.(10)	8,923,805	8,923,805	5.8%	—	—
Thomas H. Lee (Alternative) Parallel Fund V, L.P.(10)	2,315,368	2,315,368	1.5%	—	—
Thomas H. Lee (Alternative) Cayman Fund V, L.P.(10)	122,966	122,966	*	—	—
Thomas H. Lee Investors Limited Partnership(10)	17,629	17,629	*	—	—
U.S. Bank, N.A. (successor to State Street Bank and Trust Company), not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust(10)	17,160	17,160	*	—	—
Putnam Investment Holdings, LLC(3)(10)	69,716	69,716	*	—	—
Putnam Investments Employees' Securities Company I LLC(3)(10)	59,928	59,928	*	—	—
Putnam Investments Employees' Securities Company II LLC(3)(10)	53,508	53,508	*	—	—

*
Less than 1%

(1)
Each of the selling shareholders may offer up to the number of common shares listed in the first column of this table. The selling shareholders may elect to sell all or part of their common shares in the event that we commit to an underwritten public offering of our common shares. In addition, the selling shareholders may sell all or part of their common shares in an offering in which we do not participate. The decision by any of the selling shareholders to sell any of their respective common shares in an offering will depend upon the market price of our common shares at that time and other factors deemed relevant by such selling shareholder.

(2)
The bye-laws of AXIS Capital provide that any shareholder owning, directly, indirectly or in the case of U.S. Person, by attribution, more than 9.5% of our common shares will have the voting rights attached to such common shares reduced so that it may not exercise more than 9.5% of the total voting rights. See "Description of Share Capital—Voting Rights."

(3)
The sole general partner of Trident II, L.P. is Trident Capital II, L.P. The manager of Trident II, L.P. is MMC Capital, Inc., a wholly owned subsidiary of Marsh & McLennan Risk Capital Holdings, Ltd. Marsh & McLennan Risk Capital Holdings, Ltd. is a wholly owned, indirect subsidiary of Marsh & McLennan Companies, Inc. The general partners of Trident Capital II, L.P. are Marsh & McLennan GP I, Inc., a wholly owned subsidiary of Marsh & McLennan Risk Capital Holdings, Ltd., and two single member limited liability companies that are owned by individuals who are senior executive officers of Marsh & McLennan Companies, Inc. Putnam Investments Holdings, LLC is a subsidiary of Marsh & McLennan Companies and is the managing member of Putnam Investments Employees' Securities Co. I LLC and Putnam Investments

  Employees' Securities Co. II LLC. Mr. Charles A. Davis has served as a director since our inception. Mr. Davis is also Chairman and Chief Executive Officer of MMC Capital, Inc. and a Vice Chairman and director of Marsh & McLennan Companies, Inc.

(4)
Includes 16,918,312 common shares issuable upon exercise of warrants of the Company.

(5)
Includes 473,264 common shares issuable upon exercise of warrants of the Company.

(6)
Includes 476,528 common shares issuable upon exercise of warrants of the Company.

(7)
The general partner of J.P. Morgan Partners (BHCA), L.P. ("JPMP BHCA") is JPMP Master Fund Manager, L.P., the general partner of which is JPMP Capital Corp. JPMP Capital Corp., a wholly owned subsidiary of J.P. Morgan Chase & Co., is the general partner of JPMP Global Investors, L.P., which is the general partner of each of J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors (Cayman) III, L.P. and J.P. Morgan Partners Global Investors (Cayman) IV, L.P. Mr. Jeffrey C. Walker has served as a director since our inception. Mr. Walker is also the Managing Partner of J.P. Morgan Partners, J.P. Morgan Chase & Co.'s global private equity group, and a member of the Executive Committee and Vice Chairman of J.P. Morgan Chase & Co.

(8)
The sole general partner of Blackstone FI Capital Partners (Cayman) L.P. and Blackstone Family Investment Partnership (Cayman) III L.P. and the sole investment general partner of Blackstone FI Offshore Capital Partners L.P. is Blackstone Management Associates (Cayman) III L.P. Mr. Robert L. Friedman has served as a director since our inception. Mr. Friedman has been a Senior Managing Director of The Blackstone Group, L.P., and since February 2003, Mr. Friedman has been the Chief Administrative Officer of Chief Legal Officer of The Blackstone Group, L.P.

(9)
Credit Suisse First Boston, a Swiss bank, owns the majority of the voting stock of Credit Suisse First Boston, Inc., which in turn owns all of the voting stock of Credit Suisse First Boston (USA), Inc. ("CSFB-USA"). The entities to which this footnote relates are merchant banking funds advised by indirect subsidiaries of CSFB-USA. Mr. Andrew H. Rush was a director of ours until July 2004. Mr. Rush was a Managing Director of Credit Suisse First Boston and a member of the Investment Committee of DLJ Merchant Banking Partners III, L.P.

(10)
Mr. Scott A. Schoen has served as a director since our inception. Mr. Schoen is a Senior Managing Director of Thomas H. Lee Advisors, L.L.C., which is the general partner of Thomas H. Lee Partners, L.P.

MATERIAL TAX CONSIDERATIONS

        The following summary of our taxation and the taxation of an investment in our shares and debt securities is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming, and may apply on a retroactive basis, that could affect this summary. We cannot be certain if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than our shares and debt securities. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement. The tax treatment of a holder of shares or debt securities, or of a person treated as a holder of shares or debt securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. Prospective investors should carefully examine the related prospectus supplement and should consult their professional advisors concerning the possible tax consequences of an investment in the offered securities under the laws of their countries of citizenship, residence or domicile.

Taxation of AXIS Capital and Subsidiaries

  Bermuda

        Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us. AXIS Capital and AXIS Specialty have each obtained from the Minister of Finance under the Exempted Undertaking Tax Protection Act 1966 of Bermuda, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to AXIS Capital or AXIS Specialty or to any of their respective operations, shares, debentures or other obligations, until March 28, 2016. AXIS Capital and AXIS Specialty could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to AXIS Capital or AXIS Specialty. AXIS Capital and AXIS Specialty each pay annual Bermuda government fees, and AXIS Specialty pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

  Ireland

        The directors of each of AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe intend to manage their affairs so that each of them is, and will continue to be, resident in Ireland for Irish tax purposes. Assuming that AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe are and will continue to be resident in Ireland for Irish tax purposes, such companies will be subject to Irish corporation tax on their worldwide income and capital gains.

        Income derived by AXIS Ireland Holdings, AXIS Re or AXIS Specialty Europe from any non-life insurance trade, any reinsurance trade or any Irish trade (i.e., a trade that is not carried on wholly outside of Ireland) will be subject to Irish corporation tax at the current rate of 12.5%. Other income (e.g., income from passive investments, income from some non-Irish trades and income from some dealings in land) will generally be subject to Irish corporation tax at the current rate of 25%. Published administrative statements of the Irish Revenue Commissioners suggest that investment income earned by AXIS Specialty Europe and Axis Re will be taxed in Ireland at a rate of 12.5% provided that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. Other investment income earned by AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe will generally be taxed in Ireland at a rate of 25%. Capital gains realized by AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe will generally be subject to Irish corporation tax at a rate of 20%.

        AXIS Ireland Holdings and AXIS Specialty Europe each carry on a trade in the United Kingdom through a branch. Profits realized by such companies from branch activities in the United Kingdom will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in the United Kingdom. A credit against the Irish corporation tax liability is available for tax paid in the United Kingdom on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits.

        AXIS Re carries on a trade in Switzerland through a branch. Profits realized by AXIS Re from branch activities in Switzerland will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in Switzerland. A credit against the Irish corporation tax liability is available for tax paid in Switzerland on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits.

        AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe are, as limited liability companies, also within the charge to Irish capital duty. Irish capital duty applies at the rate of 1% on the value received for share capital issued by such companies.

        As each of AXIS Re and AXIS Specialty Europe are Irish tax resident companies, distributions made by such companies to AXIS Ireland Holdings will not be taken into account in computing the taxable income of AXIS Ireland Holdings. Irish withholding tax will also not apply to distributions made by any of AXIS Re and AXIS Specialty Europe to AXIS Ireland Holdings. Provided that the common shares of AXIS Capital are substantially and regularly traded on the NYSE, Irish withholding tax will not apply to distributions paid by AXIS Ireland Holdings to AXIS Capital provided AXIS Capital has made an appropriate declaration, in prescribed form, to AXIS Ireland Holdings.

        None of AXIS Capital or its subsidiaries, other than AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe, will be resident in Ireland for Irish tax purposes unless the central management and control of such companies is, as a matter of fact, located in Ireland. See "Risk Factors—Risks Related to Taxation—We may be subject to Irish tax, which may have a material adverse effect on our results of operations."

        A company not resident in Ireland for Irish tax purposes can nevertheless be subject to Irish corporation tax if it carries on a trade through a branch or agency in Ireland or disposes of certain specified assets (e.g. Irish land, minerals or mineral rights, or shares deriving the greater part of their value from such assets). In such cases, the charge to Irish corporation tax is limited to trading income connected with the branch or agency, capital gains on the disposal of assets used in the branch or agency that are situated in Ireland at or before the time of disposal, and capital gains arising on the disposal of specified assets, with tax imposed at the rates discussed above.

  United Kingdom

        AXIS UK and AXIS UK Holdings are companies incorporated and managed in the United Kingdom and are, by virtue of their place of incorporation, resident in the United Kingdom and are subject to U.K. corporation tax on their worldwide profits (including revenue profits and capital gains). The maximum rate of United Kingdom corporation tax is currently 30% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by AXIS UK and AXIS UK Holdings.

        None of AXIS Capital or its subsidiaries, except for AXIS UK and AXIS UK Holdings, is incorporated in the United Kingdom. Accordingly, except for AXIS UK and AXIS UK Holdings, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. The directors of each of AXIS Capital and its subsidiaries, other than AXIS UK and AXIS UK Holdings, intend to manage their affairs so that none of AXIS Capital or its subsidiaries, other than AXIS UK and AXIS UK Holdings, is resident in the United Kingdom for tax purposes.

        A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom but the charge to U.K. corporation tax is limited to profits (including revenue profits and chargeable (i.e., capital) gains) connected with such permanent establishment.

        The directors of each of AXIS Capital and its subsidiaries, other than AXIS UK and AXIS UK Holdings (which are resident in the United Kingdom), AXIS Ireland Holdings (which has a permanent establishment in the United Kingdom) and AXIS Specialty Europe (which has a permanent establishment in the United Kingdom), intend that they will operate in such a manner so that none of AXIS Capital or its subsidiaries, other than AXIS UK, AXIS UK Holdings, AXIS Ireland Holdings and AXIS Specialty Europe, carry on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. Inland Revenue might contend successfully that any of AXIS Capital or its subsidiaries, other than AXIS UK, AXIS UK Holdings, AXIS Ireland Holdings and AXIS Specialty Europe, is/are trading in the United Kingdom through a permanent establishment in the United Kingdom.

        The definition of "permanent establishment" under UK law is consistent with various internationally recognized characteristics commonly used to define a "permanent establishment" for the purposes of the United Kingdom's double tax treaties. If any of the U.S. Subsidiaries qualifying for benefits under the tax treaty between the United Kingdom and the United States were trading in the United Kingdom through a permanent establishment, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

        AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe should be entitled to the benefits of the tax treaty between Ireland and the United Kingdom if they are resident in Ireland. If AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe were trading in the U.K. through a permanent establishment and they were entitled to the benefits of the tax treaty between Ireland and the United Kingdom, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

        AXIS Ireland Holdings has a permanent establishment in the United Kingdom and the profits attributable to that permanent establishment (which have been calculated by the company on the basis of cost plus 10%) are subject to United Kingdom corporation tax. AXIS Specialty Europe also has a permanent establishment in the United Kingdom and that the profits attributable to that permanent establishment will also be subject to United Kingdom corporation tax.

        The United Kingdom has no income tax treaty with Bermuda.

        There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a branch or agency. The directors of each of AXIS Capital and its subsidiaries intend that they will operate in such a manner that none of AXIS Capital and its subsidiaries will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

        If any of AXIS Capital or its subsidiaries, other than AXIS UK and AXIS UK Holdings, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of AXIS

Capital or its subsidiaries, other than AXIS Specialty Europe and AXIS Ireland Holdings, were to be treated as carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom, our results of operations and your investment could be materially adversely affected.

  United States

        A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that AXIS Capital and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. AXIS Specialty, AXIS Re and AXIS Specialty Europe file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax. The highest marginal federal income tax rates currently are 35% for a corporation's effectively connected income and 30% for the additional "branch profits" tax.

        If AXIS Specialty is entitled to the benefits under the income tax treaty between Bermuda and the United States (the "Bermuda Treaty"), AXIS Specialty would not be subject to U.S. income tax on any income found to be effectively is connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. AXIS Specialty currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

        An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain whether AXIS Specialty is currently eligible for Bermuda Treaty benefits or will be eligible in the future because of factual and legal uncertainties regarding the residency and citizenship of AXIS Capital's shareholders. AXIS Capital would not be eligible for treaty benefits because it is not an insurance company. We have conducted and intend to conduct substantially all of our non-U.S. operations outside the United States and to limit the U.S. contacts of AXIS Capital and its non-U.S. subsidiaries so that they should not be engaged in a trade or business in the United States.

        Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If AXIS Specialty is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of AXIS Specialty's investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If AXIS Specialty is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of AXIS Specialty's investment income could be subject to U.S. income tax.

        Under the income tax treaty between the United Kingdom and the United States (the "U.K. Treaty"), AXIS UK and AXIS UK Holdings, if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. AXIS UK and AXIS UK Holdings will generally be entitled to the benefits of the U.K. Treaty if, among other reasons, (1) during at least half of the days during the relevant taxable period, at least 50% of AXIS UK's and AXIS UK Holding's stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of each of AXIS UK's and AXIS UK Holding's gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (2) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to, AXIS UK's and AXIS UK Holding's business conducted in the United Kingdom. Although, we cannot be certain that AXIS UK and AXIS UK Holdings will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital's shareholders and (2) the interpretation of what constitutes income incidental to or connected with a trade or business in the United Kingdom, we will endeavor to so qualify. AXIS UK and AXIS UK Holdings have conducted and intend to conduct their activities in a manner so that each of them should not have permanent establishments in the United States, although we cannot be certain that we will achieve this result.

        Under the income tax treaty between Ireland and the United States (the "Irish Treaty"), each of AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe, if entitled to the benefits of the Irish Treaty, will not be subject to U.S. federal income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each of AXIS Ireland Holdings, AXIS Re, and AXIS Specialty Europe will generally be entitled to the benefits of the Irish Treaty if among other reasons, (1) at least 50% of the shares of AXIS Capital, measured by both vote and value, are owned by Irish citizens or U.S. citizens or residents and less than 50% of each such company's gross income for the relevant taxable period is paid or accrued directly or indirectly to persons who are not U.S. or Irish residents in the form of payments that are deductible for Irish income tax purposes or (2) each of AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe, respectively, are considered as engaged in the active conduct of a trade or business in Ireland and their effectively connected income is connected with or incidental to that trade or business. Although we cannot be certain that AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe will be eligible for Irish Treaty benefits because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital's shareholders and (2) the interpretation of what constitutes an active trade or business in Ireland and income incidental or connected thereto, we will endeavor to so qualify. AXIS Ireland Holdings, AXIS Re and AXIS Specialty Europe have conducted and intend to conduct their activities in a manner so that each of them should not have permanent establishments in the United States, although we cannot be certain that we will achieve this result.

        Under the current income tax treaty between Barbados and the United States (the "Barbados Treaty"), AXIS Specialty (Barbados) Limited ("AXIS Barbados"), if entitled to the benefits of the Barbados Treaty, will not be subject to U.S. federal income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. On October 10, 2004, however, the U.S. Senate ratified a Protocol amending the Barbados Treaty that will be effective for these purposes on the first day of January next following the exchange of instruments of ratification with Barbados. AXIS Barbados does not expect to be eligible for Barbados Treaty benefits once the Protocol has entered into force. Accordingly, AXIS Barbados intends to conduct its activities in a manner so that it will not be engaged in a trade or business in the United States, although we cannot be certain that we will achieve this result.

        Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on the gross amount of certain "fixed or determinable annual or periodic gains, profits and income" derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. Generally under the U.K. Treaty, the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%, under the Irish Treaty the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0% and under the Barbados Treaty, the withholding rate on dividends paid to AXIS Barbados from less than 10% owned corporations is reduced to 15% and on interest is reduced to 5%. On October 10, 2004, however, the U.S. Senate ratified a Protocol amending the Barbados Treaty that will be effective with respect to withholding taxes paid or credited on or after the first day of the second month next following the exchange of instruments of ratification with Barbados. The Protocol amending the treaty, once effective, will result in the inability of AXIS Barbados to continue to enjoy such reduced rates. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S. sourced investment income.

        The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to AXIS Specialty are 4% for casualty insurance premiums and 1% for reinsurance premiums. The excise tax does not currently apply to premiums paid to AXIS Re and AXIS Specialty Europe provided that they are entitled to the benefits of the Irish Treaty and the business for which the premiums are paid is not ceded to a reinsurer not entitled to a similar treaty based excise tax exemption.

        AXIS Specialty U.S. Services, Inc. and AXIS U.S. Holdings are Delaware corporations, AXIS Reinsurance is a New York corporation, AXIS Insurance is a Connecticut corporation and AXIS Surplus is an Illinois corporation, and as such each will be subject to taxation in the United States at regular corporate rates. Additionally, dividends paid by these companies to AXIS Barbados would be subject to a 30% U.S. withholding tax, subject to reduction under the income tax treaty between Barbados and the United States to 5%. On October 10, 2004, however, the U.S. Senate ratified a Protocol amending the Barbados Treaty that will be effective with respect to withholding taxes paid or credited on or after the first day of the second month next following the exchange of instruments of ratification with Barbados. The Protocol amending the treaty, once effective, will result in the inability of AXIS Barbados to continue to enjoy the reduced rate, in which case dividends paid to AXIS Barbados by AXIS U.S. Holdings will be subject to withholding tax at a rate of 30%.

        Personal Holding Companies.    AXIS Capital and/or any of its subsidiaries could be subject to U.S. tax on a portion of its income if any of them are considered to be a personal holding company ("PHC") for U.S. federal income tax purposes. However, for taxable years beginning after December 31, 2004 the PHC provisions will not be applicable to AXIS Capital and its non-U.S. subsidiaries pursuant to recently enacted legislation.

        A corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (1) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (2) at least 60% of the corporation's gross income, as determined for U.S. federal income tax purposes for such taxable year consists of "PHC income." PHC income includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents. Under these constructive ownership rules, among other things, a partner will be treated as owning a proportionate amount of the stock owned by the partnership and a partner who is an individual will be treated as owning the stock owned by his or her partners. For example, all of the shares owned by a partnership will be attributed to each of its partners, if any, who are individuals. Also, stock treated as owned by such partner proportionately through such partnership will be treated as owned by the partner for purposes of reapplying the constructive ownership rules. Additionally, certain entities (such as certain tax-exempt organizations and pension funds) will be treated as individuals. The PHC rules contain an exception for foreign corporations that are classified as foreign personal holding companies (as discussed below).

        If AXIS Capital or any subsidiary were a PHC in a given taxable year, such corporation would be subject to a 15% PHC tax on its "undistributed PHC income" which, in the case of AXIS Capital and its non-U.S. subsidiaries, would exclude PHC income that is from non-U.S. sources, except to the extent that such income is effectively connected with a trade or business in the U.S. For taxable years beginning after December 31, 2008, the PHC tax rate would be the highest marginal rate on ordinary income applicable to individuals. Thus, the PHC income of AXIS Capital and its non-U.S. subsidiaries would not include underwriting income or investment income derived from non-U.S. sources that is not effectively connected income and should not include dividends received by AXIS Capital from its non-U.S. subsidiaries (as long as such non-U.S. subsidiaries are not engaged in the trade or business in the U.S.).

        We believe based upon information made available to us regarding our existing shareholder base that currently neither AXIS Capital nor any of its subsidiaries should be considered a PHC for U.S. federal income tax purposes. Additionally, we intend to manage our business to minimize the possibility that we will meet the 60% income threshold so that neither AXIS Capital nor any of its subsidiaries should be considered a PHC for U.S. federal income tax purposes.

        We cannot be certain, however, that the AXIS U.S. Subsidiaries will not become PHCs in the future because of factors including legal and factual uncertainties regarding the application of the constructive ownership rules, the makeup of AXIS Capital's shareholder base, the gross income of AXIS Capital or any of its subsidiaries and other circumstances that could change the application of the PHC rules to AXIS Capital and its subsidiaries. In addition, if AXIS Capital or any of its subsidiaries were to become PHCs, we cannot be certain that the amount of PHC income will be immaterial.

  Switzerland

        AXIS Re Europe constitutes a permanent establishment for the purposes of the Irish/Swiss Income Tax Convention. AXIS Re is liable for Swiss corporate income taxes at the federal and cantonal/communal level and for annual capital taxes at the cantonal/communal level in respect of the net profit attributed to AXIS Re Europe and its "dotation capital." The method of computation of Swiss income and capital taxes in respect of AXIS Re Europe was agreed with the Swiss tax authorities in a binding advance ruling. For capital tax purposes, AXIS Re Europe's taxable capital corresponds to 20% of its net premium revenue for its account over the respective tax year, subject to a minimum of CHF 100,000. The capital tax rate amounts to approximately 0.07%. Corporate income taxes are computed on a deemed minimum net profit, which corresponds to a notional yield on the taxable capital of 200 basis points over the average Swiss government bond yield as published from time to time by the Swiss Federal Tax Administration. Such minimum taxable profit will only apply for tax years starting on January 1, 2006; prior to such date, the tax accounts of AXIS Re Europe may reflect net losses emanating from the build-up of technical reserves. Any such losses may be carried forward for income tax purposes for a maximum of seven years. The effective combined Swiss income tax rate on AXIS Re Europe's net profits before taxes presently amounts to approximately 24.1% on profits from Swiss sources (if any) and approximately 10.7% on profits from non-Swiss sources.

  Barbados

        AXIS Barbados was incorporated in Barbados to act as a holding company for various companies in the United States. As such, AXIS Barbados was granted a license to conduct international business in accordance with the provisions of the International Business Companies Act, Cap. 77 as amended (the "IBC Act"), and related regulations. The Minister of Industry and International Business (the "MIIB") has granted AXIS Barbados a guarantee that the benefits and exemptions contained in the IBC Act will apply to AXIS Barbados until January 11, 2017.

        Under the IBC Act, AXIS Barbados is required to pay a maximum corporate tax rate of 2 1/2% on its worldwide profits, which reduces to 1% on taxable profits over U.S. $15 million. Under the IBC Act there is currently no withholding tax imposed on amounts paid by AXIS Barbados to persons not resident in Barbados. Additionally, under current Barbados law there is no capital gains tax and no tax is payable on the transfer of shares in AXIS Barbados if transferred to a person who is not resident in Barbados or to another international business company.

        The IBC Act governs the licensing and operations of international business companies. Licenses are issued by the MIIB, who has broad discretion over whether licenses are granted or refused. The MIIB has the authority to suspend or revoke a license if at any time a licensee fails to satisfy the conditions of the license, or is in violation of any provisions of the IBC Act.

        The IBC Act imposes on Barbados international business companies certain reporting requirements. For example, a licensee that has gross revenues and assets that exceed Barbados $1.0 million, which is approximately U.S. $500,000, is required to forward to the MIIB annual audited financial statements prepared in accordance with generally accepted accounting principles.

Taxation of Holders of Our Shares

  Bermuda Taxation

        Currently, there is no Bermuda withholding or other tax payable on principal, interest or dividends paid to holders of our shares.

  United States Taxation

        The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of our shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase shares in an offering, who did not own (directly or indirectly through foreign entities or constructively) shares of AXIS Capital prior to any offering and who hold their shares as capital assets within the meaning of section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder's specific circumstances. For example, if a partnership holds our shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisors. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers or traders in securities, tax exempt organizations, expatriates, persons who are considered with respect to any of us as 10% U.S. Shareholders (as defined below) or persons who hold our shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States that may be applicable to our shares or the holders of our shares and does not address any aspect of U.S. federal taxation other than income taxation.

        For purposes of this discussion, the term "U.S. Person" means: (1) a citizen or resident of the United States, (2) a partnership or corporation, or entity treated as a corporation, created or organized in or under the laws of the United States, or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (c) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing. Additionally, references to a "foreign" person refer to a non-U.S. person.

        Taxation of Dividends.    Subject to the discussions below relating to the potential application of the controlled foreign corporation ("CFC"), related person insurance income ("RPII"), foreign personal holding company ("FPHC") and passive foreign investment company ("PFIC") rules, cash distributions, if any, made with respect to our shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of AXIS Capital (as computed using U.S. tax principles). Under recently enacted legislation, we believe dividends paid by us before 2009 should be eligible for reduced rates of tax because we believe our shares should be treated as readily tradable on an established securities market in the United States. Such dividends will not be eligible for the dividends received deduction. To the extent such distributions exceed AXIS Capital's earnings and profits, they will be treated first as a return of the shareholder's basis in their shares to the extent thereof, and then as gain from the sale of a capital asset.

        Classification of AXIS Capital or its Non-U.S. Subsidiaries as Controlled Foreign Corporations. Each 10% U.S. Shareholder (as defined below) of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC's taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. "Subpart F income" of a foreign insurance corporation typically includes foreign base company sales and services income and foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC's country of incorporation. A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., "constructively")) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, the term CFC also includes a foreign insurance company in which more than 25% of the total combined voting power of all classes of stock or more than 25% of the total value of all the stock is owned by 10% U.S. Shareholders, on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A "10% U.S. Shareholder" is a U.S. Person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation.

        We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person who acquires shares of AXIS Capital in any offering directly or indirectly through one or more foreign entities should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of shares of AXIS Capital or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

        The RPII CFC Provisions.    The following discussion generally is applicable only if the RPII of a Non-U.S. Insurance Subsidiary (i.e., AXIS Specialty, AXIS Re and AXIS Specialty Europe), determined on a gross basis, is 20% or more of such company's gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any fiscal year in which such company's RPII falls below the 20% threshold or the 20% Ownership Exception is met. Although we cannot be certain, AXIS Capital believes that each of the Non-U.S. Insurance Subsidiaries meets the 20% Ownership Exception and the gross RPII of each Non-U.S. Insurance Subsidiary as a percentage of its gross insurance income was in prior years of operations and will be for the foreseeable future below the 20% threshold for each tax year. Additionally, as AXIS Capital is not licensed as an insurance company, we do not anticipate that AXIS Capital will have insurance income, including RPII.

        RPII is any "insurance income" (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "RPII shareholder" (as defined below) or a "related person" (as defined below) to such RPII shareholder. In general, and subject to certain limitations, "insurance income" is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract that would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of a Non-U.S. Insurance Subsidiary in the income of RPII shareholders, unless an exception applies, the term "RPII shareholder" means any U.S. Person who owns (directly or indirectly through foreign entities) any amount of AXIS Capital's shares. Generally, the term "related person" for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons that control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock applying certain constructive ownership principles. A corporation's pension plan is ordinarily not a "related person" with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the stock of the corporation. Each Non-U.S. Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the shares of AXIS Capital by vote or value.

        RPII Exceptions. The special RPII rules do not apply to a Non-U.S. Insurance Subsidiary if (1) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of AXIS Capital (the "20% Ownership Exception"), (2) RPII, determined on a gross basis, is less than 20% of gross insurance income of the Non-U.S. Insurance Subsidiary for the taxable year (the "20% Gross Income Exception), (3) the Non-U.S. Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII and meet certain other requirements or (4) the Non-U.S. Insurance Subsidiary elects to be treated as a U.S. corporation and waives all treaty benefits and meets certain other requirements. Where none of these exceptions applies to a Non-U.S. Insurance Subsidiary, each U.S. Person directly or indirectly through foreign entities owning any shares in AXIS Capital (and therefore, indirectly, in each Non-U.S. Insurance Subsidiary) on the last day of AXIS Capital's taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of the company or companies, as the case may be, that failed to qualify for the exception for the portion of the taxable year during which the Non-U.S. Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person's share of such Non-U.S. Insurance Subsidiary's current-year earnings and profits as reduced by the U.S. Person's share, if any, of certain prior-year deficits in earnings and profits. The Non-U.S. Insurance Subsidiaries intend to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception. Although we do not expect the gross RPII of any of the Non-U.S. Insurance Subsidiaries will equal or exceed 20% of such company's gross insurance income in the foreseeable future, it is possible that we will not be successful in qualifying under this exception.

        Computation of RPII. In order to determine how much RPII a Non-U.S. Insurance Subsidiary has earned in each taxable year, the Non-U.S. Insurance Subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through foreign entities) shares of AXIS Capital and are U.S. Persons. AXIS Capital may not be able to determine whether any of the underlying direct or indirect insureds to which the Non-U.S. Insurance Subsidiaries provide insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, AXIS Capital may not be able to determine accurately the gross amount of RPII earned by each Non-U.S. Insurance Subsidiary in a given taxable year. For any year in which gross RPII of a Non-U.S. Insurance Subsidiary is 20% or more of its gross insurance income for the year and the 20% Ownership Exception does not apply, AXIS Capital may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent AXIS Capital is unable to determine whether a beneficial owner of shares is a U.S. Person, AXIS Capital may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

        If, as expected, the RPII of each Non-U.S. Insurance Subsidiary is less than 20% of its gross insurance income, RPII shareholders will not be required to include RPII in their taxable income. The amount of RPII includible in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

        Apportionment of RPII to U.S. Holders. Every RPII shareholder who owns common shares on the last day of any fiscal year of AXIS Capital in which the 20% Ownership Exception does not apply and a Non-U.S. Insurance Subsidiary's gross insurance income constituting RPII for that year equals or exceeds 20% of such company's gross insurance income should expect that for such year the RPII shareholder will be required to include in gross income its share of such company's RPII for the portion of the taxable year during which such company was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A RPII shareholder who owns our shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of a Non-U.S. Insurance Subsidiary's RPII.

        Basis Adjustments. A RPII shareholder's tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by AXIS Capital out of previously taxed RPII income. The RPII shareholder's tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.

        Uncertainty as to Application of RPII. The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including... regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." Accordingly, the meaning of the RPII provisions and the application thereof to the Non-U.S. Insurance Subsidiaries is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investor considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

        Information Reporting.    Under certain circumstances, U.S. Persons owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII shareholder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the stock on the last day of that year and (3) under certain circumstances, a U.S. Person who acquires stock in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which AXIS Capital determines that gross RPII constitutes 20% or more of any of the Non-U.S. Insurance Subsidiary's gross insurance income and the 20% Ownership Exception does not apply, AXIS Capital will provide to all U.S. Persons registered as shareholders of its shares a completed IRS Form 5471 or the relevant information necessary to complete the form. Failure to file IRS Form 5471 may result in penalties.

        Tax-Exempt Shareholders.    Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471 in the circumstances described above.

        Dispositions of Our Shares.    Subject to the discussions below relating to the potential application of the Code section 1248, PFIC and FPHC rules, U.S. holders of shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for our shares exceeds one year, any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and certain other non-corporate shareholders and 35% for corporations. Moreover, gain, if any, generally will be a U.S. source gain and generally will constitute "passive income" for foreign tax credit limitation purposes.

        Code section 1248 provides that if a U.S. Person sells or exchanges stock in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC's earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. shareholder of AXIS Capital should be treated as owning (directly, indirectly through foreign entities or constructively) 10% or more of the total voting power of AXIS Capital. To the extent this is the case, the application of Code Section 1248 under the regular CFC rules should not apply to dispositions of our shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, AXIS Capital will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form. Code section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of our shares because AXIS Capital will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of our shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of our shares.

        Passive Foreign Investment Companies.    In general, a foreign corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes "passive income" (the "75% test") or (2) 50% or more of its assets produce (or are held for the production of) passive income (the "50% test"). If AXIS Capital were characterized as a PFIC during a given year, U.S. Persons holding our shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an "excess distribution" with respect to, their shares, unless such persons made a "qualified electing fund election" or "mark-to-market" election. It is uncertain that AXIS Capital would be able to provide its shareholders with the information necessary for a U.S. Person to make these elections. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder's period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by AXIS Capital to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax under recently enacted legislation with respect to dividends paid before 2009 if AXIS Capital were considered a PFIC. Further, if AXIS Capital were considered a PFIC, upon the death of any U.S. individual owning our shares, such individual's heirs or estate may not be entitled to a "step-up" in the tax basis of their shares which might otherwise be available under U.S. federal income tax laws.

        For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business... is not treated as passive income." The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated as if it "received directly its proportionate share of the income" and as if it "held its proportionate share of the assets" of any other corporation in which it owns at least 25% of the value of the stock.

        The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect for purposes of the PFIC rules, that each of the Insurance Subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of the Insurance Subsidiaries should be treated as passive. Further, we expect that the passive income and assets (other than the stock of any indirect AXIS Capital subsidiary) of any other AXIS Capital subsidiary will be de minimis in each year of operations with respect to the overall income and assets of AXIS Capital. Accordingly, we expect that in each year of operations AXIS Ireland Holdings, AXIS UK, AXIS UK Holdings and AXIS Barbados should not meet the 75% test or the 50% test because they should have sufficient non-passive income and assets either directly or through the operation of the look-through rule and, thus, should not be treated as PFICs. Finally, under the look-through rule AXIS Capital should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. As a result, we believe that AXIS Capital has not been and should not be treated as a PFIC. We cannot be certain, however, as there are currently no regulations regarding the application of the PFIC provisions to an insurance company and new regulations or pronouncements interpreting or clarifying these rules may be forthcoming, that the IRS will not challenge this position and that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

        Foreign Personal Holding Companies.    For taxable years beginning after December 31, 2004, the FPHC provisions will not be applicable to AXIS Capital and its subsidiaries pursuant to recently enacted legislation. A foreign corporation will be classified as an FPHC for U.S. federal income tax purposes if (1) at any time during the taxable year at issue, five or fewer individuals who are U.S. citizens or residents own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of all classes of the corporation's stock measured by voting power or value and (2) at least 60% (or 50% in taxable years subsequent to the characterization of the foreign company as an FPHC) of its gross income for the year is "FPHC income." Under these constructive ownership rules, among other things, a partner will be treated as owning a proportionate amount of the stock owned by the partnership and a partner who is an individual will be treated as owning the stock owned by his partners. For example, all of the shares owned by a partnership will be attributed to each of its partners, if any, who are individuals. Also, stock treated as owned by such partner proportionately through such partnership will be treated as owned by the partner for purposes of reapplying the constructive ownership rules. With respect to the 2004 taxable year, if AXIS Capital or any of its non-U.S. subsidiaries were or were to become FPHCs, a portion of the "undistributed foreign personal holding company income" (as defined for U.S. federal income tax purposes) of each such FPHC would be imputed to all of AXIS Capital shareholders who are U.S. Persons. Such income would be taxable as a dividend and should not be eligible for a reduced rate of tax under recently enacted legislation, even if no cash dividend were actually paid. In such event, subsequent cash distributions will first be treated as a tax-free return of any previously taxed and undistributed amounts. In addition, a distribution paid by AXIS Capital to a U.S. shareholder that is not treated as a tax-free return of any previously taxed and undistributed amount and is characterized as a dividend would not be eligible for a reduced rate of tax under recently enacted legislation with respect to dividends paid before 2009. Further, in such case, upon the death of any U.S. individual owning our shares, such individual's heirs or estate would not be entitled to a "step-up" in the basis of their shares which might otherwise be available under U.S. federal income tax laws. Moreover, each shareholder who owns, directly or indirectly, 10% or more of the value of an FPHC is required to file IRS Form 5471. We believe, based upon information made available to us regarding our existing shareholder base that neither AXIS Capital nor any of its non-U.S. subsidiaries should currently be considered an FPHC. Additionally, we intend to manage our business to minimize the possibility that we will meet the 60% income threshold so that neither AXIS Capital nor any of its non-U.S. subsidiaries should be considered an FPHC. We cannot be certain, however, that AXIS Capital and/or any of its non-U.S. subsidiaries will not be considered an FPHC, because of factors including legal and factual uncertainties regarding the application of the constructive ownership rules, the makeup of AXIS Capital shareholder base and the gross income of AXIS Capital and/or any of its non-U.S. subsidiaries and other circumstances that could change the application of the FPHC rules to AXIS Capital and its non-U.S. subsidiaries. In addition, if AXIS Capital or any of its non-U.S. subsidiaries were to become an FPHC, we cannot be certain that the amount of FPHC income will be immaterial.

        Foreign Tax Credit.    Because it is anticipated that U.S. Persons will own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the "subpart F income," RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes (and for taxable years beginning after December 31, 2006 will constitute either "passive" or "general" income). Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

        Backup Withholding on Distributions and Disposition Proceeds.    Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of the shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient and or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person's U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

        Proposed U.S. Tax Legislation.    Legislation has been introduced in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. While there are no currently pending legislative proposals which, if enacted, would have a material adverse effect on us or our shareholders, it is possible that legislative proposals could emerge in the future that could have an adverse impact on us or our shareholders.

Taxation of Holders of Debt Securities

  Bermuda Taxation

        Currently there is no Bermuda withholding tax on interest paid by AXIS Capital.

  United States Taxation

        The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of the debt securities. Unless otherwise stated, this summary deals only with holders of debt securities who acquire the debt securities at their original issue price and who hold their debt securities as capital assets within the meaning of Section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material United States federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular debt security holder in light of such debt security holder's specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain holders of debt securities, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, investors in pass through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the debt securities as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, that may be applicable to the debt securities or the holders of debt securities and does not address any aspect of U.S. federal taxation other than income taxation.

        If a partnership holds the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, you should consult your tax advisor.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States Person for U.S. federal income tax purposes or (c) any other person or entity that is trusted for U.S. federal income tax purposes as if it were one of the foregoing.

        U.S. Holders of Debt Securities

        Interest Payments.    Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder's gross income as ordinary interest income in accordance with the holder's regular method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

        Sale, Exchange, Redemption and Other Disposition of Debt Securities.    Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest not previously included in income, which will be taxable as interest) and the holder's adjusted tax basis in such debt security. A U.S. holder's adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if the U.S. holder's holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

        Information Reporting and Backup Withholding.    Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S.

holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

        Non-U.S. Holders of Debt Securities

        The following discussion is limited to the United States federal income tax consequences relevant to a beneficial owner of a debt security that is a "non-U.S. holder." For purposes of this discussion, a "non-U.S. holder" is a holder of the debt securities that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

        Interest and Disposition.    In general (and subject to the discussion below under "Information Reporting and Backup Withholding"), a non-U.S. holder will not be subject to U.S. federal income tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless: (1) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or (2) in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.

        Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

        Information Reporting and Backup Withholding.    If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

PLAN OF DISTRIBUTION

        We, each of the AXIS Capital Trusts and/or the selling shareholders may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

  •
  to or through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        In addition, we or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus, the applicable prospectus supplement and subject to receiving the prior written consent of the BMA, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us or the selling shareholders to close out any related short positions. Subject to receiving the prior written consent of the BMA, we and the selling shareholders may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

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  the initial public offering price of the securities and the proceeds to us, the AXIS Capital Trusts and/or the selling shareholders and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

  •
  the securities exchanges on which the securities may be listed, if any.

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

        The selling shareholders may offer their common shares in one or more offerings pursuant to one or more prospectus supplements, if required by applicable law, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the common shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those common shares on different terms pursuant to another prospectus supplement, provided that, subject to Rule 462(b) under the Securities Act, no selling shareholder may offer or sell more common shares in the aggregate than are indicated in the table set forth under the caption "Selling Shareholders" pursuant to any such prospectus supplements. Sales by the selling shareholders may not require the provision of a prospectus supplement.

        Each of the selling shareholders also may resell all or a portion of its common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

        Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        If indicated in an applicable prospectus supplement, we, the AXIS Capital Trusts and/or the selling shareholders may sell the securities through agents from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we, the AXIS Capital Trusts and/or the selling shareholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We and the AXIS Capital Trusts may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the AXIS Capital Trusts at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or the AXIS Capital Trusts pay for solicitation of these delayed delivery contracts.

        Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Underwriters, dealers, agents and other third parties described above may be entitled to indemnification by us, the AXIS Capital Trusts and/or the selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents or others may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us, the AXIS Capital Trusts and/or the selling shareholders in the common course of business.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

        We "incorporate by reference" into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supercede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

        The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004; and

  •
  our Current Reports on Form 8-K, dated February 11, 2004, May 3, 2004, July 13, 2004, August 5, 2004 and August 25, 2004.

        All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Capital Holdings Limited
Attention: Corporate Secretary
106 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 296-2600

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us and the AXIS Capital Trusts by Conyers Dill & Pearman, Hamilton, Bermuda, and/or by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES
LAWS AND OTHER MATTERS

        AXIS Capital is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult or impossible for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against AXIS Capital or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, AXIS Capital may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

        We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy.

        At the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

$    •

AXIS Capital Holdings Limited

    •    % Senior Notes due 20•

PROSPECTUS SUPPLEMENT

November     •    , 2004

Citigroup
JPMorgan
Barclays Capital
Deutsche Bank Securities
Wachovia Securities
Calyon Securities (USA)
HSBC

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TABLE OF CONTENTS Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT
PROSPECTUS SUMMARY
THE COMPANY
THE OFFERING
SUMMARY CONSOLIDATED FINANCIAL INFORMATION
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
SELECTED CONSOLIDATED FINANCIAL INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
Gross Premiums Written by Business Segment
Global Insurance—Gross Premiums Written by Line
Global Reinsurance—Gross Premiums Written by Line
Global Reinsurance—Gross Premiums Written by Geographic Area
U.S. Insurance—Gross Premiums Written by Line
U.S. Reinsurance—Gross Premiums Written by Line
Gross Premiums Written by Broker
Gross, Ceded and Net Premiums Written and Earned
Types of Securities in Our Fixed Income Portfolio and Their Fair Market Values and Amortized Costs
Credit Ratings for Our Fixed Income Portfolio
Maturity Distribution for Our Fixed Income Portfolio
Net Investment Income and Returns on Investments
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF NOTES
MATERIAL TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
The date of this prospectus is November 8, 2004.
TABLE OF CONTENTS
RISK FACTORS
Risks Related to the Company
Risks Related to Our Industry
Risks Related to Our Common Shares
Risks Related to Taxation
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
AXIS CAPITAL HOLDINGS LIMITED
THE AXIS CAPITAL TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
SELLING SHAREHOLDERS
MATERIAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS